As filed with the Securities and Exchange Commission on December 9, 2009

Registration No. 333-_________

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________________________

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

____________________________________

IA GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-4037641
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

101 California Street, Suite 2450

San Francisco, CA 94111

(415) 946-8828

(Address, including zip code, and telephone number, including area code, of principal executive offices)

____________________________________

Brian Hoekstra, Chief Executive Officer

IA Global, Inc.

101 California Street, Suite 2450

San Francisco, CA 94111

(415) 946-8828

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Daniel M. Mahoney, Esq.

Snell & Wilmer L.L.P.

One Arizona Center

Phoenix, AZ 85004-2202

(602) 382-6206

____________________________________

As soon as practicable and from time to time after this registration statement becomes effective.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (“Securities Act”) other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting Company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐ Non-accelerated filer ☐ (Do not check if a smaller reporting Company)	Accelerated filer ☐ Smaller reporting Company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value	121,437,321 (1)	$0.03 (3)	$3,643,119.63	$203.29

(1)

The common stock being registered for resale consists of (i) 428,571 shares of common stock issuable upon exercise of warrants granted to A to B Capital Special Situations Fund LP in a private placement completed on May 15, 2009; (ii) 167,500 shares of common stock sold to Derek Schneideman in a private placement completed on June 10, 2009; (iii) 600,000 shares of common stock sold to AIM Capital Corporation in a private placement completed on November 4, 2009; (iv) 1,500,000 and 750,000 shares of common stock issuable upon exercise of warrants granted to The Sterling Fund on February 3, 2009 and May 21, 2009, respectively, in connection with consulting services; (v) 500,000 and 250,000 shares of common stock issuable upon exercise of warrants granted to Marc Page on February 3, 2009 and May 21, 2009, respectively, in connection with consulting services; (vi) 1,500,000 and 58,750,000 shares of common stock sold to Inter Asset Japan LBO Fund No. 1 in private placements completed on August 2, 2009 and August 17, 2009, respectively; (vii) 4,000,000 shares of common stock issuable under a Services Agreement dated June 8, 2009 with ArqueMax Ventures, LLC, a party controlled by Michael Ning; (viii) 1,000,000 and 1,500,000 shares of common stock issuable upon exercise of warrants granted to Michael Ning in private placements dated April 24, 2008 and May 8, 2008, respectively; (ix) 1,900,000 shares of common stock issuable upon exercise of warrants granted to ArqueMax Ventures LLC, on July 28, 2008 and amended on April 8, 2009; (x) 3,591,250 shares of common stock issuable upon exercise of performance warrants granted on December 12, 2008 and amended April 1, 2009 and April 8, 2009 to ArqueMax Ventures, LLC for capital-raising services; and (xi) up to 45,000,000 shares of common stock to be sold to Ascendiant Capital Group, LLC under a Securities Purchase Agreement dated September 29, 2009.

(2)

Pursuant to Rule 416 of the Securities Act, this registration statement shall be deemed to cover additional securities (i) to be offered or issued in connection with any provision of any securities purported to be registered hereby to be offered pursuant to terms that provide for a change in the amount of securities being offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions and (ii) of the same class as the securities covered by this registration statement issued or issuable prior to completion of the distribution of the securities covered by this registration statement as a result of a split of, or a stock dividend paid with respect to, the registered securities.

(3)

The registration fee is calculated pursuant to Rule 457(c) of the Securities Act based on the last reported sale price of the registrant’s common stock, $0.01 par value, on December 7, 2009, as reported on the NYSE AMEX Stock Exchange.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT HAS FILED A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY, SUBJECT TO COMPLETION, DATED DECEMBER 8, 2009.

PROSPECTUS

IA Global, Inc.

121,437,321 Shares of Common Stock

This prospectus covers the resale by the selling security holders named herein of up to 121,437,321 shares of our common stock, $.01 par value per share, including: (i) 428,571 shares of common stock issuable upon exercise of warrants granted to A to B Capital Special Situations Fund LP in a private placement completed on May 15, 2009; (ii) 167,500 shares of common stock sold to Derek Schneideman in a private placement completed on June 10, 2009; (iii) 600,000 shares of common stock sold to AIM Capital Corporation in a private placement completed on November 4, 2009; (iv) 1,500,000 and 750,000 shares of common stock issuable upon exercise of warrants granted to The Sterling Fund on February 3, 2009 and May 21, 2009, respectively, in connection with consulting services; (v) 500,000 and 250,000 shares of common stock issuable upon exercise of warrants granted to Marc Page on February 3, 2009 and May 21, 2009, respectively, in connection with consulting services; (vi) 1,500,000 and 58,750,000 shares of common stock sold to Inter Asset Japan LBO Fund No. 1 in private placements completed on August 2, 2009 and August 17, 2009, respectively; (vii) 4,000,000 shares of common stock issuable under a Services Agreement dated June 8, 2009 with ArqueMax Ventures, LLC, a party controlled by Michael Ning; (viii) 1,000,000 and 1,500,000 shares of common stock issuable upon exercise of warrants granted to Michael Ning in private placements dated April 24, 2008 and May 8, 2008, respectively; (ix) 1,900,000 shares of common stock issuable upon exercise of warrants granted to ArqueMax Ventures LLC, on July 28, 2008 and amended on April 8, 2009; (x) 3,591,250 shares of common stock issuable upon exercise of performance warrants granted on December 12, 2008 and amended April 1, 2009 and April 8, 2009 to ArqueMax Ventures, LLC for capital-raising services; and (xi) up to 45,000,000 shares of common stock to be sold to Ascendiant Capital Group, LLC under a Securities Purchase Agreement dated September 29, 2009.

These securities will be offered for sale from time to time by the selling security holders identified in this prospectus in accordance with the terms described in the section entitled “Plan of Distribution.” We will not receive any of the proceeds from the sale of the common stock by the selling security holders.

Our common stock is traded on the NYSE AMEX Stock Exchange (“AMEX”) under the symbol “IAO.” On December 7, 2009, the last reported sale price for our common stock as reported on AMEX was $.03 per share.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER CAREFULLY THE “RISK FACTORS” DESCRIBED IN THIS PROSPECTUS BEGINNING ON PAGE 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is December 8, 2009.

No offers to sell are made, nor are offers sought, to buy these securities in any jurisdiction where the offer or sale is not permitted. The reader should assume that the information contained in this prospectus is accurate as of the date in the front of this prospectus only. Our business, financial condition, results of operations, and prospectus may have changed since that date.

TABLE OF CONTENTS

Prospectus Summary	1

Risk Related to our Business	5

Forward-Looking Statements	12

Use of Proceeds	13

Selling Security Holders	13

Plan of Distribution	14

Legal Matters	15

Experts	15

Business	16

Description of Property	22

Summary Financial Data	23

Management’s Discussion and Analysis of Financial Condition and Results of Operations	24

Legal Proceedings	27

Management	24

Executive Compensation	32

Security Ownership of Certain Beneficial Owners and Management	40

Certain Relationships and Related Party Transactions	42

Description of Securities	43

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure	44

Disclosure of Commission Position of Indemnification for Securities Act Liabilities	44

Additional Information	45

Index to Consolidated Financial Statements	F-1

You may rely only on the information provided or incorporated by reference in this prospectus. Neither we nor the selling security holders have authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of the securities means that the information contained in this prospectus is correct after the date hereof. This prospectus is not an offer to sell or solicitation to buy the securities in any circumstances under which the offer or solicitation is unlawful.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. It may not contain all of the information that is important to you. You should read the entire prospectus carefully, especially the discussion regarding the risks of investing in IA Global, Inc. common stock under the heading “Risk Factors,” before investing in IA Global, Inc. common stock. In this prospectus, “IA Global,” “IAO,” “Company,” “we,” “us,” and “our” refer to IA Global, Inc.

The Company and our Business

IA Global is currently a broad-based services company with a dedicated focus on growth of existing business, together with expansion through mergers and acquisitions in the Pacific Rim region. Our mission is to identify and invest in business opportunities, apply our skills and resources to nurture and enhance the performance of those businesses across key business metrics, and to deliver accelerating shareholder value.

We plan to acquire growth businesses at discounted prices in our target sectors and markets in conjunction with business partners. We expect to focus on growth opportunities with distressed businesses that require improvements in management, financial processes and liquidity to be successful. We plan to acquire or invest in growth and commodity businesses in the energy sector including oil & gas, solar, biofuels, and other energy markets. We expect to focus on sectors that would benefit from the infrastructure and business processes of IA Global. We expect to leverage our Asian presence with US based companies seeking to expand their Asian business.

Financial Results

Our consolidated financial statements for the three months ended June 30, 2009 and 2008 and the years ended March 31, 2009 and 2008 are included in this prospectus. During the three months ended June 30, 2009 and 2008, we had approximately in $13.4 million and $19.7 million in revenues, respectively. During the years ended March 31, 2009 and 2008, we had approximately $57.1 million and $38.7 million in revenues, respectively. During the three months ended June 30, 2009, we had an approximate $3.7 million net loss as compared to a $.7 million net profit for the three months ended June 30, 2008. During the years ended March 31, 2009 and 2008, we had approximately $20.2 million and $7.1 million in net losses, respectively.

See “Index to Consolidated Financial Statements” on page F-1.

Deconsolidation of Global Hotline, Inc. (“Global Hotline, Inc.”)

As has been previously disclosed, the Company pledged its shares of Global Hotline as collateral for certain loans borrowed from H Capital, an unlicensed Japanese lender, by such subsidiary. On May 26, 2009, Global Hotline and IA Global received notices from H Capital demanding repayment of the loans. On May 27, 2009, Global Hotline and SG Telecom did not repay the loans as requested by H Capital. On June 9, 2009, H Capital submitted documents claiming ownership of the Company’s 600 shares of Global Hotline. Global Hotline’s management previously provided the Company’s stock certificates to H Capital in March 2009.

Although the Company has engaged Japanese corporate counsel to challenge the validity of the loans and H Capital’s claims with respect to the Company’s ownership of Global Hotline, these events have resulted in IA Global losing control over the day-to-day management and operations of Global Hotline. In addition, we no longer have access to the financial records of Global Hotline that are necessary to periodically report our financial position and results of operations as a consolidated subsidiary of IA Global.

For the reasons described above, on December 8, 2009, the Company deconsolidated the operations of Global Hotline, effective as of July 1, 2009. As a result, the Company intends to account for Global Hotline as a discontinued operation for periods ending after July 1, 2009. Our stockholders’ equity is expected to increase by $15.2 million as of the end of the quarterly period ended September 30, 2009.

Set forth below are unaudited pro forma financial statements reflecting management’s decision to deconsolidate the operations of Global Hotline. These pro forma financial statements may not be indicative of how future financial statements will appear, regardless of the outcome of the Company’s dispute with H Capital. The Company will continue to pursue its civil claim against H Capital, and we are also exploring alternative structures through which we can pursue IA Global’s interest in the Japanese BPO business.

IA GLOBAL, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED PROFORMA BALANCE SHEETS

MARCH 31, 2009

ASSETS	Unadjusted Balance Sheet as of March 31, 2009	Pro Forma Adjustment	Adjusted Pro Forma Balance Sheet as of March 31, 2009

CURRENT ASSETS:
Cash and cash equivalents	$3,614,731	$(3,595,557)	$19,174
Accounts receivable, net of allowance of $909,984 and $1,182, respectively	5,994,117	(5,960,124)	33,993
Prepaid expenses	1,184,572	(1,144,060)	40,512
Notes receivable	2,353,153	(2,664,218)	(311,065)
Other current assets	124,308	(114,103)	10,205
Refundable taxes - foreign	1,419,418	(1,419,418)	—
Net assets - discontinued operations	—	20,140,122	20,140,122
Total current assets	14,690,299	5,242,642	19,932,941

EQUIPMENT, NET	2,207,849	(2,096,118)	111,731

OTHER ASSETS
Intangible assets, net	555,870	—	555,870
Investment in Taicom Securities Co Ltd	2,861,365	—	2,861,365
Equity investment in Australia Secured Financial Limited	—	—	—
Equity investment in GPlus Media Co Ltd	—	—	—
Equity investment in Slate Consulting Co Ltd	1,386,054	—	1,386,054
Other assets	3,164,127	(3,146,524)	17,603

	$24,865,564	$—	$24,865,564

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES:
Accounts payable - trade	$1,578,029	$(978,405)	$599,624
Accrued payroll taxes and social insurance taxes	4,850,887	(4,810,926)	39,961
Accrued liabilities- other	4,657,363	(3,791,348)	866,015
Consumption taxes received	1,307,455	(1,323,329)	(15,874)
Note payable - current portion of long term debt	13,391,371	(13,367,371)	24,000
Deferred revenue	3,454,692	(3,454,692)	—
Net liabilities - discontinued operations	—	29,424,802	29,424,802
Total current liabilities	29,239,797	1,698,731	30,938,528

LONG TERM LIABILITIES:
Long term debt	1,898,231	(1,698,731)	199,500
Convertible debentures	—	—	—
	1,898,231	(1,698,731)	199,500

STOCKHOLDER’S (DEFICIT) EQUITY:
Preferred stock, $.01 par value, 5,000 authorized, none outstanding	—	—	—
Common stock, $.01 par value, 300,000,000 shares authorized, 219,113,889 and 165,303,543, issued and outstanding, respectively	2,191,140	—	2,191,140
Additional paid in capital	53,056,216	—	53,056,216
Accumulated deficit	(59,572,442)	—	(59,572,442)
Accumulated other comprehensive loss	(1,694,471)	—	(1,694,471)
	(6,019,557)	—	(6,019,557)
Less common stock in treasury, at cost	(252,907)	—	(252,907)
Total stockholder’s (deficit) equity	(6,272,464)	—	(6,272,464)

	$24,865,564	$—	$24,865,564

See notes to consolidated financial statements.

IA GLOBAL, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED PROFORMA STATEMENTS OF OPERATIONS

	Year Ended March 31, 2009		Pro Forma Adjustment		Unaudited Adjusted Pro Forma Year Ended March 31, 2009

REVENUE		$57,107,050		$(56,555,040)		$552,010
COST OF SALES		13,217,643		(12,777,570)		440,073
GROSS PROFIT		43,889,407		(43,777,470)		111,937
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES		53,444,034		(50,493,043)		2,950,991
OPERATING LOSS		(9,554,627)		6,715,573		(2,839,054)

OTHER INCOME (EXPENSE):
Interest income		19,065		(4,984)		14,081
Interest expense and amortization of beneficial conversion feature		(757,478)		425,782		(331,696)
Other income		294,483		(25,292)		269,191
Gain (loss) on equity investment in Australia Secured Financial Limited		265,039		—		265,039
Gain on equity investment in GPlus Media Co Ltd		12,510		—		12,510
Loss on equity investment in Slate Consulting Co Ltd		(10,427)		—		(10,427)
Loss on equity investment in Taicom Securities Co Ltd		(421,702)		—		(421,702)
Loss on retirement of debt		(60,395)		—		(60,395)
Loss on sale of Taicom Securities Co Ltd		(1,736,934)		—		(1,736,934)
Loss on sale of GPlus Media Co Ltd		(1,286,500)		—		(1,286,500)
Impairment of equity investment in Australia Secured Financial Limited		(7,195,394)		—		(7,195,394)
Loss (Gain) on Foreign currency transaction adjustment		(66,025)		—		(66,025)
Total other expense		(10,943,758)		395,506		(10,548,252)

LOSS (INCOME) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES		(20,498,385)		7,111,079		(13,387,306)

Income taxes - current (benefit) provision		(256,455)		217,690		(38,765)

NET LOSS FROM CONTINUING OPERATIONS		(20,241,930)		6,893,389		(13,348,541)

Gain (loss) from discontinued operations		—		(6,893,389)		(6,893,389)

NET (LOSS) PROFIT		$(20,241,930)		$13,786,778		$(6,455,152)

Basic and diluted loss per share of common-
Basic loss per share from continuing operations		$(0.10)		$0.03		$(0.06)
Basic loss per share from discontinued operations		—		(0.03)		(0.03)
Total basic loss per share		$(0.10)		$—		$(0.10)

Diluted profit (loss) per share from continuing operations	$	*	$	*	$	*
Diluted profit (loss) per share from discontinued operations		*		*		*
Total diluted profit (loss) per share	$	*	$	*	$	*

Weighted average shares of common stock outstanding- basic		205,833,118		205,833,120		205,833,122
Weighted average shares of common stock outstanding- diluted		*		*		*

* Diluted calculation is not presented as it is anti-dilutive.

See notes to consolidated financial statements.

IA GLOBAL, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED PROFORMA STATEMENTS OF OPERATIONS

	Year Ended March 31, 2008		Pro Forma Adjustment		Unaudited Adjusted Pro Forma Year Ended March 31, 2008

REVENUE		$38,692,616		$(38,692,616)		$—
COST OF SALES		9,977,798		(9,977,798)		—
GROSS PROFIT		28,714,818		(28,714,818)		—
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES		35,844,189		(33,774,021)		2,070,168
OPERATING LOSS		(7,129,371)		5,059,203		(2,070,168)

OTHER INCOME (EXPENSE):
Interest income		56,094		(42,255)		13,839
Interest expense and amortization of beneficial conversion feature		(1,116,966)		349,777		(767,189)
Other income		690,820		(648,809)		42,011
Gain (loss) on equity investment in Australia Secured Financial Limited		(227,412)		—		(227,412)
Gain on equity investment in GPlus Media Co Ltd		20,386		—		20,386
Loss on equity investment in Slate Consulting Co Ltd		(43,519)		—		(43,519)
Conversion of debenture expense		(120,046)		—		(120,046)
Loss (Gain) on Foreign currency transaction adjustment		9,520		(11,381)		(1,861)
Total other expense		(731,123)		(352,668)		(1,083,791)

LOSS (INCOME) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES		(7,860,494)		4,706,535		(3,153,959)
Income taxes - current (benefit) provision		(916,046)		916,046		—
NET LOSS FROM CONTINUING OPERATIONS		(6,944,448)		3,790,489		(3,153,959)

Loss (gain) from disposal of discontinued operations		(110,000)		—		(110,000)
Gain from discontinued operations		—		(3,787,703)		(3,787,703)
Total (loss) / gain from discontinued operations		(110,000)		(3,787,703)		(3,897,703)

NET (LOSS) PROFIT		$(7,054,448)		$2,786		$(7,051,662)

Basic and diluted loss per share of common-
Basic loss per share from continuing operations		$(0.04)		$0.02		$(0.02)
Basic loss per share from discontinued operations		—		(0.02)		(0.02)
Total basic loss per share		$(0.04)		$(0.04)		$(0.04)

Diluted profit (loss) per share from continuing operations	$	*	$	*	$	*
Diluted profit (loss) per share from discontinued operations		*		*		*
Total diluted profit (loss) per share	$	*	$	*	$	*

Weighted average shares of common stock outstanding- basic		158,696,823		158,696,825		158,696,825
Weighted average shares of common stock outstanding- diluted		*		*		*

* Diluted calculation is not presented as it is anti-dilutive.

See notes to consolidated financial statements.

Risks Affecting Our Business

We are subject to a number of risks, which the reader should be aware of before deciding to purchase the securities in this offering. These risks are discussed in the summary below and in the section titled “Risk Factors” beginning on page 6 of this prospectus.

The Offering

We are registering 121,437,321 shares of common stock for resale by the selling security holders identified in the section of this prospectus entitled “Selling Security Holders” beginning on page 13. This prospectus covers (i) 428,571 shares of common stock issuable upon exercise of warrants granted to A to B Capital Special Situations Fund LP in a private placement completed on May 15, 2009; (ii) 167,500 shares of common stock sold to Derek Schneideman in a private placement completed on June 10, 2009; (iii) 600,000 shares of common stock sold to AIM Capital Corporation in a private placement completed on November 4, 2009; (iv) 1,500,000 and 750,000 shares of common stock issuable upon exercise of warrants granted to The Sterling Fund on February 3, 2009 and May 21, 2009, respectively, in connection with consulting services; (v) 500,000 and 250,000 shares of common stock issuable upon exercise of warrants granted to Marc Page on February 3, 2009 and May 21, 2009, respectively, in connection with consulting services; (vi) 1,500,000 and 58,750,000 shares of common stock sold to Inter Asset Japan LBO Fund No. 1 in private placements completed on August 2, 2009 and August 17, 2009, respectively; (vii) 4,000,000 shares of common stock issuable under a Services Agreement dated June 8, 2009 with ArqueMax Ventures, LLC, a party controlled by Michael Ning; (viii) 1,000,000 and 1,500,000 shares of common stock issuable upon exercise of warrants granted to Michael Ning in private placements dated April 24, 2008 and May 8, 2008, respectively; (ix) 1,900,000 shares of common stock issuable upon exercise of warrants granted to ArqueMax Ventures LLC, on July 28, 2008 and amended on April 8, 2009; (x) 3,591,250 shares of common stock issuable upon exercise of performance warrants granted on December 12, 2008 and amended April 1, 2009 and April 8, 2009 to ArqueMax Ventures, LLC for capital-raising services; and (xi) up to 45,000,000 shares of common stock to be sold to Ascendiant Capital Group, LLC under a Securities Purchase Agreement dated September 29, 2009.

Information regarding our common stock is included in the section of this prospectus entitled “Description of Securities.”

Corporate Information

We were incorporated in Delaware on November 12, 1998. The Company’s executive offices are located at 101 California Street, Suite 2450, San Francisco, CA 94111, with its operating units being located primarily in Japan and the Philippines. The Company’s telephone number is (415) 946-8828 and its primary website is located at www.iaglobalinc.com. The information on our website is not a part of this prospectus.

The Company’s Common Stock

Our common stock currently trades on the NYSE AMEX Stock Exchange (“AMEX”) under the symbol “IAO.”

RISK FACTORS

An investment in the Company’s Common Stock involves a high degree of risk. You should carefully consider the following risk factors and other information in this prospectus before deciding to invest in shares of the Company’s Common Stock. The most significant risks and uncertainties known and identified by the Company’s management are described below; however, they are not the only risks that we face. If any of the following risks actually occurs, our business, financial condition, liquidity, results of operations and prospects for growth could be materially adversely affected, the trading price of our Common Stock could decline, and you may lose all or part of your investment. You should acquire shares of our Common Stock only if you can afford to lose your entire investment. We make various statements in this section that constitute “forward-looking statements” under Section 27A of the Securities Act. See “Forward-Looking Statements” beginning on page 12 of this prospectus.

The Company could be exposed to legal claims.

On April 30, 2009, Global Hotline entered into negotiations to refinance $12,379,000 in debt with its Japanese banks. Global Hotline is proposing to refinance this debt on a long-term basis and freeze any payments in the short term. To date, all banks but Mitsubishi Tokyo UFJ Bank Co Ltd. have agreed to freeze all payments through September 30, 2009. Global Hotline continues to negotiate with our Japanese banks on the repayment of the debt.

On May 26, 2009, we received notices from H Capital, an unlicensed Japanese lender, demanding repayment of certain loans provided by that entity to our Global Hotline and SG Telecom subsidiaries. On May 27, 2009, Global Hotline and SG Telecom did not repay the loans as requested by H Capital. On June 9, 2009, the unlicensed Japanese lender submitted documents claiming ownership of the Company’s ownership interest in 600 shares of Global Hotline.

After review by Japanese corporate counsel, we are challenging the validity of the loans and the collateral claimed by H Capital and the excessive interest rate and fees. We discovered that Global Hotline management provided stock certificates to the unlicensed lender in early March 2009 in violation of the Transfer Agreement the Company signed. We have disputed all notices received from H Capital. The parties continue to negotiate over the alleged unpaid loans.

The principal balance due H Capital as of September 30, 2009 was approximately 150,000,000 Yen, or approximately $1,601,000 at current exchange rates, plus accrued interest and fees.

We have payroll, social insurance and other tax liabilities at Global Hotline of approximately 800,000,000 Yen or approximately $9.0 million at current exchange rates as of September 30, 2009.

On April 1, 2009, the Company agreed to issue preferred stock (“IAO Preferred Stock”), at $1,000 per share, to ArqueMax Ventures LLC (“AMV”) for $317,000 in the Amendment to Share Exchange Agreement.

At AMV’s sole discretion, AMV may either (1) convert some or all of its IAO Preferred Stock into 12,800,000 shares of the Company’s common stock pro rata at $0.025 per share; or (2) exchange IAO Preferred Stock for 971,458 Taicom Stock owned by the Company pro rata. The conversion of IAO Preferred Stock intoTaicom Stock is automatically triggered in the case of certain events, including delisting from NYSE AMEX, bankruptcy or insolvency.

On July 17, 2009 and September 28, 2009, AMV notified us that we were in default under the June 8, 2009 Services Agreement (“Agreement”) and as a result did not fund the $60,000 due June 30, 2009, July 15, 2009 and July 31, 2009. However, AMV was late in funding as required by the Agreement. On October 30, 2009, the Company agreed to issue 4,000,000 shares based on the $120,000 in funded under this Agreement.

On November 16, 2009, but effective August 4, 2009, AMV claimed ownership of our Taicom shares. This is expected in a loss on investment of approximately $2,861,000. The parties continue to negotiate over the agreements.

We will need additional financing to support our ongoing operations.

Each entity within our business will need to obtain additional financing in order to continue our current operations, service our debt repayments and acquire businesses. There can be no assurance that we will be able to secure funding, or that if such funding is available, the terms or conditions would be acceptable to us. If the Company is unable to obtain additional financing, we may need to restructure our operations, divest all or a portion of our business or file for bankruptcy by Global Hotline and/or IA Global.

Our recent efforts to generate additional liquidity, including through sales of our common stock, are described in more detail in the financial statement notes set forth in this report.

If we raise additional capital through borrowing or other debt financing, we will incur substantial interest expense. Sales of additional equity securities will dilute on a pro rata basis the percentage ownership of all holders of common stock. When we raise more equity capital in the future, it will result in substantial dilution to our current stockholders.

Our level of indebtedness and the terms of our financing arrangements may adversely affect our results of operations.

On April 30, 2009, Global Hotline entered into negotiations to refinance $12,379,000 in debt with its Japanese banks. Global Hotline is proposing to refinance this debt on a long-term basis and freeze any payments in the short term. To date, all banks but Mitsubishi Tokyo UFJ Bank Co Ltd. have agreed to freeze all payments through September 30, 2009. Global Hotline continues to negotiate with our Japanese banks on the repayment of the debt.

On May 26, 2009, we received notices from H Capital, an unlicensed Japanese lender, demanding repayment of certain loans provided by that entity to our Global Hotline and SG Telecom subsidiaries. On May 27, 2009, Global Hotline and SG Telecom did not repay the loans as requested by H Capital. On June 9, 2009, the unlicensed Japanese lender submitted documents claiming ownership of the Company’s ownership interest in 600 shares of Global Hotline.

After review by Japanese corporate counsel, we are challenging the validity of the loans and the collateral claimed by H Capital and the excessive interest rate and fees. We discovered that Global Hotline management provided stock certificates to the unlicensed lender in early March 2009 in violation of the Transfer Agreement the Company signed. We have disputed all notices received from H Capital. The parties continue to negotiate over the alleged unpaid loans.

The principal balance due H Capital as of September 30, 2009 was approximately 150,000,000 Yen, or approximately $1,601,000 at current exchange rates, plus accrued interest and fees.

Our level of indebtedness and the terms of our financing arrangements could result in or contribute to:

•	a bankruptcy filing by Global Hotline and/ or IA Global;
•	a default under the loan agreements;
•	a collateral call by a lender, including the loss of our Global Hotline subsidiary;
•	lawsuits with lenders;
•	our inability to obtain additional financing to support capital expansion plans and for working capital and other purposes on acceptable terms or at all;
•	a diversion of substantial cash flow from our operations and expansion plans in order to service our debt obligations; and/or
•	a competitive disadvantage compared to less leveraged competitors and competitors that have better access to capital resources.

Our ability to make scheduled payments on our debt and other fixed obligations will depend on our future operating performance and cash flows, which in turn will depend on prevailing economic and political conditions and financial, competitive, regulatory, business and other factors, many of which are beyond our control.

Our ability to renegotiate the terms of our loans will depend on our negotiations with our Japanese banks and H Capital.

We are principally dependent upon our operating cash flows to fund our operations and to make scheduled payments on debt and other fixed obligations. We cannot assure you that we will be able to generate sufficient cash flows from our operations to pay our debt and other fixed obligations as they become due, and if we fail to do so our business could be harmed. If the Company is unable to obtain additional financing or renegotiate the terms of our loans, we may need to restructure our operations, divest all or a portion of our business, provide the Global Hotline business in a collateral call or file for bankruptcy.

See also “We will need additional financing to support our operations,” above.

We are not in compliance with certain requirements for continued listing on AMEX.

Pursuant to AMEX listing rules, our common stock could be delisted from AMEX if we do not meet certain standards regarding our timely filing of our SEC reports, financial condition, operating results and share price, including, among other factors, maintaining adequate stockholders’ equity and market capitalization and minimizing losses from continuing operations over multiple years.

The Company received a Deficiency Letter from AMEX, dated July 10, 2009. In this letter, AMEX staff determined that the Company’s securities have been selling for a low price per share for a substantial period of time and, pursuant to Section 1003(f)(v) of the AMEX Company Guide (the “Company Guide”), the Company’s continued listing is predicated on it effecting a reverse stock split of its common stock by January 11, 2010. The Company is requesting Shareholder Approval at its 2009 Annual Meeting of Stockholders for a reverse stock split in accordance with the Deficiency Letter.

The Company was previously notified by Staff that AMEX deemed it appropriate for the Company to effect a reverse stock split to address its low selling price.

The Company also received a Deficiency Letter from AMEX, dated September 25, 2009. In this letter, AMEX staff indicated that the Company is not in compliance with certain additional continued listing standards set forth in Part 10 of the Company Guide. Specifically, the Company is not in compliance with (i) Section 1003(a)(i) of the Company Guide, since its total shareholders’ equity is less than $2 million and the Company has reported losses from continuing operations and net losses in two out of the three most recent fiscal years; (ii) Section 1003(a)(ii) of the Company Guide, since its total shareholders’ equity is less than $4 million and the Company has reported losses from continuing operations and net losses in three out of the four most recent fiscal years; (iii) Section 1003(a)(iii) of the Company Guide, since its total shareholders’ equity is less than $6 million and the Company has reported losses from continuing operations and net losses in the five most recent fiscal years; and (iv) Section 1003(a)(iv) of the Company Guide, since the Company sustained losses so substantial in relation to its overall operations or its existing financial resources or its financial condition has become so impaired that is appears questionable, in the opinion of AMEX, that the Company will be able to continue operations and/or meet its obligations as they mature.

In order to maintain its listing on AMEX, the Company submitted a plan on October 26, 2009 and November 6, 2009 that addresses how it will regain compliance with Section 1003(a)(iv) of the Company Guide by March 25, 2010 and Section 1003(a)(i), (ii) and (iii) of the Company Guide by March 25, 2011. The Company will be subject to periodic review by AMEX staff during the extension period. Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the extension period could result in the Company being delisted from AMEX.

The Company received a Deficiency Letter from the NYSE AMEX Stock Exchange dated November 23, 2009. In this letter, Staff has now determined that the Company has not filed its Form 10-Q for the three months ended September 30, 2009. The timely filing of this report is a condition of the Company’s continuing listing on the Exchange, as required by Sections 134 and 1101 of the Exchanges Company Guide. In addition, the Company’s failure to file this report is a material violation of its listing agreement with the Exchange. Pursuant to 1003(d) of the Company Guide, the Exchange is authorized to suspend, and unless prompt corrective action is taken, remove the Company’s security from the Exchange.

The Company is required to submit a plan to the Exchange on December 7, 2009 and which brings the Company in compliance with Sections 134 and 1101 of the Exchanges Company Guide by February 22, 2010.

If our securities are delisted from AMEX, we believe they will be quoted again for trading on the OTC Bulletin Board, which may depress demand for our shares and limit market liquidity due to the reluctance or inability of certain investors to buy stocks on the OTC Bulletin Board. Consequently, an investor may find it more difficult to trade our securities, which may adversely affect the ability to resell securities purchased from the selling stockholders.

We are in default under our June 8, 2009 Services Agreement with ArqueMax Ventures, LLC

On April 1, 2009, the Company agreed to issue preferred stock (“IAO Preferred Stock”), at $1,000 per share, to ArqueMax Ventures LLC (“AMV”) for $317,000 in the Amendment to Share Exchange Agreement.

At AMV’s sole discretion, AMV may either (1) convert some or all of its IAO Preferred Stock into 12,800,000 shares of the Company’s common stock pro rata at $0.025 per share; or (2) exchange IAO Preferred Stock for 971,458 Taicom Stock owned by the Company pro rata. The conversion of IAO Preferred Stock intoTaicom Stock is automatically triggered in the case of certain events, including delisting from NYSE AMEX, bankruptcy or insolvency.

On July 17, 2009 and September 28, 2009, AMV notified us that we were in default under the June 8, 2009 Services Agreement (“Agreement”) and as a result did not fund the $60,000 due June 30, 2009, July 15, 2009 and July 31, 2009. However, AMV was late in funding as required by the Agreement. On October 30, 2009, the Company agreed to issue 4,000,000 shares based on the $120,000 in funded under this Agreement.

On November 16, 2009, but effective August 4, 2009, AMV claimed ownership of our Taicom shares. This is expected in a loss on investment of approximately $2,861,000. The parties continue to negotiate over the agreements.

Declining general economic, business or industry conditions may cause reduced revenues and profitability.

Recently, concerns over inflation, energy costs, geopolitical issues, the availability and cost of credit, the U.S. mortgage market and a declining real estate market in the U.S. have contributed to increased volatility and diminished expectations for the global economy and expectations of slower global economic growth going forward. These factors, combined with volatile oil prices, declining business and consumer confidence and increased unemployment, have precipitated an a recession. If the economic climate in the U.S. or abroad does not improve from its current condition or continues to deteriorate, our customers or potential customers could reduce or delay their purchases of our products, which would adversely impact our revenues and our ability to manage inventory levels, collect customer receivables and ultimately our profitability.

Volatility and disruption of financial markets could affect our access to credit. The current difficult economic market environment has caused contraction in the availability of credit in the marketplace. This could potentially reduce or eliminate sources of liquidity for the Company.

We are exposed to changes in the telecommunications and insurance industries.

Global Hotline may be affected by the following factors that would impact its ability to operate as a telemarketer of telecommunications and insurance products in Japan and the Philippines:

•	The businesses have payroll, social insurance and other tax liabilities of approximately 800,000,000 Yen or approximately $9.0 million at current exchange rates as of September 30, 2009;
•	The businesses have a concentration of major customers;
•	The businesses require cash and liquidity to operate;
•	Its contracts with telecommunication and insurance companies may not be renewed;
•	The cost to hire and train staff to startup new contracts and the related debt to fund this expansion;
•	Increased usage of wireless technology for telephone and internet usage;
•	Passing of new or changes in existing legislation;
•	Impact of privacy laws;
•	New competitors;
•	Decreased pricing;
•	Changes in the availability of employees or wages paid to employees to operate the call centers; and
•	Loss of key personnel.

Our business is dependent upon our ability to operate efficiently by maintaining tight control on cash flows. Any change in these factors could adversely affect our ability to achieve the contract rates and to operate as a telemarketer of telecommunications and insurance products in Japan. This could result in inadequate cash flow for operations and debt repayments, which would have a material adverse effect on our business, prospects, financial condition and results of operations and result in a bankruptcy filing by Global Hotline and/ or IA Global.

Our controlling shareholder group has substantial influence over our company.

As of December 8, 2009, IAJ LBO Fund, PBAA Fund Limited, Terra Firma, Inter Asset Japan Co Ltd (“IAJ”), IA Turkey and Hiroki Isobe, (collectively, the “Controlling Shareholders”) collectively hold approximately 48.3% of our common stock. These Controlling Shareholders have stated in a Schedule 13D that they may be deemed to constitute a “group” for the purposes of Rule 13d-3 under the Exchange Act. Hiroki Isobe controls each of our Controlling Shareholders.

IAJ could cause a change of control of our board of directors if in combination with another large shareholder elects candidates of their choice to the board at a shareholder meeting, and approve or disapprove any matter requiring stockholder approval, regardless of how our other shareholders may vote. Further, under Delaware law, IAJ could have a significant influence over our affairs, if in combination with another large shareholder, including the power to cause, delay or prevent a change in control or sale of the Company, which in turn could adversely affect the market price of our common stock.

The sale of a significant number of shares of our common stock would dilute existing stockholders and might depress the trading price of our common stock.

Sales or issuances of a large number of shares of common stock (including pursuant to the equity line of credit transaction that we recently entered into with Ascendiant Capital Group, LLC, which is described in more detail elsewhere in this prospectus) in the public market or the perception that sales may occur could cause the market price of our common stock to decline. As of December 8, 2009, there were 286,800,000 shares of common stock issued and outstanding. Significant shares of common stock are held by our principal shareholders, other Company insiders and other large shareholders. As “affiliates” (as defined under Rule 144 of the Securities Act (“Rule 144”)) of the Company, our principal shareholders, other Company insiders and other large shareholders may only sell their shares of common stock in the public market pursuant to an effective registration statement or in compliance with Rule 144.

The market price of our common stock may be volatile.

The market price of our common stock has been and is likely in the future to be volatile. Our common stock price may fluctuate in response to factors such as:

•	A bankruptcy filing by Global Hotline and/or IA Global,
•

Announcements by us regarding liquidity, significant acquisitions, equity investments and divestitures, strategic relationships, addition or loss of significant customers and contracts, capital expenditure commitments, loan, note payable and agreement defaults, loss of our subsidiaries and impairment of assets and our AMEX listing,

•	Issuance of convertible or equity securities for general or merger and acquisition purposes,
•	Issuance or repayment of debt, accounts payable or convertible debt for general or merger and acquisition purposes,
•	Alleged manipulation of our stock price,
•	Sale of a significant number of our common stock by shareholders,
•	General market and economic conditions,
•	Quarterly variations in our operating results,
•	Defending significant litigation,
•	Investor relation activities,
•	Announcements of technological innovations,
•	New product introductions by us or our competitors,
•	Competitive activities,
•	Additions or departures of key personnel,
•	Issuance of loans to customers or related or affiliated parties, and
•	Foreign exchange gains and losses.

These broad market and industry factors may have a material adverse effect on the market price of our common stock, regardless of our actual operating performance. These factors could have a material adverse effect on our business, financial condition and results of operations.

If the price or the trading volume of our common stock does not reach certain levels, we will be unable to draw down all or substantially all of our $5,000,000 equity line of credit with Ascendiant Capital Group, LLC, which may force us to significantly curtail the scope of our operations or alter our business plan.

The maximum draw down amount every 11 trading days under our equity line of credit facility is the lesser of $250,000 or 15% of the total trading volume of our common stock for the 10-trading-day period prior to the draw down multipled by the volume-weighted average price of our common stock for such period. If our stock price and trading volume remain at current elvels, we will not be able to draw down all $5,000,000 available under the equity line of credit and we may be forced to curtail the scope of our operations or alter our business plan if other financing is not available to us.

We may undertake acquisitions, mergers, strategic alliances, joint ventures and/or divestitures that could result in financial results that are different from those the Company has historically experienced and/or expects in the future.

In the normal course of business, we engage in discussions relating to possible acquisitions, equity investments, mergers, strategic alliances, joint ventures and divestitures. Such transactions are accompanied by a number of risks, including:

•	Use of significant amounts of cash,
•	Potentially dilutive issuances of equity securities on potentially unfavorable terms,
•	Incurrence of debt on potentially unfavorable terms as well as amortization expenses related to goodwill and other intangible assets, and
•

The possibility that we may pay too much cash or issue too many of our shares as the purchase price for an acquisition relative to the economic benefits that we ultimately derive from such acquisition.

The process of integrating any acquisition may create unforeseen operating difficulties and expenditures. The areas where we may face difficulties include:

•	Diversion of management time, during the period of negotiation through closing and after closing, from its focus on operating the businesses to issues of integration,
•	Decline in employee morale and retention issues resulting from changes in compensation, reporting relationships, future prospects or the direction of the business,
•

The need to integrate each Company’s accounting, management information, human resource and other administrative systems to permit effective management, and the lack of control if such integration is delayed or not implemented,

•	The need to implement controls, procedures and policies appropriate for a public Company that may not have been in place in private companies, prior to acquisition,
•	The need to incorporate acquired technology, content or rights into our products and any expenses related to such integration, and
•	The need to successfully develop any acquired in-process technology to realize any value capitalized as intangible assets.

From time to time, we have also engaged in discussions with candidates regarding the potential acquisitions of our product lines, technologies and businesses. If a divestiture such as this does occur, we cannot be certain that our business, operating results and financial condition will not be materially and adversely affected. A successful divestiture depends on various factors, including our ability to:

•	Effectively transfer liabilities, contracts, facilities and employees to any purchaser,
•	Identify and separate the intellectual property to be divested from the intellectual property that we wish to retain,
•	Reduce fixed costs previously associated with the divested assets or business, and
•	Collect the proceeds from any divestitures.

In addition, if customers of the divested business do not receive the same level of service from the new owners, this may adversely affect our other businesses to the extent that these customers also purchase other products offered by us. All of these efforts require varying levels of management resources, which may divert our attention from other business operations.

If we do not realize the expected benefits or synergies of any divestiture transaction, our consolidated financial position, results of operations, cash flows and stock price could be negatively impacted.

We are dependent on key personnel.

Our success depends to a significant degree upon the continued contributions of key management and other personnel, some of whom could be difficult to replace. We do not maintain key man life insurance covering certain of our officers. Our success will depend on the performance of our officers, our ability to retain and motivate our officers, our ability to integrate new officers into our operations and the ability of all personnel to work together effectively as a team. Our failure to retain and recruit officers and other key personnel could have a material adverse effect on our business, financial condition and results of operations.

We have limited insurance coverage.

We have limited director’s and officer’s insurance and commercial insurance policies. Any significant insurance claims could have a material adverse effect on our business, financial condition and results of operations.

We are exposed to fluctuations in foreign currency exchange rates.

The majority of our operations are located in Japan and the Philippines and we have equity investments that operate in Japan. We do not trade in hedging instruments or “other than trading” instruments and a significant change in the foreign currency exchange rate between the Japanese Yen, Philippine Peso and U.S. Dollar would have a material adverse or positive effect on our business, financial condition and results of operations.

We are subject to competitive pressures.

We face competition from entities that provide competing call center operations, including entities that resell telephone and broadband lines and insurance products in Japan and the Philippines. Certain of our competitors may be able to devote greater resources to marketing, adopt more aggressive pricing policies and devote substantially more resources to developing their services and products. We may be unable to compete successfully against current and future competitors, and competitive pressures may have a material adverse effect on our business. Further, as a strategic response to changes in the competitive environment, we may from time to time make certain pricing, service or marketing decisions or acquisitions that could have a material adverse or positive effect on our business, prospects, financial condition and results of operations.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements include statements regarding, among other things, (a) our expectations about product development activities, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans, and (e) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, the events anticipated in the forward-looking statements may not occur. These statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

The information contained in this prospectus, as well as in our SEC filings, identifies important factors that could adversely affect actual results and performance. Prospective investors are urged to carefully consider such factors.

All forward-looking statements attributable to the Company are expressly qualified in their entirety by the foregoing cautionary statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the selling security holders. All proceeds from the sale of such securities offered by the selling security holders under this prospectus will be for the account of the selling security holders, as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution.” With the exception of any brokerage fees and commissions which are the respective obligations of the selling security holders, we are responsible for the fees, costs and expenses of this offering which includes our legal and accounting fees, printing costs, and filing and other miscellaneous fees and expenses.

SELLING SECURITY HOLDERS

The following table sets forth the number of shares owned by each of the selling security holders who holder shares of our common stock covered by this prospectus, including: (i) 428,571 shares of common stock issuable upon exercise of warrants granted to A to B Capital Special Situations Fund LP in a private placement completed on May 15, 2009; (ii) 167,500 shares of common stock sold to Derek Schneideman in a private placement completed on June 10, 2009; (iii) 600,000 shares of common stock sold to AIM Capital Corporation in a private placement completed on November 4, 2009; (iv) 1,500,000 and 750,000 shares of common stock issuable upon exercise of warrants granted to The Sterling Fund on February 3, 2009 and May 21, 2009, respectively, in connection with consulting services; (v) 500,000 and 250,000 shares of common stock issuable upon exercise of warrants granted to Marc Page on February 3, 2009 and May 21, 2009, respectively, in connection with consulting services; (vi) 1,500,000 and 58,750,000 shares of common stock sold to Inter Asset Japan LBO Fund No. 1 in private placements completed on August 2, 2009 and August 17, 2009, respectively; (vii) 4,000,000 shares of common stock issuable under a Services Agreement dated June 8, 2009 with ArqueMax Ventures, LLC, a party controlled by Michael Ning; (viii) 1,000,000 and 1,500,000 shares of common stock issuable upon exercise of warrants granted to Michael Ning in private placements dated April 24, 2008 and May 8, 2008, respectively; (ix) 1,900,000 shares of common stock issuable upon exercise of warrants granted to ArqueMax Ventures LLC, on July 28, 2008 and amended on April 8, 2009; (x) 3,591,250 shares of common stock issuable upon exercise of performance warrants granted on December 12, 2008 and amended April 1, 2009 and April 8, 2009 to ArqueMax Ventures, LLC for capital-raising services; and (xi) up to 45,000,000 shares of common stock to be sold to Ascendiant Capital Group, LLC under a Securities Purchase Agreement dated September 29, 2009, pursuant to which we agreed to register for resale the shares to be issued to such entity from time to time.

We are registering these securities in order to permit the selling security holders to dispose of the shares of common stock, or interests therein, from time to time. The selling security holders may sell all, some, or none of their shares in this offering. See “Plan of Distribution.”

The table below lists the selling security holders and other information regarding the beneficial ownership of the shares of common stock by each of the selling security holders. Column B lists the number of shares of common stock beneficially owned by each selling security holder as of December 8, 2009. Column C lists the shares of common stock covered by this prospectus that may be disposed of by each of the selling security holders. Column D lists the number of shares of common stock that will be beneficially owned by the selling security holders assuming all of the shares covered by this prospectus are sold. Column E lists the percentage of class beneficially owned, based on 286,753,489 shares of common stock outstanding on December 8, 2009.

The selling security holders may decide to sell all, some, or none of the securities listed below. We cannot provide an estimate of the number of securities that any of the selling security holders will hold in the future. For purposes of this table, beneficial ownership is determined in accordance with the rules of the SEC, and includes voting power and investment power with respect to such securities.

The inclusion of any securities in the following table does not constitute an admission of beneficial ownership by the persons named below. Except as indicated in the section of this prospectus entitled “Certain Relationships and Related Party Transactions” beginning on page 42, no selling security holder has had any material relationship with us or our affiliates during the last three years. No selling security holders is a registered broker-dealer or an affiliate of a broker-dealer.

Name of Selling Shareholder (A)	Securities Beneficially Owned Prior to Offering (B)	Securities Being Offering (C)	Securities Beneficially Owned After Offering (D)	% Beneficial Ownership After Offering (E)
A to B Capital Special Situations Fund LP	8,206,071	428,571	7,777,500	2.7%
Derek Schneideman	609,670	167,500	442,170	*
AIM Capital Corporation	600,000	600,000	—	0%
Michael Ning/ ArqueMax Ventures LLC	40,388,444	11,991,250	28,397,194	9.9%
The Sterling Group	—	2,250,000	—	0%
Marc Page	—	750,000	—	0%
Inter Asset Japan LBO No. 1 Fund	91,233,146	60,250,000	30,983,146	10.8%
Ascendiant Capital Group LLC	—	45,000,000	—	0%
	141,037,331	121,437,321	67,600,010

* Less than 1%.

PLAN OF DISTRIBUTION

Each of the selling security holders named above any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the AMEX or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The selling security holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling security holders may also sell shares of the common stock short and deliver these securities to close out its short position, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling security holders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Certain Agreements with Ascendiant Capital Group, LLC

Ascendiant Capital Group, LLC is an underwriter within the meaning of the Securities Act and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with sales by such selling security holder. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Ascendiant Capital Group, LLC has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify Ascendiant Capital Group, LLC against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Ascendiant Capital Group, LLC is an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by Ascendiant Capital Group, LLC.

As it pertains to shares held by Ascendiant Capital Group, LLC , we agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by Ascendiant Capital Group, LLC without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, Ascendiant Capital Group, LLC will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to Ascendiant Capital Group, LLC and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

LEGAL MATTERS

Snell & Wilmer L.L.P. has rendered an opinion regarding the legality of the issuance of the shares of common stock being registered in this prospectus.

EXPERTS

The financial statements incorporated in this prospectus, and by reference to our Annual Reports on Form 10-K for the fiscal year ended March 31, 2009, for the transition period the three months ended March 31, 2008 and the fiscal years ended December 31, 2007 and 2006, have been so incorporated in reliance on the report of Sherb & Co., LLP, the Company’s independent registered public accounting firm, given on the authority of said firm as expert in auditing and accounting.

BUSINESS

The Company and our Business

We are a broad-based services company with a dedicated focus on growth of existing business, together with expansion through mergers and acquisitions in the Pacific Rim region. Our mission is to identify and invest in business opportunities, apply our skills and resources to nurture and enhance the performance of those businesses across key business metrics, and to deliver accelerating shareholder value.

We plan to acquire growth businesses at discounted prices in our target sectors and markets in conjunction with business partners. We expect to focus on growth opportunities with distressed businesses that require improvements in management, financial processes and liquidity to be successful. We plan to acquire or invest in growth and commodity businesses in the energy sector including oil & gas, solar, biofuels, and other energy markets. We expect to focus on sectors that would benefit from the infrastructure and business processes of IA Global. We expect to leverage our Asian presence with US based companies seeking to expand their Asian business.

Business Process Outsourcing

In the Philippines, we acquired 100% of Shift Resources Inc. on April 10, 2008 and Asia Premier Executive Suites Inc. on May 27, 2008, multi-service call center operations that have now been merged into a single company operating as Global Hotline Philippines.

Human Capital and Resources

IA Global has a 20.25% equity investment in Slate Consulting Co Ltd. Slate is a Japan-headquartered executive search firm with operations and business entities in Tokyo and a call center in Manila, Philippines.

Subscription Agreements

On May 12, 2009, the Company issued warrants for a total of 428,571 shares of common stock to A to B Capital Special Situations Fund LP related to the common stock they purchased on May 12, 2009. The warrants are exercisable at $.07 per share, above the market price on May 12, 2009, and expire on May 14, 2012.

On June 10, 2009, the Company sold 167,500 shares of common stock to Derek Schneideman, its Chief Executive Officer, for $10,050 or $0.06 per share, the closing price on June 10, 2009, the date the subscription agreement was signed.

On November 4, 2009, the Company sold 600,000 shares of common stock to AIM Capital Corporation for $24,000 or $0.04 per share, the closing price on November 4, 2009, the date the subscription agreement was signed.

The shares of common stock and warrants were issued to the accredited investors in a transaction that will be exempt from registration pursuant to Section 4(2) of the Securities Act, and/or Regulation D promulgated under the Securities Act.

Service Agreements

On February 3, 2009, the Company issued 750,000 warrants to acquire shares of common stock to the Sterling Group, Inc. for consulting services. The warrants are exercisable at $.05 per share and expire on February 2, 2012. On February 3, 2009, the Company issued 750,000 performance warrants to acquire shares of common stock to the Sterling Group, Inc. for consulting services. The warrants are exercisable at $.10 per share and expire on February 2, 2012. If registered, the warrants maybe called by the Company if the share price closes above $.20 for five days.

On May 21, 2009, the Company issued 750,000 performance warrants to acquire shares of common stock to the Sterling Group, Inc. for consulting services. The warrants are exercisable at $.10 per share and expire on May 20, 2012. If registered, the warrants may be called by the Company if the share price closes above $.20 for five days.

On February 3, 2009, the Company issued 255,000 warrants to acquire shares of common stock to Marc Page for consulting services. The warrants are exercisable at $.05 per share and expire on February 2, 2012. On February 3, 2009, the Company issued 250,000 performance warrants to acquire shares of common stock to Marc Page for consulting services. The warrants are exercisable at $.10 per share and expire on February 2, 2012.

On May 21, 2009, the Company issued 250,000 performance warrants to acquire shares of common stock to Marc Page for consulting services. The warrants are exercisable at $.10 per share and expire on May 20, 2012.

The common stock was issued to the accredited investors in a transaction that will be exempt from registration pursuant to Section 4(2) of the Securities Act, and/or Regulation D promulgated under the Securities Act.

Private Placement with Inter Asset Japan LBO No 1 Fund

On August 2, 2009, the Company entered into a Stock Purchase Agreement (“Agreement 1”) with Inter Asset Japan LBO No 1 Fund, an existing shareholder of the Company (the “Shareholder”). Under the terms of the Agreement 1, the Company agreed to issue and sell to the Shareholder 1,500,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, for an aggregate purchase price of $60,000, or $0.04 per share (the “Purchase Price”). The Company issued and sold the Shares to the Shareholder in reliance on the exemption from the registration requirements set forth in the Securities Act of 1933 (the “Securities Act”) provided under Section 4(2) of the Securities Act and Regulation D promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act.

Agreement 1 contains certain representations and warranties of the Shareholder and the Company, including customary investment-related representations provided by the Shareholder, as well as acknowledgements by the Shareholder that it has reviewed certain disclosures of the Company (including the periodic reports that the Company has filed with the SEC) and that the Company’s issuance of the Shares has not been registered with the SEC or qualified under any state securities laws. The Company provided customary representations regarding, among other things, its organization, capital structure, subsidiaries, disclosure reports, absence of certain legal or governmental proceedings, financial statements, tax matters, insurance matters, real property and other assets, and compliance with applicable laws and regulations.

Agreement 1 also grants the Shareholder registration rights that it may exercise at its option and provides the Shareholder with a right of first offer if the Company proposes to issue securities in the future (subject to certain customary exceptions). Finally, the Shareholder has the right to demand that the Company redeem all or any portion of the Shares at any time on or after October 31, 2009, for a redemption price equal to the greater of the Purchase Price or the listed market price for the Company’s common stock as of the redemption date.

On August 17, 2009, the Company entered into a Stock Purchase Agreement (“Agreement 2”) with Inter Asset Japan LBO No 1 Fund. Under the terms of Agreement 2, the Company agreed to issue and sell to the Shareholder 5,000,000 shares of our common stock for an aggregate purchase price of $200,000, or $0.04 per share.

Also under the terms of the Agreement, the Shareholder has committed to purchase, and the Company agreed to issue and sell to the Shareholder, additional shares of the Company’s common stock in accordance with the following schedule:

•	2,500,000 shares at a purchase price of US$.04 per share, or an aggregate price of US$100,000 on or before September 4, 2009.
•	1,250,000 shares at a purchase price of US$.04 per share, or an aggregate price of US$50,000 on or before September 18, 2009.
•

50,000,000 shares at a purchase price of US$.04 per share, or an aggregate price of US$2,000,000 on or before November 10, 2009. To date, the Company has received $200,000 and now expects to receive the remaining $1,800,000 on or before December 31, 2009. Further, the Company expects that a total of $300,000 of the funds can be used for working capital and the remaining $1,700,000 can be used for investments.

The Shareholder’s obligation to purchase the foregoing shares by the date specified is conditioned upon the representations and warranties of the Company contained in Agreement 2 being accurate as of the date of such closing.

Finally, the Shareholder has the option, but not the obligation, to purchase, on or before December 31, 2009, an additional 50,000,000 shares of Common Stock at a purchase price of US$.04 per share, or an aggregate price of US$2,000,000.

The Company issued and sold the shares of common stock to the Shareholder in reliance on the exemption from the registration requirements set forth in the Securities Act of 1933 (the “Securities Act”) provided under Section 4(2) of the Securities Act and Regulation D promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act.

Agreement 2 contains certain representations and warranties of the Shareholder and the Company, including customary investment-related representations provided by the Shareholder, as well as acknowledgements by the Shareholder that it has reviewed certain disclosures of the Company (including the periodic reports that the Company has filed with the SEC) and that the Company’s issuance of the shares has not been registered with the SEC or qualified under any state securities laws. The Company provided customary representations regarding, among other things, its organization, capital structure, subsidiaries, disclosure reports, absence of certain legal or governmental proceedings, financial statements, tax matters, insurance matters, real property and other assets, and compliance with applicable laws and regulations.

Agreement 2 also grants the Shareholder registration rights that it may exercise at its option and provides the Shareholder with a right of first offer if the Company proposes to issue securities in the future (subject to certain customary exceptions).

Transactions with Michael Ning/ ArqueMax Ventures, LLC

Warrants under April 24, 2008 and May 8, 2008 Private Placement

On April 24, 2008 and May 8, 2008, the Company sold 1,000,000 and 1,500,000, shares of our common stock, respectively, to Michael Ning for $200,000 and $300,000, respectively, or $.20 per share. In connection with the purchase of the common stock, on May 8, 2008, the Company issued warrants for the purchase of 1,000,000 and 1,500,000 for shares of common stock to Mr. Ning. The warrants are exercisable at $.20 per share and expire on May 7, 2013. The Company agreed to register the shares and warrants within two months after approval by NYSE AMEX market. The shares of common stock were issued to the accredited investors in a transaction that will be exempt from registration pursuant to Section 4(2) of the Securities Act, and/or Regulation D promulgated under the Securities Act.

Additional Warrants under April 24, 2008 and May 8, 2008 Private Placement

On July 28, 2008, the Company issued warrants for a total of 1,900,000 shares of common stock to Mr. Ning related to the common stock he purchased on April 24, 2008 and May 8, 2008. The warrants are exercisable at $.17 per share and expire on July 27, 2013.

April 1, 2009 Form of Performance Warrant

On April 1, 2009, the Company amended the Form of Performance Warrant with AMV that was signed on December 12, 2008 (“Amended Warrant”). The Amended Warrant reduced the number of shares of common stock that AMV could receive upon the closing of financings to 3,591,250 from 32,500,000 common shares. The Company agreed to register the common stock issuable upon the exercise of the Amended Warrant with NYSE AMEX and file a registration statement on Form S-3 within sixty days of approval by NYSE AMEX. The Amended Warrant was issued to an accredited investor in a transaction that will be exempt from registration pursuant to Section 4(2) of the Securities Act, and/or Regulation D promulgated under the Securities Act.

June 8, 2009 Services Agreement

On June 8, 2009, the Company entered into a Services Agreement (“Agreement”) with AMV. Pursuant to this agreement, AMV is providing funding to the Company of $300,000 in exchange for IA Global Convertible Senior Debentures (“Debentures”) that carry a 12% interest rate and are due December 8, 2009. The Debentures are convertible into 10,000,000 shares of IAO Common Stock at $0.030 per share upon issuance. In the event Company is not able to pay back the principal amount plus accrued interest by December 8, 2009, AMV shall have the right to convert such Debenture into (1) the proportionate number of collateralized IAO Common Shares, or (2) exchange 940,121 shares of Taicom Preferred Class B stock owned by the Company pro-rata. The $300,000 in funding will be paid in five tranches that are independent of each other and that payment or non-payment of one or more tranches is not dependent on the payment or non-payment of any one or more of the other tranches.

On October 30, 2009, the Company agreed to issue 4,000,000 shares based on the $120,000 in funded under this Agreement.

Equity Line of Credit Transaction with Ascendiant Capital Group, LLC

On September 29, 2009, the Company entered into a Securities Purchase Agreement with Ascendiant Capital Group, LLC (“Ascendiant”), pursuant to which Ascendiant agreed to purchase up to $5,000,000 worth of shares of the Company’s common stock from time to time over a 24-month period, provided that certain conditions are met. The financing arrangement entered into by IA Global and Ascendiant is commonly referred to as an “equity line of credit” or an “equity drawdown facility.”

Under the terms of the Securities Purchase Agreement, Ascendiant will not be obligated to purchase shares of IA Global’s common stock unless and until certain conditions are met, including but not limited to (i) approval of the transaction by AMEX, and (ii) the Company files by November 13, 2009 and the Securities and Exchange Commission (the “SEC”) declares effective by January 27, 2010 a Registration Statement on Form S-1 (the “Registration Statement”) registering Ascendiant’s resale of any shares purchased by it under the equity drawdown facility. The customary terms and conditions associated with Ascendiant’s registration rights are set forth in a Registration Rights Agreement that was also entered into by the parties on September 29, 2009.

If and when the SEC declares the Registration Statement effective, IA Global will have the right to sell and issue to Ascendiant, and Ascendiant will be obligated to purchase from IA Global, up to $5,000,000 worth of shares of the Company’s common stock over a 24-month period beginning on such date (the “Commitment Period”). IA Global will be entitled to sell such shares from time to time during the Commitment Period by delivering a draw down notice to Ascendiant. In such draw down notices, IA Global will be required to specify the dollar amount of shares that it intends to sell to Ascendiant, which will be spread over a nine-trading-day pricing period. For each draw, IA Global will be required to deliver the shares sold to Ascendiant in three installments (following the third, sixth and ninth trading days in the pricing period, respectively). Ascendiant is entitled to liquidated damages in connection with certain delays in the delivery of its shares.

The Securities Purchase Agreement also provides for the following terms and conditions:

•	Purchase Price - 90% of IA Global’s volume-weighted average price (“VWAP”).
•

Threshold Price - IA Global may specify a price below which it will not sell shares during the applicable nine-trading-day pricing period. If the purchase price falls below the threshold price on any day(s) during the pricing period, such day(s) will be removed from the pricing period (and Ascendiant’s investment amount will be reduced by 1/9 for each such day).

•

Maximum Draw - 15% of IA Global’s total trading volume for the 10-trading-day period immediately preceding the applicable draw down, times the average VWAP during such period (but in no event more than $250,000).

•	Minimum Draw - None.
•	Minimum Time Between Draw Down Pricing Periods - Two trading days.
•	Minimum Use of Facility - IA Global is obligated to sell at least $1,000,000 worth of shares of its common stock to Ascendiant during the Commitment Period.
•

Commitment Fees - Upon AMEX approval, IA Global will be obligated to issue 2,371,917 shares of its common stock to Ascendiant ($125,000 worth of shares based on the Company’s closing bid price on the trading day immediately prior to the date of the Securities Purchase Agreement). If and when the SEC declares the Registration Statement effective, IA Global will be obligated to issue another $125,000 worth of shares of its common stock in four installments over a period of 90 days following the effectiveness date.

•

Other Fees and Expenses - IA Global has agreed to pay $10,000 to Ascendiant’s legal counsel for the legal fees and expenses it incurred in connection with negotiating and documenting the equity line of credit. Pursuant to separate agreements, IA Global has also agreed to pay an aggregate of 3.0% in finder’s fees (to be paid in connection with each draw down).

•

Indemnification - Ascendiant is entitled to customary indemnification from IA Global for any losses or liabilities it suffers as a result of any breach by IA Global of any provisions of the Securities Purchase Agreement, or as a result of any lawsuit brought by any stockholder of IA Global (except stockholders who are officers, directors or principal stockholders of IA Global).

•

Conditions to Ascendiant’s Obligation to Purchase Shares - Trading in IA Global’s common stock must not be suspended by the SEC or the NYSE Amex (or other applicable trading market); IA Global must not have experienced a material adverse effect; all liquidated damages and other amounts owing to Ascendiant must be paid in full; the Registration Statement must be effective with respect to Ascendiant’s resale of all shares purchased under the equity drawdown facility; there must be a sufficient number of authorized but unissued shares of IA Global common stock; and the issuance must not cause Ascendiant to own more than 9.99% of the then outstanding shares of IA Global common stock, or more than 19.9% of the number of shares of common stock outstanding on September 29, 2009 to have been issued under the equity drawdown facility (without shareholder approval).

•

Termination - The Securities Purchase Agreement will terminate if IA Global’s common stock is not listed on one of several specified trading markets (which include the NYSE Amex, OTC Bulletin Board and Pink Sheets, among others); if IA Global files for protection from its creditors; or if the Registration Statement is not declared effective by the SEC by June 29, 2010. IA Global may terminate the Securities Purchase Agreement if Ascendiant fails to fund a draw down within 10 trading days after the end of the applicable settlement period, or if the SEC provides comments on the Registration Statement requiring certain changes in the transaction structure and/or documents.

The Securities Purchase Agreement also contains certain representations and warranties of IA Global and Ascendiant, including customary investment-related representations provided by Ascendiant, as well as acknowledgements by Ascendiant that it has reviewed certain disclosures of the Company (including the periodic reports that the Company has filed with the SEC) and that the Company’s issuance of the shares has not been registered with the SEC or qualified under any state securities laws. IA Global provided customary representations regarding, among other things, its organization, capital structure, subsidiaries, disclosure reports, absence of certain legal or governmental proceedings, financial statements, tax matters, insurance matters, real property and other assets, and compliance with applicable laws and regulations. IA Global’s representations and warranties are qualified in their entirety (to the extent applicable) by the Company’s disclosures in the reports it files with the SEC. IA Global also delivered confidential disclosure schedules qualifying certain of its representations and warranties in connection with executing and delivering the Securities Purchase Agreement.

The shares to be issued by IA Global to Ascendiant under the Securities Purchase Agreement will be issued in private placements in reliance upon the exemption from the registration requirements set forth in the Securities Act provided for in Section 4(2) of the Securities Act, and the rules promulgated by the SEC thereunder.

Summary of Recent Business Operations Year Ended March 31, 2009

We had revenues of $57.1 million for the twelve months ended March 31, 2009 as compared to $38.7 million for the twelve months ended March 31, 2008. We have incurred a net loss $20.2 million for the twelve months ended March 31, 2009 as compared to a net loss of $7.1 million for the twelve months ended March 31, 2008.

This growth has been driven by new contracts, process improvements, infrastructure expansion, and macro economic trends such as the ongoing gains in the Japanese economy, consistent year on year growth in targeted industries, higher disposable incomes, and the increasingly rapid growth of the senior citizen demographic.

However, the year ended March 31, 2009 was impacted by losses from the near collapse of AIG and the loss of other telecoms contracts, the deferral of revenue of $2.6 million from a telecom contract over the period April 1, 2009- March 31, 2011, termination and credits totaling $2.8 million related to the cancellation of an unprofitable telecom contract, costs totaling $2.1 million related to reductions in staff, impairment of our equity investment in Australia Secured Finance Ltd. of $7.2 million, a loss on sale of securities to Taicom Securities Co Ltd of $1.7 million and a loss on sale of securities to GPlus Media Co Ltd of $1.3 million.

During 2008/9, we entered into loans of $.6 million at IA Global and $8.9 million at Global Hotline. During 2008/9, we repaid loans of $1.1 million at IA Global and $12.5 million at Global Hotline.

As of February 25, 2009, all Global Hotline assets are collateralized to H Capital. On approximately April 1, 2009, the Company pledged its ownership in Global Hotline as collateral for the loans, subject to a thirty day notice period in the case of default under the agreement.

At March 31, 2009, we had current and long-term indebtedness of $15.3 million. Global Hotline will need to repay or refinance $13.4 million by March 31, 2010, including approximately $4.4 million in September 30, 2009.

On April 30, 2009, Global Hotline entered into negotiations to refinance $12,379,000 in debt with its Japanese banks. Global Hotline is proposing to refinance this debt on a long-term basis and freeze any payments in the short term. To date, all banks but Mitsubishi Tokyo UFJ Bank Co Ltd. have agreed to freeze all payments through September 30, 2009. Global Hotline continues to negotiate with our Japanese banks on the repayment of the debt.

On May 26, 2009, we received notices from H Capital, an unlicensed Japanese lender, demanding repayment of certain loans provided by that entity to our Global Hotline and SG Telecom subsidiaries. On May 27, 2009, Global Hotline and SG Telecom did not repay the loans as requested by H Capital. On June 9, 2009, the unlicensed Japanese lender submitted documents claiming ownership of the Company’s ownership interest in 600 shares of Global Hotline.

After review by Japanese corporate counsel, we are challenging the validity of the loans and the collateral claimed by H Capital and the excessive interest rate and fees. We discovered that Global Hotline management provided stock certificates to the unlicensed lender in early March 2009 in violation of the Transfer Agreement the Company signed. We have disputed all notices received from H Capital. The parties continue to negotiate over the alleged unpaid loans.

The principal balance due H Capital as of September 30, 2009 was approximately 150,000,000 Yen, or approximately $1,601,000 at current exchange rates, plus accrued interest and fees.

Industry Overview

The Asian markets have been growing at a swift pace in recent years and this growth is expected to continue into the foreseeable future. The growth is based on a shift in economic activity from Europe and North America to the Asian markets and a growth in intra-Asian economic activity. The growth of a generally affluent middle class within most Asian countries is driving demand for an increasing spread of goods and services, particularly in the 20-35 year old age demographic. Although much attention has been given to China and India, Japan continues to be the second largest economy in the world. These and other factors are contributing to the growth of our existing investments and present us with an increasing number of quality investment opportunities.

Over the past year there has been a tremendous change in sentiment toward BPO, with the strategy that used to be thought of as a “good idea that should be discussed” is today one of critical and urgent importance for most large organizations. As a result, BPO growth is continuing to expand across a wide range of industries and functions, and seems unstoppable given the current economic climate.

Our principal Japanese subsidiary, Global Hotline has demonstrated growth. This growth was driven by improvements in the Japanese economy, consistent year on year growth in targeted areas of the telecommunications and insurance industries, higher disposable incomes, and the expanding senior citizen demographic.

Annual sales for the Japanese telecommunication industry were estimated at $137 billion in 2004, the most recent available information. Further growth is being fueled by increased broadband, networking, and cell phone usage. Also, recent changes in regulations affecting Japan’s telecommunications market has spurred strong competition between carriers. Similar to the US market, Japanese consumers can now retain usage of their existing telephone numbers while easily changing their telecommunications service supplier.

Annual sales for the Japanese insurance market were estimated at $242 billion in 2003, the most recent available information. The aging of the Japanese population and limited government sponsored long-term and national care insurance has resulted in a growing demand for all types of insurance products. Japanese consumers purchase multiple policies to cover risks such as medical, cancer, and life and renew these policies annually.

Competition

Global Hotline operates in a competitive market segment. Our competitive advantage is our ability to successfully operate multiple call centers that undertake telemarketing of telecommunications products and services, and a range of insurance products and services. Global Hotline faces competition from Hikari Tsushin, Moshi-Moshi Hotline and Prestige International. Because each of these competitors is a telemarketer like Global Hotline, there is no significant difference in price or quality of the products Global Hotline offers compared with the competition. Therefore, customer service, industry reputation and relationships are the key basis on which Global Hotline competes for business.

Global Hotline Philippines operates in a competitive market segment. Our competitive advantages are our lower cost infrastructure, our customer acquisition competencies, our superior client service culture, and our focus on niche markets such as litigation documentation processing. Secondly, the Philippines has risen to become the world’s second largest location for BPO operations, fulfilling a market need that is estimated by the Philippine Business Processing Association to expand by 20% in 2009. Global Hotline Philippines faces competition from organizations such as Convergys Corp, PeopleSupport Corp, and Accenture Corp among others. Global Hotline Philippines differentiates itself by deploying a mix model of standard BPO services with secured margin co-location services.

Employees

We had 820 full and part-time employees as of June 30, 2009.

DESCRIPTION OF PROPERTY

Our executive offices are currently located at 101 California Street, Suite 2450, San Francisco, CA 94111. The office is leased, and the lease is renewable on a month to month basis for $300 per month effective March 15, 2007.

A summary of material Global Hotline property leases is as follows:

	Total	Monthly	Lease	Termination
Location/ Description	Sq. Meters	Payment	Term	Clause
Tokyo office/ call center 1	538.27 m2	$ 44,701	1/1/2007-12/31/2010	6 months
Tokyo call center 2	426.00 m2	38,568	7/1/2007-10/21/09	6 months
Tokyo call center 3	403.00 m2	20,743	12/1/2007-11/30/2009	6 months
Tokyo call center 4	571.65 m2	24,849	5/7/2008-5/6/2010	6 months
Tokyo call center 5	1,276.15 m2	39,137	6/18/2007-6/17/2010	6 months
		$ 167,999

Global Hotline has provided notice on Tokyo call center two, but expects to occupy the facility until October 21, 2009. The lease expired on June 30, 2009.

SUMMARY FINANCIAL DATA

The summary financial data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes included elsewhere in this prospectus. We derived the financial data as of June 30, 2009 and March 31, 2009, and for the three months ended June 30, 2009 and 2008 and the years ended March 31, 2009 and 2008 from our financial statements included in this prospectus. The historical results are not necessarily indicative of the results to be expected for any future period. All monetary amounts are expressed in U.S. dollars.

	Three Months Ended June 30,		Years Ended March 31,
	2009	2008	2009	2008
	(unaudited)	(unaudited)	(audited)	(unaudited)
Statement of Operations Data:
Revenue	$13,378,381	$19,688,708	$57,107,050	$38,692,616
Cost of Sales	4,086,227	3,195,824	13,217,643	9,977,798
Gross Profit	9,292,154	16,492,884	43,889,407	28,714,818
Selling, General and Administrative Expenses	12,568,861	14,656,688	53,444,034	35,844,189
Operating (Loss) Income	(3,276,707)	1,836,196	(9,554,627)	(7,129,371)
Total Other Expense	(40,037)	(568)	(10,943,758)	(731,123)
(Loss) Profit before Income Taxes from Continuing Operations	(3,316,744)	1,835,628	(20,498,385)	(7,860,494)
Income Tax Provision (Benefit)	145,838	1,104,784	(256,455)	(916,046)
Net (Loss) Profit from Continuing Operations Before Deemed Dividend	(3,462,582)	730,844	(20,241,930)	(6,944,448)
Deemed Preferred Stock Dividend	(192,000)	—	—	—
Net (Loss) Profit from Continuing Operations	(3,654,582)	730,844	(20,241,930)	(6,944,448)
Total (Loss) from Discontinued Operations	—	—	—	(110,000)
Net (Loss) Profit	$(3,654,582)	$730,844	$(20,241,930)	$(7,054,448)

Basic and Diluted (Loss) Profit per Share of Common:
Basic (Loss) Profit per Share from Continuing Operations	$(0.02)	$—	$(0.10)	$(0.04)
Basic (Loss) Profit per Share from Discontinued Operations	—	—	—	—
Total Basic (Loss) Profit per Share	$(0.02)		$(0.10)	$(0.04)

Diluted (Loss) Profit per Share from Continuing Operations	*	*	*	*
Diluted (Loss) Profit per Share from Discontinued Operations	*	*	*	*
Total Diluted (Loss) Profit per Share	*	*	*	*

Weighted Average Shares Outstanding:
Basic	218,834,533	176,444,684	205,833,118	158,696,823
Diluted	218,834,533	180,188,687	*	*

*  Diluted calculation is not presented as it is anti-dilutive.

	As of June 30,	As of March 31,
	2009	2009	2008
Balance Sheet Data:
Cash and Cash Equivalents	$1,703,077	$3,614,731	$1,626,862
Working Capital	$(18,395,689)	$(14,549,498)	$744,823
Total Assets	$26,647,410	$24,865,564	$34,940,181
Total Liabilities	$36,128,067	$31,138,028	$29,809,728
Total Stockholder's (Deficit) Equity	$(9,480,657)	$(6,272,464)	$5,130,453

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

Forward-looking statements in this prospectus reflect the good-faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed below and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as well as those discussed elsewhere in this prospectus. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this report. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of the prospectus.

The Company and our Business

We are a broad-based services company with a dedicated focus on growth of existing business, together with expansion through mergers and acquisitions in the Pacific Rim region. Our mission is to identify and invest in business opportunities, apply our skills and resources to nurture and enhance the performance of those businesses across key business metrics, and to deliver accelerating shareholder value.

We plan to acquire growth businesses at discounted prices in our target sectors and markets in conjunction with business partners. We expect to focus on growth opportunities with distressed businesses that require improvements in management, financial processes and liquidity to be successful. We plan to acquire or invest in growth and commodity businesses in the energy sector including oil & gas, solar, biofuels, and other energy markets. We expect to focus on sectors that would benefit from the infrastructure and business processes of IA Global. We expect to leverage our Asian presence with US based companies seeking to expand their Asian business.

Going Concern

The Form 10-Q for the three months ended June 30, 2009 and the Form 10-K for the year ended March 31, 2009 have been prepared by management in accordance with accounting principles generally accepted in the United States on a “going concern” basis, which presumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.

The Company has incurred operating losses for three months ended June 30, 2009 and 2008, the year ended March 31, 2009, the transition period for the three months ended March 31, 2008, and for the years ended December 31, 2007 and 2006, as well having an accumulated deficit of approximately $63,200,000 and $59,600,000 and a working capital deficit of approximately $18,396,000 ($14,763,000 relates to the current portion of long term debt) and $14,549,000 as of June 30, 2009 and March 31, 2009. Furthermore, the Company has not remitted and is delinquent payroll tax withholding and expenses on a timely basis for their Japanese subsidiary Global Hotline.

The Company’s ability to continue as a going concern is dependent upon continued development of their business outsource processing business, as well as upon obtaining additional financing to develop the these businesses, the ultimate realization of profits through future BPO business, and the success of the Company’s business plan. The outcome of these matters cannot be predicted at this time. These consolidated unaudited financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that might be necessary should the Company be unable to continue its business.

In addition, in connection with loans payable that the Company’s fully-owned subsidiary, Global Hotline, Inc., entered into, the equity shares of this subsidiary currently held by the lender of these loans as collateral, is being challenged by IA Global, Inc. If these shares should not be successfully recovered, the Company’s claim of ownership in this subsidiary may be limited.

Summary of Recent Business Operations

Three Months Ended June 30, 2009

We had revenues of $13.4 million for the three months ended June 30, 2009 as compared to $19.7 million for the three months ended June 30, 2008. We have incurred a net loss $3.7 million for the three months ended June 30, 2009 as compared to a net profit of $.8 million for the three months ended June 30, 2008.

The decrease was due to the reduction in AIG revenues, termination of our NTT contracts and a softening of our revenues from our telecommunication contracts during the three months ended June 30, 2009, offset by a reduction in selling, general and administrative expenses.

Year Ended March 31, 2009

We had revenues of $57.1 million for the twelve months ended March 31, 2009 as compared to $38.7 million for the twelve months ended March 31, 2008. We have incurred a net loss $20.2 million for the twelve months ended March 31, 2009 as compared to a net loss of $7.1 million for the twelve months ended March 31, 2008.

This growth was driven by new contracts, process improvements, infrastructure expansion, and macro economic trends such as the ongoing gains in the Japanese economy, consistent year on year growth in targeted industries, higher disposable incomes, and the increasingly rapid growth of the senior citizen demographic.

However, the year ended March 31, 2009 was impacted by losses from the near collapse of AIG and the loss of other telecoms contracts, the deferral of revenue of $2.6 million from a telecom contract over the period April 1, 2009- March 31, 2011, termination and credits totaling $2.8 million related to the cancellation of an unprofitable telecom contract, costs totaling $2.1 million related to reductions in staff, impairment of our equity investment in Australia Secured Finance Ltd. of $7.2 million, a loss on sale of securities to Taicom Securities Co Ltd of $1.7 million and a loss on sale of securities to GPlus Media Co Ltd of $1.3 million.

During 2008/9, we entered into loans of $.6 million at IA Global and $8.9 million at Global Hotline. During 2008/9, we repaid loans of $1.1 million at IA Global and $12.5 million at Global Hotline.

As of February 25, 2009, all Global Hotline assets are collateralized to H Capital. On approximately April 1, 2009, the Company pledged its ownership in Global Hotline as collateral for the loans, subject to a thirty day notice period in the case of default under the agreement.

At March 31, 2009, we had current and long-term indebtedness of $15.3 million. Global Hotline will need to repay or refinance $13.4 million by March 31, 2010, including approximately $4.4 million in September 30, 2009.

On May 26, 2009, we received notices from H Capital, an unlicensed Japanese lender, demanding repayment of certain loans provided by that entity to our Global Hotline and SG Telecom subsidiaries. On May 27, 2009, Global Hotline and SG Telecom did not repay the loans as requested by H Capital. On June 9, 2009, the unlicensed Japanese lender submitted documents claiming ownership of the Company’s ownership interest in 600 shares of Global Hotline.

After review by Japanese corporate counsel, we are challenging the validity of the loans and the collateral claimed by H Capital and the excessive interest rate and fees. We discovered that Global Hotline management provided stock certificates to the unlicensed lender in early March 2009 in violation of the Transfer Agreement the Company signed. We have disputed all notices received from H Capital. The parties continue to negotiate over the alleged unpaid loans.

The principal balance due H Capital as of September 30, 2009 was approximately 150,000,000 Yen, or approximately $1,601,000 at current exchange rates, plus accrued interest and fees.

Liquidity and Capital Resources

Three Months Ended June 30, 2009

We had cash of approximately $1.7 million, a net working capital deficit of approximately $18.4 million (due to the current portion of long term debt of $14.8 million) and total indebtedness of $15.8 million as of June 30, 2009.

During the three months ended June 30, 2009, IA Global obtained loans of $2.3 million in the aggregate and we repaid loans of $2.1 million owed by Global Hotline.

As of February 25, 2009, all Global Hotline assets were pledged as collateral to H Capital. On approximately April 1, 2009, the Company pledged its ownership in Global Hotline as collateral for the loans, subject to a thirty day notice period in the case of default under the agreement.

On February 25, 2009, Global Hotline and subsidiaries pledged all accounts receivable to H Capital and provided H Capital with all bank books and corporate seals, which allows H Capital to control all cash.

Certain recent developments relating to the outstanding indebtedness of IA Global and our subsidiaries, including our ongoing negotiations with our Japanese lenders, are described in more detail in the notes to the financial statements set forth in this Form 10-Q (see Part I, Item 1 – Financial Statements). The Company’s recent efforts to generate additional liquidity, including through sales of its common stock, are also described in more detail in such financial statement notes.

Year Ended March 31, 2009

We had cash of approximately $3.6 million, a net working capital deficit of approximately $14.5 million and debt of $15.3 million as of March 31, 2009.

During 2008/9, we entered into loans of $.6 million at IA Global and $8.9 million at Global Hotline. During 2008/9, we repaid loans of $1.1 million at IA Global and $12.5 million at Global Hotline.

As of February 25, 2009, all Global Hotline assets, including accounts receivable are collateralized to H Capital. On approximately April 1, 2009, the Company pledged its ownership in Global Hotline as collateral for the alleged loans, subject to a thirty day notice period in the case of default under the agreement.

At March 31, 2009, we had current and long-term indebtedness of $15.3 million. Global Hotline will need to repay or refinance $13.4 million by March 31, 2010, including approximately $4.4 million in September 30, 2009.

On May 26, 2009, we received notices from H Capital, an unlicensed Japanese lender, demanding repayment of certain loans provided by that entity to our Global Hotline and SG Telecom subsidiaries. On May 27, 2009, Global Hotline and SG Telecom did not repay the loans as requested by H Capital. On June 9, 2009, the unlicensed Japanese lender submitted documents claiming ownership of the Company’s ownership interest in 600 shares of Global Hotline.

After review by Japanese corporate counsel, we are challenging the validity of the loans and the collateral claimed by H Capital and the excessive interest rate and fees. We discovered that Global Hotline management provided stock certificates to the unlicensed lender in early March 2009 in violation of the Transfer Agreement the Company signed. We have disputed all notices received from H Capital. The parties continue to negotiate over the alleged unpaid loans.

The principal balance due H Capital as of September 30, 2009 was approximately 150,000,000 Yen, or approximately $1,601,000 at current exchange rates, plus accrued interest and fees.

On August 2, 2009, we entered into a Stock Purchase Agreement (“Agreement 1”) with Inter Asset Japan LBO No 1 Fund, an existing shareholder (the “Shareholder”). Under the terms of Agreement 1, we agreed to issue and sell to the Shareholder 1,500,000 shares of the Company’s common stock, par value $0.01 per share, for an aggregate purchase price of $60,000, or $0.04 per share. On August 17, 2009, we entered into a Stock Purchase Agreement (“Agreement 2”) with Inter Asset Japan LBO No 1 Fund. Under the terms of Agreement 2, we agreed to issue and sell to the Shareholder 5,000,000 shares of our common stock for an aggregate purchase price of $200,000, or $0.04 per share.

Also under the terms of the Agreement 2, the Shareholder has committed to purchase, and we have agreed to issue and sell to the Shareholder, additional shares of our common stock in accordance with the following schedule:

•	2,500,000 shares at a purchase price of US$.04 per share, or an aggregate price of US$100,000 on or before September 4, 2009.
•	1,250,000 shares at a purchase price of US$.04 per share, or an aggregate price of US$50,000 on or before September 18, 2009.
•

50,000,000 shares at a purchase price of US$.04 per share, or an aggregate price of US$2,000,000 on or before November 10, 2009. To date, the Company has received $100,000 and now expects to receive the remaining $1,900,000 on or before December 15, 2009. Further, the Company expects that a total of $300,000 of the funds can be used for working capital and the remaining $1,700,000 can be used for investments.

The Shareholder’s obligation to purchase the foregoing shares by the date specified is conditioned upon the representations and warranties of the Company contained in the Agreement being accurate as of the date of such closing.

Finally, the Shareholder has the option, but not the obligation, to purchase, on or before December 31, 2009, an additional 50,000,000 shares of Common Stock at a purchase price of US$.04 per share, or an aggregate price of US$2,000,000.

IA Global and each subsidiary manage their cash flow independently. IA Global funds its operations from loans, convertible debentures, inter-company borrowings, loans collateralized by stock, management service fees and dividends from its equity investments. Global Hotline funds its operations from bank debt and at times needs to refinance this bank debt. Global Hotline Philippines funds its operations from inter-company borrowings.

Each entity will need to obtain additional financing in order to continue our current operations, service our debt repayments and acquire businesses. There can be no assurance that we will be able to secure funding, or that if such funding is available, whether the terms or conditions would be acceptable to us.

Each entity will need to obtain additional financing in order to continue our current operations. There can be no assurance that we will be able to secure funding for our existing operations, or that if such funding is available, whether the terms or conditions would be acceptable to us.

Volatility and disruption of financial markets could affect our access to credit. The current difficult economic market environment is causing contraction in the availability of credit in the marketplace. This could potentially reduce or eliminate the sources of liquidity for the Company.

If the Company is unable to obtain additional financing, we may need to restructure our operations, divest all or a portion of our business or file for bankruptcy.

Since inception, we have financed our operations primarily through sales of our equity securities in our initial public offering and from several private placements, loans and capital contributions, primarily from related parties. Net cash proceeds from these items have totaled approximately $20.9 million as of March 31, 2009, with approximately $8.8 million raised in the initial public offering, $8.6 million raised in private placements, $4.0 million raised in the conversion of debt and $0.7 million used for the share repurchase program. In addition, we have issued equity for non-cash items totaling $32.1 million, including $7.0 million from the ASFL equity investment, $4.1 million from the Taicom equity investment, $1.4 million each from the GPlus and Slate equity investments, $.3 and $.2 million related to the Asia Premier and Shift acquisition, respectively, $7.1 million issued for services, $3.6 million related to a beneficial conversion feature, $3.9 million from debenture conversions, and $3.1 million related to the Global Hotline acquisition. Additional funding was obtained from notes payable and long term debt of approximately $15.3 million.

Recent and Expected Losses

We have experienced net losses since inception. There can be no assurance that we will achieve or maintain profitability.

LEGAL PROCEEDINGS

On April 30, 2009, Global Hotline entered into negotiations to refinance $12,379,000 in debt with its Japanese banks. Global Hotline is proposing to refinance this debt on a long-term basis and freeze any payments in the short term. To date, all banks but Mitsubishi Tokyo UFJ Bank Co Ltd. have agreed to freeze all payments through September 30, 2009. Global Hotline continues to negotiate with our Japanese banks on the repayment of the debt.

On May 26, 2009, we received notices from H Capital, an unlicensed Japanese lender, demanding repayment of certain loans provided by that entity to our Global Hotline and SG Telecom subsidiaries. On May 27, 2009, Global Hotline and SG Telecom did not repay the loans as requested by H Capital. On June 9, 2009, the unlicensed Japanese lender submitted documents claiming ownership of the Company’s ownership interest in 600 shares of Global Hotline.

After review by Japanese corporate counsel, we are challenging the validity of the loans and the collateral claimed by H Capital and the excessive interest rate and fees. We discovered that Global Hotline management provided stock certificates to the unlicensed lender in early March 2009 in violation of the Transfer Agreement the Company signed. We have disputed all notices received from H Capital. The parties continue to negotiate over the alleged unpaid loans.

The principal balance due H Capital as of September 30, 2009 was approximately 150,000,000 Yen, or approximately $1,601,000 at current exchange rates, plus accrued interest and fees.

We have payroll, social insurance and other tax liabilities at Global Hotline of approximately 800,000,000 Yen or approximately $9.0 million at current exchange rates as of September 30, 2009.

On April 1, 2009, the Company agreed to issue preferred stock (“IAO Preferred Stock”), at $1,000 per share, to ArqueMax Ventures LLC (“AMV”) for $317,000 in the Amendment to Share Exchange Agreement.

At AMV’s sole discretion, AMV may either (1) convert some or all of its IAO Preferred Stock into 12,800,000 shares of the Company’s common stock pro rata at $0.025 per share; or (2) exchange IAO Preferred Stock for 971,458 Taicom Stock owned by the Company pro rata. The conversion of IAO Preferred Stock intoTaicom Stock is automatically triggered in the case of certain events, including delisting from NYSE AMEX, bankruptcy or insolvency.

On July 17, 2009 and September 28, 2009, AMV notified us that we were in default under the June 8, 2009 Services Agreement (“Agreement”) and as a result did not fund the $60,000 due June 30, 2009, July 15, 2009 and July 31, 2009. However, AMV was late in funding as required by the Agreement. On October 30, 2009, the Company agreed to issue 4,000,000 shares based on the $120,000 in funded under this Agreement.

On November 16, 2009, but effective August 4, 2009, AMV claimed ownership of our Taicom shares. This is expected in a loss on investment of approximately $2,861,000. The parties continue to negotiate over the agreements.

MANAGEMENT

Our directors and executive officers, their ages, their respective offices and positions, and their respective dates of election or hire are as follows:

Name	Age	Positions and Offices Held	Since

Brian Hoekstra	50	Director	August 2, 2009
		Chief Executive Officer	September 4, 2009

Mark Scott	56	Chief Financial Officer	October 2, 2003
		President	August, 2005 - February 2007
		Chief Operating Officer	February 2007 - August 24, 2009
		Secretary	January, 2004
		Director	January, 2004 - December 2008

Ryuhei Senda	50	Management Director	August 2, 2009

Michael Garnreiter	57	Independent Director	September 4, 2009

Jack Henry	66	Independent Director	September 4, 2009

Greg LeClaire	40	Independent Director	September 4, 2009

Business Experience Descriptions

Brian Hoekstra

Mr. Hoekstra, who has served as the Company’s Chief Executive Officer since September 4, 2009, has more than 27 years of professional experience including corporate management, strategic planning and business development, as well as extensive technical expertise in lasers, optics and materials processing. From September 1999 until June 2009, he was Founder, President and CEO of Applied Photonics, Inc., a leading laser solutions provider for the flat panel display industry with an installation base located primarily in Asia.

From February 1998 until September 1999, Mr. Hoekstra was Vice President of Technology at Accudyne. From 1992 until 1998, he held various corporate positions specializing in marketing, intellectual property protection, technology transfer, and commercialization. From 1986 until 1992, he was the Deputy Director of a NASA-sponsored Commercial Center focused on space-based crystal growth. From 1983 until 1986, Mr. Hoekstra was a leading researcher at the Air Force Materials Laboratory at Wright Patterson AFB.

Mr. Hoekstra graduated from Illinois Institute of Technology with a bachelor’s degree in physics in 1981, attended the U.S. Air Force Academy from 1977 until 1979, and has completed numerous professional military and continuing education courses. He has been an independent director of Amtech Systems, Inc. (NASDAQ: ASYS) since February 19, 2007.

Mark Scott

Mr. Scott has served as Chief Financial Officer since October 2003, COO from August 2005 to August 2009, and a Director from January 2004 to December 2008. He has wide experience in executive financial positions in the United States including most recently with Digital Lightwave; Network Access Solutions; and Teltronics, Inc.

He has also held senior financial positions at Protel, Inc., Crystals International, Inc., Ranks Hovis McDougall, LLP and Brittania Sportswear, and worked at Arthur Andersen. As a member of the National Association of Corporate Directors, he is a certified corporate director.

Ryuhei Senda

Mr. Senda has more than 25 years of professional experience including project and corporate management, strategic planning and business development, as well as management of investment funds. Mr. Senda was Director of Business Development of Applied Photonics, Inc., a leading laser solutions provider for the flat panel display industry from April 2004 to February 2009.

Mr. Senda was the project manager of Mitsubishi Corporation in Japan from April 1992 to March 2004 and played key roles introducing and spreading 2D bar code in Japanese and U.S. market. At the same time, he managed the investment fund for the next generation technologies funded by Mitsubishi Corporation and certain other major Japanese companies.

Mr. Senda graduated from Hitotsubashi University in Tokyo, Japan with a bachelor’s degree of business in 1981.

Michael Garnreiter

Mr. Garnreiter is currently President of Rising Sun Restaurant Group, L.L.C., a private restaurant operating company and has held that position since August 2006. From April 2002 through June 2006, Mr. Garnreiter was Executive Vice President, Treasurer, and Chief Financial Officer of the Main Street Restaurant Group.

Mr. Garnreiter is a director of TASER International, Inc. (NASDAQ: TASR), Knight Transportation Inc. (NYSE: KNX) and Amtech Systems, Inc. (NASDAQ: ASYS). Mr. Garnreiter previously served as a general partner of the international accounting firm of Arthur Andersen from 1974 through March 2002. Mr. Garnreiter holds a B.S. degree in accounting from California State University at Long Beach and is a Certified Public Accountant.

Mr. Garnreiter is the chairman of our Audit Committee and a member of our Nominations and Governance and Compensation Committees.

Jack Henry

Mr. Henry has served on the board of directors of White Electronic Designs Corp. (NASDAQ: WEDC) since January 2004 and currently serves as the chairman of its audit committee and is a member of its compensation and operations review committees. Mr. Henry has also served on the board of directors of Grand Canyon Education, Inc. (NASDAQ: LOPE) since November 2008 and currently serves as the chairman of its audit committee. He also currently serves on the boards of directors of several private companies and previously served on the boards of directors of four other public-reporting companies. Mr. Henry was one of the founders of the Arizona Chapter and is the President of the Arizona Chapter of the National Association of Corporate Directors (NACD).

Mr. Henry began his career in 1966 with Arthur Andersen. He became a Partner in 1976 and was Managing Partner of the Phoenix office from 1982 to 2000. In 2000, Jack retired from Arthur Andersen and formed Sierra Blanca Ventures LLC, a private consulting and investment firm. He has served in a variety of community positions including chairman of the Arizona Chamber of Commerce and Greater Phoenix Leadership, Greater Phoenix Economic Council, Arizona Business Hall of Fame, Phoenix Convention & Visitors Bureau, Junior Achievement, Violence Prevention Initiative, Arizona Economic Forum and the Super Bowl ‘96 Executive Committee.

Mr. Henry is a frequent speaker and consultant on audit committee and corporate governance matters. Mr. Henry holds both a bachelor’s degree and an MBA from the University of Michigan.

Mr. Henry is the chairman of our Nominations and Governance Committee and a member of our Audit and Compensation Committees.

Greg LeClaire

Mr. LeClaire currently serves as a financial, operational and strategy development consultant in the technology sector. Mr. LeClaire is also a director and audit committee chairman of LiveDeal, Inc. (NASDAQ: LIVE).

From September 2006 to May 2009, Mr. LeClaire served as Vice President of Finance, Chief Financial Officer and Corporate Secretary of ClearOne Communications, Inc. (NASDAQ: CLRO), a manufacturer and marketer of audio conferencing and related products. From April 2006 until August 2006, Mr. LeClaire served as Vice President - Finance and Administration for LiveDeal, Inc., an Internet classifieds company that was acquired by a publicly-traded company.

Prior to that, Mr. LeClaire was Vice President and Chief Financial Officer of Utah Medical Products, Inc. (NASDAQ: UTMD), a multi-national medical device corporation. Mr. LeClaire has significant experience in the areas of finance and accounting, SEC reporting, Sarbanes-Oxley compliance and budgeting and financial management. He holds an M.S. degree in management from Stanford University’s Graduate School of Business and a bachelor’s degree in accounting from the University of Utah.

Mr. LeClaire is the chairman of our Compensation Committee and a member of our Audit and Nominations and Governance Committees.

Family Relationships

There are no family relationships among our directors and executive officers.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has, during the past five years:

•

Had any petition under the federal bankruptcy laws or any state insolvency law filed by or against, or had a receiver, fiscal agent, or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

•	Been convicted in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);
•

Been the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

◦

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

◦	Engaging in any type of business practice; or
◦	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

•

Been the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending, or otherwise limiting for more than 60 days the right of such person to engage in any activity described in (i) above, or to be associated with persons engaged in any such activity;

•

Been found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, where the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated; or

•

Been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, where the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended, or vacated.

Committees of the Board of Directors

The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities. The committees are currently the Audit Committee, the Nominations and Governance Committee and the Compensation Committee. In accordance with the AMEX standards, the Audit, Nominations and Governance and Compensation committees are comprised solely of non-employee, independent directors. Charters for each committee are available on the Company’s website at www.iaglobalinc.com. The table below shows current membership for each of the standing Board committees.

Audit Committee	Nominations and Governance Committee	Compensation Committee

Michael Garnreiter (1)	Jack Henry (1)	Greg LeClaire (1)
Jack Henry	Michael Garnreiter	Michael Garnreiter
Greg LeClaire	Greg LeClaire	Jack Henry

(1)  Chairman of the Committee.

Director Independence

In accordance with AMEX rules, the Board affirmatively determines the independence of each director and nominee for election as a director under AMEX’s independence standards as set forth in Section 803A of the AMEX Company Guide.

Based on these standards, at its meeting held on October 30, 2009, the Board determined that each of the following non-employee Directors are independent and has no relationship with the Company, except as a director and stockholder of the Company:

•	Michael Garnreiter;
•	Jack Henry; and
•	Greg LeClaire.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee during fiscal year ended March 31, 2009 served as an officer, former officer, or employee of the Company or had a relationship discloseable under “Related Person Transactions.” Further, during this period, no executive officer of the Company served as:

•

A member of the Compensation Committee (or equivalent) of any other entity, one of whose executive officers served as one of our directors or was an immediate family member of a director, or served on our Compensation Committee; or

•	A director of any other entity, one of whose executive officers or their immediate family member served on our Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company’s executive officers, directors and 10% stockholders are required under Section 16(a) of the Exchange Act to file reports of ownership and changes in ownership with the SEC. Copies of these reports must also be furnished to the Company.

Based solely on a review of copies of reports furnished to the Company, or written representations that no reports were required, the Company believes that during fiscal year 2009 its executive officers, directors and 10% stockholders timely filed all reports required to be filed by them pursuant to Section 16(a) of the Exchange Act Act, except for Derek Schneideman, who was late in filing two Form 4s; Mark Scott, who was late in filing three Form 4s; and Eric LaCara, who was late in filing one Form 4. The late filings by Messrs. Schneideman and Scott were due to initial issuances of stock grants under the Company’s 2007 Stock Incentive Plan. In addition, Inter Asset Japan Co Ltd. was late in filing one Form 13-D, Taicom Securities and Michael Ning were late in filing one Form 13-D, and DJ Capital and John Margersion were each late in filing one Form 4.

Code of Conduct and Ethics

The Company has adopted conduct and ethics standards titled the Code of Conduct and Ethics (the “Code of Conduct”), which are available at www.iaglobalinc.com. These standards were adopted by the Board to promote transparency and integrity of the Company. The standards apply to the Board, executives and employees. Waivers of the requirements of the Code of Conduct or associated polices with respect to members of the Board or executive officers are subject to approval of the full Board.

The Company’s Code of Conduct includes the following:

•	promotes honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest;
•

promotes the full, fair, accurate, timely and understandable disclosure of the Company’s financial results in accordance with applicable disclosure standards, including, where appropriate, standards of materiality;

•	promotes compliance with applicable SEC, AMEX and governmental laws, rules and regulations;
•	deters wrongdoing; and
•	requires prompt internal reporting of breaches of, and accountability for adherence to, the Code of Conduct.

On an annual basis, each director and executive officer is obligated to complete a questionnaire that requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest. Pursuant to the Code of Conduct, the Audit Committee and the Board are charged with resolving any conflict of interest involving management, the Board and employees on an ongoing basis.

EXECUTIVE COMPENSATION

The following table provides information concerning remuneration of the chief executive officer, the chief operating and financial officer and the two other most highly compensated executive officers of the Company during the fiscal years ended March 31, 2009 and 2008 and December 31, 2007.

On July 25, 2007, the Board resolved that the fiscal year of the Company that began on January 1, 2007 will end on December 31, 2007, and from that date forward, the fiscal year of the Company will be the period beginning on April 1 of each year and ending on March 31 of the following year.

Summary Compensation Table

Name and Principal Position	Year Ending	Salary ($)	Bonus ($)	Stock Awards ($) (4)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (1)	Change In Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)

Derek Schneideman	3/31/2009	$250,000	$—	$48,723	$169,000	$—	$—	$15,704	$483,427
Chief Executive Officer	3/31/2008	$250,000	$—	$—	$417,000	$30,000	$—	$—	$697,000
	12/31/2007	$221,634	$—	$—	$487,000	$74,509	$—	$—	$783,143

Mark Scott	3/31/2009	$200,000	$—	$43,441	$97,000	$—	$—	$—	$340,441
Chief Operating and Financial Officer	3/31/2008	$200,000	$—	$—	$314,250	$24,000	$—	$—	$538,250
	12/31/2007	$200,000	$—	$—	$351,750	$19,000	$—	$4,513	$575,263

Hideki Anan	3/31/2009	$334,249	$—	$—	$24,000	$159,166	$—	$—	$517,415
CEO of Global Hotline, Inc.	3/31/2008	$293,880	$—	$—	$217,500	$69,971	$—	$—	$581,351
	12/31/2007	$285,194	$—	$—	$170,000	$67,903	$—	$—	$523,097

Kyo Nagae	3/31/2009	$212,487	$—	$—	$—	$29,844	$—	$—	$242,331
CFO of Global Hotline, Inc.	3/31/2008	$186,824	$—	$—	$145,000	$13,120	$—	$—	$344,944
	12/31/2007	$173,663	$—	$—	$64,000	$12,732	$—	$—	$250,395

(1)

The March 31, 2009 amounts reflect bonuses earned and paid for the year ended March 31, 2009 for Mr. Anan and Mr. Nagae. The March 31, 2008 amounts reflect bonuses earned and paid for the year ended March 31, 2008 for Mr. Schneideman, Mr. Scott, Mr. Anan and Mr. Nagae. The 2007 amounts reflect bonuses earned and paid for during the year ended December 31, 2007 for Mr. Schneideman, Mr. Scott, Mr. Anan and Mr. Nagae.

(2)

These amounts reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended March 31, 2009 and 2008 and December 31, 2007, in accordance with FAS 123-R of awards pursuant to the 2007 Stock Incentive Plan. Assumptions used in the calculation of this amount are included in footnote 2 to the Company’s audited financial statements for the fiscal years ended March 31, 2009, the transition period for the three months ended March 31, 2008 and the year ended December 31, 2007 included in the Company’s Annual Report on Form 10-K filed with the SEC on July 14, 2009.

(3)	The year ended March 31, 2009 amounts reflect a Tokyo apartment for Mr. Schneideman. The year ended December 31, 2007 amounts reflect a Tokyo apartment for Mr. Scott.
(4)

The amounts for 2009 for Mr. Schneideman include a $38,106 increase in his base salary with the issuance of 131,400 shares common stock and a bonus of $10,617 with the issuance of 151,670 shares common stock for achieving profitability targets of $730,844 for the quarter ended June 30, 2008. The amounts for 2009 for Mr. Scott include a $35,478 increase in his base salary with the issuance of 131,400 shares of common stock and a bonus of $10,617 with the issuance of 151,670 shares common stock for achieving profitability targets of $730,844 for the quarter ended June 30, 2008.

Outstanding Equity Awards at Fiscal Year Ended March 31, 2009

	Option Awards (2)					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#) (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options Unexerciseable (#) (1)	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)

Derek Schneideman	333,333	166,667	—	$0.14	2/12/2017	—	$—	—	$—
	500,000	500,000	—	$0.37	7/10/2017	—	$—	—	$—
	41,667	58,333	—	$0.47	10/2/2017	—	$—	—	$—
	125,000	375,000	—	$0.29	5/8/2018	—	$—	—	$—
	33,333	166,667	—	$0.12	7/28/2018	—	$—	—	$—

Mark Scott	400,000	—	—	$0.30	1/11/2014	—	$—	—	$—
	100,000	—	—	$0.20	5/16/2014	—	$—	—	$—
	100,000	—	—	$0.24	11/18/2014	—	$—	—	$—
	100,000	—	—	$0.26	7/31/2015	—	$—	—	$—
	208,333	41,667	—	$0.16	8/14/2016	—	$—	—	$—
	166,667	83,333	—	$0.15	2/22/2017	—	$—	—	$—
	250,000	250,000	—	$0.37	7/10/2017	—	$—	—	$—
	114,583	160,417	—	$0.47	10/2/2017	—	$—	—	$—
	50,000	150,000	—	$0.29	5/8/2018	—	$—	—	$—
	33,333	166,667	—	$0.12	7/28/2018	—	$—	—	$—
	—	250,000	—	$0.06	1/29/2019	—	$—	—	$—

Hideki Anan	500,000	—	—	$0.20	6/22/2015	—	$—	—	$—
	400,000	200,000	—	$0.16	2/27/2017	—	$—	—	$—
	100,000	100,000	—	$0.37	7/10/2017	—	$—	—	$—
	250,000	500,000	—	$0.29	3/4/2018	—	$—	—	$—
	33,333	166,667	—	$0.12	7/28/2018	—	$—	—	$—

Kyo Nagae	350,000	—	—	$0.20	6/22/2015	—	$—	—	$—
	266,667	133,333	—	$0.16	2/27/2017	—	$—	—	$—
	166,667	333,333	—	$0.29	3/4/2018	—	$—	—	$—

(1)

All options listed above vest quarterly over a three year term, except for Mr. Scott’s option award dated January 12, 2004. This option award vests annually over three years. All option awards have a ten year life.

(2)

On June 17, 2009, the Change of Control Provision 8.2 (d) was triggered under the Scott Agreement (as defined below) because during any period of twenty-four consecutive months, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board. All stock options were vested as of June 17, 2009.

Grants of Plan Based Awards in Fiscal Year Ended March 31, 2009

								All Other	All Other		Grant
								Stock	Option		Date
								Awards;	Awards;	Exercise	Fair
		Estimated Future Payouts			Estimated Future Payouts			Number	Number of	or Base	Value
		Under Non-Equity			Under Equity			of Shares	Securities	Price of	of Stock
		Incentive Plan Awards			Incentive Plan Awards			of Stock	Underlying	Option	and
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Option
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#) (2)	(#) (1)	($/Sh)	Awards

Derek Schneideman	5/9/2008	$—	$255,000	$—	—	—	—	283,070	500,000	$0.29	$145,000
	7/29/2008	$—	$—	$—	—	—	—	—	200,000	$0.12	$24,000

Mark Scott	5/9/2008	$—	$155,000	$—	—	—	—	245,152	200,000	$0.29	$58,000
	7/29/2008	$—	$—	$—	—	—	—	—	200,000	$0.12	$24,000
	1/30/2009	$—	$—	$—	—	—	—	—	250,000	$0.06	$15,000

Hideki Anan	7/29/2008	$—	$—	$—	—	—	—	—	200,000	$0.12	$24,000

Kyo Nagae		$—	$—	$—	—	—	—	—	—	$—	$—

(1)	The amount shown in this column reflects the number of options granted pursuant to the 2007 Stock Incentive Plan and vest quarterly over three years.
(2)

The amounts for Mr. Schneideman include a $38,106 increase in his base salary with the issuance of 131,400 shares common stock and a bonus of $10,617 with the issuance of 151,670 shares common stock for achieving profitability targets of $730,844 for the quarter ended June 30, 2008. The amounts for 2009 for Mr. Scott include a $35,478 increase in his base salary with the issuance of 131,400 shares of common stock and a bonus of $7,963 with the issuance of 113,752 shares common stock for achieving profitability targets of $730,844 for the quarter ended June 30, 2008.

Employment Agreements

The committee reviewed the performance of the chief executive officer and chief operating and financial officer prior to the automatic renewal on September 7, 2008 of their employment agreements dated September 5, 2007 for the period September 5, 2008 through September 5, 2010.

Derek Schneideman’s Employment Agreement

On September 5, 2007, the Company entered into new employment agreement with Derek Schneideman, the Company’s Chief Executive Officer. Derek Schneideman’s Employment Agreement (“Schneideman Agreement”) has a two year term beginning on September 5, 2007, and is renewable on an annual basis one year prior to the termination of the prior term. On September 5, 2008, his employment agreement automatically renewed for the period September 5, 2008 through September 5, 2010.

The Company pays Mr. Schneideman an annual base salary of $250,000, and will provide for participation in the Company’s benefit programs available to other senior executives (including group insurance arrangements). Also under the Schneideman Agreement, Mr. Schneideman may be paid a bonus up to $255,000, as may be declared by the Company’s compensation committee based on Mr. Schneideman raising additional capital for the Company and the Company’s profitability and share price improvement.

If Mr. Schneideman’s employment is terminated without cause (as defined below), Mr. Schneideman will be entitled to a payment equal to one year’s annual base salary, and the full vesting of any previously granted and unexpired options. If Mr. Schneideman’s employment is terminated without cause within one year following a change of control (as defined below), or if Mr. Schneideman terminates his employment for good reason (as defined below), Mr. Schneideman will be entitled to a payment equal to two times the sum of his annual base salary plus the highest annual bonus earned by Mr. Schneideman for any of the three fiscal years, and the full vesting of any previously granted and unexpired options. Mr. Schneideman is required to provide not less than twelve (12) months written notice to the Company to terminate his employment with the Company at any time for any reason.

On June 17, 2009, the Change of Control Provision 8.2 (d) was triggered under the Scott Agreement because during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board. All stock options were vested as noted as of June 17, 2009. All other rights and benefits are to be handled in accordance with the Employment Agreement dated September 5, 2007.

On August 2, 2009, Derek Schneideman resigned as our Chief Executive Officer and as a member of the Board, effective immediately upon the Company’s filing of the 2009 Form 10-K, which occurred on September 3, 2009. Mr. Schneideman did not resign from the Board due to any disagreement with the Company relating to the Company’s operations, policies or practices.

Mark Scott’s Employment Agreement

On September 5, 2007, the Company entered into new employment agreement with Mark Scott, the Company’s Chief Operating and Financial Officer. Mark Scott’s Employment Agreement (“Scott Agreement”) has a two year term beginning on September 5, 2007, and is renewable on an annual basis one year prior to the termination of the prior term. On September 5, 2008, his employment agreement automatically renewed for the period September 5, 2008 through September 5, 2010.

The Company pays Mr. Scott an annual base salary of $200,000, and will provide for participation in the Company’s benefit programs available to other senior executives (including group insurance arrangements). Also under the Scott Agreement, Mr. Scott may be paid a bonus up to $155,000, as may be declared by the Company’s compensation committee based on Mr. Scott raising additional capital for the Company and the Company’s profitability and share price improvement.

If Mr. Scott’s employment is terminated without cause (as defined below), Mr. Scott will be entitled to a payment equal to one year’s annual base salary, and the full vesting of any previously granted and unexpired options. If Mr. Scott’s employment is terminated without cause within one year following a change of control (as defined below), or if Mr. Scott terminates his employment for good reason (as defined below), Mr. Scott will be entitled to a payment equal to two times the sum of his annual base salary plus the highest annual bonus earned by Mr. Scott for any of the three fiscal years, and the full vesting of any previously granted and unexpired options. Mr. Scott is required to provide not less than twelve (12) months written notice to the Company to terminate his employment with the Company at any time for any reason.

On June 17, 2009, the Change of Control Provision 8.2 (d) was triggered under the Scott Agreement because during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board. All stock options were vested as of June 17, 2009. All other rights and benefits are to be handled in accordance with the Employment Agreement dated September 5, 2007.

On August 24, 2009, the Company entered into a new Employment Agreement with Mark Scott, the Company’s Chief Financial Officer, which replaces his Employment Agreement dated September 5, 2007.

Mark Scott’s Employment Agreement (“New Scott Agreement”) has a one year term beginning on August 24, 2009, and is renewable on a mutually agreeable basis. The Company will pay Mr. Scott an annual base salary of $96,000, and will provide for participation in the Company’s benefit programs available to other senior executives (including group insurance arrangements). Also under the Scott Agreement, Mr. Scott is eligible for discretionary performance bonuses based upon performance criteria to be determined by the Company’s Compensation Committee based on criteria under development. If Mr. Scott’s employment is terminated without Cause (as defined in the Scott Agreement), Mr. Scott will be entitled to a payment equal to one year’s annual base salary paid at the Company’s discretion in a lump sum or over the next year.

The board of directors awarded Mr. Scott 200,000 shares of Restricted Stock and an option to purchase 300,000 shares of the Company’s common stock. The awards were granted at the fair market price of $0.05 per share based on the adjusted closing price on August 20, 2009, the last trading day before the board of director meeting. In accordance with the 2007 Stock Incentive Plan, the Restricted Stock vests on November 23, 2009 and the stock option vests quarterly over three years and expires on August 23, 2019.

Definitions Used in Employment Agreements

For purposes of the Employment Agreements described above, the following definitions apply:

1. “Termination without Cause” means the Company involuntarily terminates the executive’s at any time and for any reason, or no reason whatsoever, upon thirty (30) days written notice to the executive.

2. “Change in control” means any of the following:

•	the acquisition by any person or entity of our common stock so that such person or entity holds or controls 50% or more of our outstanding common stock;
•

the merger or consolidation of the Company with or into any other entity in circumstances where the holders of the Company’s outstanding shares of capital stock before the transaction do not retain stock representing a majority of the voting power of the surviving entity;

•	a sale of all or substantially all of the assets of the Company to a third party;
•	within any 24-month period, the change in 50% or more of the Company’s directors.

3. “Cause”: means:

•	the executive’s performance of the duties in a grossly negligent manner,
•

the executive’s repeated failure to perform the duties as the Company reasonably requires or to abide by the Company’s polices and/or procedures for the operation of its business and the continuation thereof after the receipt by the executive of written notice from the Company,

•

the Executive’s willful and material breach of a provision of his Employment Agreement, or actions or omissions by the Executive that are criminal, fraudulent, or involve dishonesty, or constitute intentional breach of fiduciary obligation or intentional wrongdoing or malfeasance, and, in each instance, result in harm to the operations or reputation of the Company.

4. “Good Reason” means the initial existence of any of the following during the one year period following a Change in Control without the executive’s consent:

•	a material diminution in the executive’s compensation; or
•

a material change in the geographic location at which the executive must perform the services. For this purpose, a material change will include a requirement that the executive regularly perform services at a location more than 50 miles from his primary place of employment.

Potential Payments Upon Termination or Change in Control

The Company’s Employment Agreements with the Named Executive Officers have the following Change of Control or severance payments.

Derek Schneideman

The following table shows the potential payments upon termination for Derek Schneideman, the Company’s Chief Executive Officer:

Executive Payments Upon Separation	Voluntary Or For Cause Termination on 3/31/09	Early or Normal Retirement on 3/31/09	Involuntary Not For Good Termination on 3/31/09	Involuntary for Good Reason Termination (Change In Control on 3/31/09	Disability or Death on 3/31/09
Compensation:
Base salary (1)	$—	$—	$288,106	$576,212	$—
Performance-based incentive compensation (2)	$—	$—	$—	$90,000	$—
Stock options	$—	$—	$—	$—	$—

Benefits and Perquisites:
Health and welfare benefits	$—	$—	$—	$—	$—
Accrued vacation pay (3)	$29,780	$29,780	$29,780	$29,780	$29,780

Total	$29,780	$29,780	$317,886	$695,992	$29,780

(1)	Reflects twelve months severance to be paid upon termination without cause and twenty-four months’ severance to be paid for involuntary termination following a change in control.
(2)	Reflects two times the highest bonus paid in the last three years.
(3)	Reflects the value of vacation pay accrued as of March 31, 2009.

As disclosed above, Mr. Schneidman resigned as our Chief Executive Officer on August 2, 2009, effective immediately upon the Company’s filing of the 2009 Form 10-K, which occurred on September 3, 2009. In connection with Mr. Schneideman’s resignation, he and the Company entered into a Separation Agreement and Full Release of Claims (the “Separation Agreement”), which was effective as of August 2, 2009. Pursuant to the Separation Agreement, the Company agreed to make the following severance payments to Mr. Schneideman:

•	$100,000 payable upon the Company’s filing of the 2009 Form 10-K with the SEC, provided that Mr. Schneideman executes the certifications required in connection with filing the 2009 Form 10-K; and
•

$100,000 payable 60 days following the effective date of Mr. Schneideman’s resignation, provided that (i) the Company’s filings with the SEC are not determined to contain materially inaccurate information, material representations or material omissions, (ii) evidence of fraud or illegal acts on the part of Mr. Schneideman is not discovered, and (iii) Mr. Schneideman has not made any misrepresentations in connection with its purchase of the Shares, as described above.

Mr. Schneideman was also paid a total of $52,827 for accrued but unpaid salary, benefits and business expense reimbursements as of the date of the Separation Agreement. The Separation Agreement provides that Mr. Schneideman will continue to provide services to the Company as a consultant for a period of 12 months following the effective date of his resignation as Chief Executive Officer. In exchange for such services (which include services related to preparing the Company’s proxy statement for its 2009 Annual Meeting of Stockholders), the Company will pay Mr. Schneideman $2,000 per month. The Company is entitled to terminate the consulting relationship upon 30 days advance notice and payment of the consulting fee to which Mr. Schneideman would be entitled in the 30 days following such notice.

In consideration of and for the severance payments and consulting arrangement described above, Mr. Schneideman provided a broad release in favor of the Company with respect to any and all rights, claims, demands, causes of actions and liabilities of any nature relating to his employment with the Company, the termination of such employment, and/or his entry into the Separation Agreement. Finally, the Separation Agreement also contains customary provisions with respect to confidentiality, non-disclosure, non-solicitation, non-disparagement and Mr. Schneideman’s return of any property of the Company in his possession.

Mark Scott

The following table shows the potential payments upon termination for Mark Scott, the Company’s Chief Operating and Financial Officer:

Executive Payments Upon Separation	Voluntary Termination on 3/31/09	Early Retirement on 3/31/09	Involuntary Not For Good Termination on 3/31/09	Involuntary for Good Reason Termination (Change In Control on 3/31/09	Disability on 3/31/09
Compensation:
Base salary (1)	$—	$—	$235,478	$470,956	$—
Performance-based incentive compensation (2)	$—	$—	$—	$119,856	$—
Stock options	$—	$—	$—	$—	$—

Benefits and Perquisites:
Health and welfare benefits	$—	$—	$—	$—	$—
Accrued vacation pay (3)	$42,001	$42,001	$42,001	$42,001	$42,001

Total	$42,001	$42,001	$277,479	$632,813	$42,001

(1)	Reflects twelve months severance to be paid upon termination without cause and twenty-four months’ severance to be paid for involuntary termination following a change in control.
(2)	Reflects two times the highest bonus paid in the last three years.
(3)	Reflects the value of vacation pay accrued as of March 31, 2008.

Hideki Anan

The Company does not have a termination or change in control agreement with Hideki Anan, Chief Executive Officer of Global Hotline.

Kyo Nagae

The Company does not have a termination or change in control agreement with Kyo Nagae, Chief Financial Officer of Global Hotline, Inc.

Director Compensation

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the Board. During the year ended March 31, 2009, Derek Schneideman, the Company’s Chief Executive Officer and Mark Scott, the Company’s Chief Operating and Financial Officer, also served on the Board, but they did not receive any compensation for their service as a director. The compensation disclosed in the Summary Compensation Table on page 33 represents their total compensation.

Director Summary Compensation Table

The table below summarizes the compensation paid by the Company to non-employee directors during the year ended March 31, 2009.

Name	Fees Earned Or Paid In Cash ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change In Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Masazumi Ishii	$33,000	$—	$24,000	$—	$—	$—	$57,000
Eric La Cara	$40,500	$—	$24,000	$—	$—	$—	$64,500
Brian Nelson (2)	$18,700	$—	$24,000	$—	$—	$—	$42,700
Mae Towada (3)	$30,407	$—	$24,000	$—	$—	$—	$54,407

(1)

Reflects the dollar amount recognized for financial statement reporting purposes for the year ended March 31, 2008 in accordance with SFAS 123-R. The assumptions used in the valuation of options is included in Footnote 2 of the Form 10-K as filed with the SEC on July 14, 2009. As of March 31, 2009, each director has the following number of options outstanding to purchase the indicated number of shares of the Company’s common stock: Masazumi Ishii: 650,000 and Eric La Cara: 750,583.

(2)	On December 11, 2008, Mr. Nelson resigned from the Board. On March 11, 2009, Mr. Nelson forfeited stock options totaling 400,000 shares.
(3)	On February 23, 2009, Ms. Towada resigned from the Board. On May 24, 2009, Ms. Towada forfeited stock options totaling 400,000 shares.

Compensation Paid to Board Members

Our independent non-employee directors are compensated at a base rate of $1,700 per month. In addition, for serving as committee chairman they are paid $500 per month for the Nominations and Governance Committee and the Compensation Committee and $1,000 per month for the Audit Committee. All independent non-employee directors’ fees are paid in cash or in Company stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of November 19, 2009 by:

•	each director and nominee for director;
•	each person known by us to own beneficially 5% or more of our common stock;
•	each officer named in the summary compensation table elsewhere in this report; and
•	all directors and executive officers as a group.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Unless otherwise indicated below, each beneficial owner named in the table has sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise indicated, the address of each beneficial owner of more than 5% of common stock is IA Global, Inc., 101 California Street, Suite 2450, San Francisco, California 94111.

	Amount	Percentage
Directors and Officers-
Brian Hoekstra	800,000	0.3%
Mark Scott	770,652	0.3%
Louis Senda	—	—
Mike Garnreiter	—	—
Jack Henry	—	—
Greg LeClaire	—	—

Total Directors and Officers as a Group (6 total)	1,570,652	0.5%

“-” means less than 1%.

	Number	Percentage
Greater Than 5% Ownership

Inter Asset Japan Co., Ltd-

Inter Asset Japan LBO No. 1 Fund (“IAJ LBO”)-	91,233,146	31.8%	(1)
35F Atago Green Hills Mori Tower
2-5-1 Atago, Minato-Ku
Tokyo, 105-6235 Japan

PBAA Fund, Ltd (“PBAA”)	24,104,152	8.4%	(1)
Woodbourne Hall
PO Box 3162
Road Town, Tortola
British Virgin Islands

Terra Firma Fund , Ltd. (“Terra Firma”)-	13,100,000	4.6%	(1)
Woodbourne Hall
PO Box 3162
Road Town, Tortola
British Virgin Islands

Inter Asset Japan Co. Ltd. (“IAJ”)-	2,200,000	0.8%	(1)
35F Atago Green Hills Mori Tower
2-5-1 Atago, Minato-Ku
Tokyo, 105-6235 Japan

IA Turkey Equity Portfolio Ltd. (“IA Turkey”)	2,500,000	0.9%	(1)
Mill Mall, Suite 6 Wickhams Cay
PO Box 3085
Road Town, Tortola
British Virgin Islands

Hiroki Isobe	5,194,147	1.8%	(1)
Inter Asset Japan Co. Ltd.
35F Atago Green Hills Mori Tower
2-5-1 Atago, Minato-Ku
Tokyo, 105-6235 Japan

	138,331,445	48.3%

	Number	Percentage

Michael Ning and Affiliates-	25,802,400	9.0%	(2)
Taicom Securities Co Ltd and Affiliates
1-5-5 Nishi Shinsaibashi
Urban Building Shinsaibashi 10th Floor
Chuo-ku, Osaka 542-0086 Japan

Michael Ning	6,594,794	2.3%
c/o ArqueMax Ventures, LLC
27520 Hawthorne Blvd., Suite 290
Rolling Hills Estates, CA 90274 USA

	32,397,194	11.3%

“-” means less than 1%.

(1)

Reflects the shares beneficially owned by IAJ, IAJ LBO No. 1, PBAA, Terra Firma, IA Turkey and Hiroki Isobe. These entities stated in a Schedule 13D filed with the SEC on February 24, 2009 and have subsequently confirmed orally, that they may be deemed to constitute a “group” for the purposes of Rule 13d-3 under the Securities Exchange Act of 1934 (“Exchange Act”). Mr. Hiroki Isobe controls each of IAJ, IAJ LBO Fund, PBAA, Terra Firma and IA Turkey.

(2)

Reflects the shares beneficially owned by Taicom and Michael Ning. These entities stated in a Schedule 13D filed with the SEC on July 18, 2008 and have subsequently confirmed orally, that they may be deemed to constitute a “group” for the purposes of Rule 13d-3 under the Exchange Act. Mr. Michael Ning controls Taicom.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Inter Asset Japan Co. Ltd. and Affiliates

During the year ended March 31, 2009, the Company entered into several related party transactions with Inter Asset Japan Co. Ltd. (“IAJ”) and affiliates, and IAJ LBO Fund, PBAA Fund Limited, Terra Firma, IAJ, IA Turkey and Hiroki Isobe (collectively, the “Controlling Shareholder Group”). These transactions are described in more detail beginning at page 10 hereof.

Kyo Nagae Relationship with IAJ

In January 2006, Mr. Kyo Nagae, CFO of Global Hotline, Inc. (“Global Hotline”) became President of IAJ and IAJ LBO Fund. On January 28, 2009, Mr. Nagae resigned from this position effective July 31, 2008.

IAJ Relationship with Tesco Co. Ltd.

IAJ owns a 23% minority ownership percentage in Tesco Co. Ltd. (“Tesco”). Global Hotline has an agent agreement with Tesco to sell their lighting products. Tesco owes Global Hotline approximately $3,626,459 and $2,310,110 as of June 30, 2009 and March 31, 2009, respectively. Hideki Anan and Kyo Nagae were directors of Tesco. During the twelve months ended March 31, 2009, we deferred $814,787 in revenues with Tesco.

DESCRIPTION OF SECURITIES

Common Stock

The Company’s common stock is $.01 par value, 450,000,000 shares authorized and as of December 8, 2009, we had 286,753,489 issued and outstanding, net of 627,900 shares of treasury stock, held by approximately 208 shareholders of record. The number of stockholders, including beneficial owners holding shares through nominee names is approximately 1,300. Each share of Common Stock entitles its holder to one vote on each matter submitted to the shareholders. As of December 8, 2009, the Company has 11,482,064 shares of common stock reserved for the issuance of warrants.

American Stock Transfer and Trust Company is the transfer agent and registrar for our Common Stock.

Preferred Stock

The Company’s preferred stock is $.01 par value, 5,000 shares authorized and 317 issued and outstanding as of December 8, 2009. On April 20, 2009, the Company agreed to issue 317 shares of ArqueMax Ventures, LLC Series Preferred Stock (“IAO Preferred Stock”) of the Company. The IAO Preferred Stock, $.01 par value, was sold at $1,000 per share, has a liquidation value of $317,000 and has no voting rights.

At AMV’s sole discretion, AMV may either (1) convert some or all of its IAO Preferred Stock into 12,800,000 shares of the Company’s common stock pro rata at $0.025 per share; or (2) exchange IAO Preferred Stock for 971,458 Taicom Stock owned by the Company pro rata. The conversion of IAO Preferred Stock into Taicom Stock is automatically triggered in the case of certain events, including delisting from NYSE AMEX, bankruptcy or insolvency.

The Company recorded a deemed dividend of $192,000, upon the issuance of the Preferred Stock, due to the conversion price per share being below market on the date of issuance.

On July 17, 2009 and September 28, 2009, AMV notified us that we were in default under the June 8, 2009 Services Agreement (“Agreement”) and as a result did not fund the $60,000 due June 30, 2009, July 15, 2009 and July 31, 2009. However, AMV was late in funding as required by the Agreement. On October 30, 2009, the Company agreed to issue 4,000,000 shares based on the $120,000 in funded under this Agreement.

On November 16, 2009, but effective August 4, 2009, AMV claimed ownership of our Taicom shares. This is expected in a loss on investment of approximately $2,861,000. The parties continue to negotiate over the agreements.

Stock Incentive Plan

The Company has reserved 18,385,696 shares of Common Stock for issuance under the 2007 Stock Incentive Plan.

Market Price of and Dividends on Common Equity and Related Stockholder Matters

Our common stock trades on AMEX under the symbol “IAO”. The following table sets forth the range of the high and low sale prices of the common stock for the periods indicated:

QUARTER ENDED	HIGH	LOW

June 30, 2008	$0.330	$0.200
September 30, 2008	$0.230	$0.070
December 31, 2008	$0.080	$0.030
March 31, 2009	$0.090	$0.030

June 30, 2007	$0.650	$0.260
September 30, 2007	$0.550	$0.340
December 31, 2007	$0.520	$0.240
March 31, 2008	$0.360	$0.210

As of December 8, 2009, the closing price of the Company’s common stock was $.04 per share. As of December 8, 2009, there were 286,753,489 shares of common stock outstanding held by approximately 208 stockholders of record. The number of stockholders, including the beneficial owners’ shares through nominee names is approximately 1,300.

Holders

As of December 8, 2009, we had approximately 208 stockholders of record of our common stock based upon the stockholder list provided by our transfer agent. The number of stockholders, including the beneficial owners’ shares through nominee names is approximately 1,300.

Transfer Agent

Our transfer agent is American Stock Transfer & Trust Company located at 6201 15th Avenue, Brooklyn, New York 11219, and their telephone number is (800) 937-5449.

Dividends

We have never paid any cash dividends and intend, for the foreseeable future, to retain any future earnings for the development of our business. Our future dividend policy will be determined by the board of directors on the basis of various factors, including our results of operations, financial condition, capital requirements and investment opportunities.

Other Information

The description of our capital stock does not purport to be complete and is qualified in all respects by reference to our (i) Amended and Restated Certificate of Incorporation; (ii) Amended and Restated Bylaws; (iii) the Delaware General Corporation Law; (iv) the Form of Warrant between the Company and A to B Capital Special Situations Fund LP dated May 15, 2009; (v) the Form of Subscription Agreement between the Company and Derek Schneideman dated June 10, 2009; (vi) the Form of Subscription Agreement between the Company and AIM Capital Corporation dated November 4, 2009; (vii) Form of Warrant and Form of Performance Warrant between the Company and the Sterling Group dated February 3, 2009 and the Form of Performance Warrant between the Company and the Sterling Group dated May 21, 2009; (viii) Form of Warrant and Form of Performance Warrant between the Company and Marc Page dated February 3, 2009 and the Form of Performance Warrant between the Company and Marc Page dated May 21, 2009; (ix) Stock Purchase Agreements between the Company and Inter Asset Japan LBO Fund No. 1 dated August 2, 2009 and August 17, 2009, respectively; (x) Services Agreement dated June 8, 2009 with ArequeMax Ventures, LLC, Form of Warrants with Michael Ning dated May 8, 2008, Form of Warrants with ArqueMax Ventures, LLC dated July 28, 2008 and amended April 8, 2009, Form of Performance Warrant with ArqueMax Ventures, LLC, dated December 12, 2008 and amended April 1, 2009 and April 8, 2009; and (xi) Securities Purchase and Registration Rights Agreements between the Company and Ascendiant Capital Group, LLC.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

There are not and have not been any disagreements between us and our accountants on any matter of accounting principles, practices, or financial statement disclosure during our two most recent fiscal years and subsequent interim period.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Under Delaware law, a corporation may include in its certificate of incorporation (“Certificate”) a provision that eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, but no such provision may eliminate or limit the liability of a director (a) for any breach of duty of loyalty, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law (the “DGCL”) (dealing with illegal redemptions and stock repurchases), or (d) for any transaction from which the director derived an improper personal benefit. The Registrant’s Certificate limits personal liability of directors to the fullest extent permitted by Delaware law.

The Certificate also provides that the Registrant shall, to the fullest extent permitted by Section 145 of the DGCL, as amended, indemnify all persons whom it may indemnify thereto, provided that if such indemnified person initiates a proceeding, he or she shall be indemnified only if the Registrant’s board of directors approved such action. Section 145 of the DGCL permits indemnification against expenses, fines, judgments and settlements incurred by any director, officer or employee of a Company in the event of pending or threatened civil, criminal, administrative or investigative proceedings, if such person was, or was threatened to be made, a party by reason of the fact that he or she is or was a director, officer or employee of the Company. Section 145 and the Registrant’s Certificate also provide that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

The Registrant has a directors’ and officers’ liability insurance policy in place pursuant to which its directors and officers are insured against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended (“Securities Act”) and the Securities and Exchange Act of 1934, as amended (“Exchange Act”).

Insofar as indemnification for liabilities arising out of the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the provisions described above, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ADDITIONAL INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Reports filed with the SEC pursuant to the Exchange Act, including proxy statements, annual and quarterly reports, and other reports filed by us can be inspected and copied at the public reference facilities maintained by the SEC at the Headquarters Office, 100 F. Street N.E., Room 1580, Washington, D.C. 20549. The reader may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The reader can request copies of these documents upon payment of a duplicating fee by writing to the SEC. Our filings are also available on the SEC’s internet site at http://www.sec.gov.

                                    INDEX TO

                                 IA GLOBAL, INC.

                        CONSOLIDATED FINANCIAL STATEMENTS

                    FOR THE FISCAL YEAR ENDED MARCH 31, 2009

                                                                         Page
                                                                      ----------

Report of Independent Registered Public Accounting Firm ..........       F-2

Consolidated Balance Sheets
     as of March 31, 2009 and 2008 ...............................       F-3

Consolidated Statements of Operations
     for the year ended March 31, 2009, the transition period for the three months ended March 31, 2008 and for the years ended
     December 31, 2007 and 2006 ..................................       F-4

Consolidated Statement of Stockholders' Equity (Deficiency)
     for the year ended March 31, 2009, the transition period for the three months ended March 31, 2008 and for the years ended
     December 31, 2007 and 2006 ..................................       F-5

Consolidated Statement of Cash Flows
     for the year ended March 31, 2009, the transition period for the three months ended March 31, 2008 and for the years ended
     December 31, 2007 and 2006 ..................................       F-6

Notes to Consolidated Financial Statements .......................    F-7 - F-60

                                      F-1

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors
IA Global, Inc.

We have audited the accompanying consolidated balance sheets of IA Global, Inc.
(the "Company") as of March 31, 2009 and 2008 and the related consolidated statement of operations, stockholders' equity and cash flows for the year ended
March 31, 2009, the transition period for the three months ended March 31, 2008, and for the years ended December 31, 2007 and 2006. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company
Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of
March 31, 2009 and 2008 and the results of their operations and their cash flows for the for the year ended March 31, 2009, the transition period for the three months ended March 31, 2008, and for the years ended December 31, 2007 and 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred significant operating losses, and has a working capital deficit as of March 31,
2009, as more fully described in Note 1. These issues raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. In addition, in connection with loans that the
Company's fully owned subsidiary, Global Hotline, Inc., entered into, the equity shares of this subsidiary currently held by the lender of these loans is being challenged by IA Global, Inc. If these shares should not be successfully recovered, the Company's claim of ownership in this subsidiary may be limited.

/s/Sherb & Co., LLP
Certified Public Accountants
New York, New York
September 2, 2009

                                      F-2

                                       IA GLOBAL, INC. AND SUBSIDIARIES
                                         CONSOLIDATED BALANCE SHEETS

                                                                                          March 31,
                                                                                ----------------------------
                                                                                   2009             2008
                                                                                ------------    ------------
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents .................................................   $  3,614,731    $  1,626,862
  Accounts receivable, net of allowance of $909,984 and $674,886, respectively     5,994,117      12,746,290
  Prepaid expenses ..........................................................      1,184,572       1,967,164
  Notes receivable ..........................................................      2,353,153       1,484,519
  Other current assets ......................................................        124,308         462,709
  Refundable taxes - foreign ................................................      1,419,418       1,477,580
                                                                                ------------    ------------
    Total current assets ....................................................     14,690,299      19,765,124

EQUIPMENT, NET ..............................................................      2,207,849       2,431,954

OTHER ASSETS
  Intangible assets, net ....................................................        555,870         331,129
  Investment in Taicom Securities Co Ltd ....................................      2,861,365               -
  Equity investment in Australia Secured Financial Limited ..................              -       6,930,355
  Equity investment in GPlus Media Co Ltd ...................................              -       1,380,386
  Equity investment in Slate Consulting Co Ltd ..............................      1,386,054       1,396,481
  Other assets ..............................................................      3,164,127       2,704,752
                                                                                ------------    ------------

                                                                                $ 24,865,564    $ 34,940,181
                                                                                ============    ============

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Accounts payable - trade ..................................................   $  1,578,029    $    197,943
  Accrued payroll taxes and social insurance taxes - delinquent .............      4,850,887       1,203,108
  Accrued liabilities - other ...............................................      4,657,363       6,648,528
  Consumption taxes received ................................................      1,307,455         460,067
  Note payable - current portion of long term debt ..........................     13,391,371      10,510,655
  Deferred revenue ..........................................................      3,454,692               -
                                                                                ------------    ------------
    Total current liabilities ...............................................     29,239,797      19,020,301
                                                                                ------------    ------------

LONG TERM  LIABILITIES:
  Long term debt ............................................................      1,898,231       8,593,594
  Convertible debentures ....................................................              -       2,195,833
                                                                                ------------    ------------
                                                                                   1,898,231      10,789,427
                                                                                ------------    ------------
STOCKHOLDER'S (DEFICIT) EQUITY:
  Preferred stock, $.01 par value, 5,000 authorized, none outstanding .......              -               -
  Common stock, $.01 par value, 300,000,000 shares authorized,
    219,113,889 and 165,303,543, issued and outstanding, respectively .......      2,191,140       1,653,035
  Additional paid in capital ................................................     53,056,216      43,882,701
  Accumulated deficit .......................................................    (59,572,442)    (39,330,512)
  Accumulated other comprehensive loss ......................................     (1,694,471)       (821,864)
                                                                                ------------    ------------
                                                                                  (6,019,557)      5,383,360
  Less common stock in treasury, at cost ....................................       (252,907)       (252,907)
                                                                                ------------    ------------
    Total stockholder's (deficit) equity ....................................     (6,272,464)      5,130,453
                                                                                ------------    ------------

                                                                                $ 24,865,564    $ 34,940,181
                                                                                ============    ============

                               See notes to consolidated financial statements.

                                                     F-3

                                                                 IA GLOBAL, INC. AND SUBSIDIARIES
                                                              CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                                                   Transition
                                                                                                                 Period For The
                                                                                    Year Ended March 31,          Three Months        Year Ended December 31,
                                                                               ------------------------------        Ended        ------------------------------
                                                                                    2009             2008        March 31, 2008        2007             2006
                                                                               -------------    -------------    --------------   -------------    -------------
                                                                                                 (Unaudited)
REVENUE ....................................................................   $  57,107,050    $  38,692,616    $  16,048,904    $  29,136,435    $  19,139,004

COST OF SALES ..............................................................      13,217,643        9,977,798        2,949,833        8,024,085        2,894,727
                                                                               -------------    -------------    -------------    -------------    -------------

GROSS PROFIT ...............................................................      43,889,407       28,714,818       13,099,071       21,112,350       16,244,277

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES ...............................      53,444,034       35,844,189       11,063,815       30,690,192       19,066,699
                                                                               -------------    -------------    -------------    -------------    -------------

OPERATING LOSS .............................................................      (9,554,627)      (7,129,371)       2,035,256       (9,577,842)      (2,822,422)
                                                                               -------------    -------------    -------------    -------------    -------------

OTHER INCOME (EXPENSE):
  Interest income ..........................................................          19,065           56,094           39,418           37,259           92,307
  Interest expense and amortization of beneficial  conversion feature ......        (757,478)      (1,116,966)        (337,368)        (975,336)        (850,873)
  Other income .............................................................         294,483          690,820           86,375          603,119          178,640
  Gain (loss) on equity investment in Australia Secured Financial Limited ..         265,039         (227,412)         (94,261)        (119,562)          69,540
  Gain on equity investment in GPlus Media Co Ltd ..........................          12,510           20,386            7,582           12,804                -
  Loss on equity investment in Slate Consulting Co Ltd .....................         (10,427)         (43,519)         (17,178)         (26,341)               -
  Loss on equity investment in Taicom Securities Co Ltd ....................        (421,702)               -                -                -                -
  Conversion of debenture expense ..........................................               -         (120,046)               -         (120,046)               -
  Loss on retirement of debt ...............................................         (60,395)               -                -                -                -
  Loss on sale of Taicom Securities Co Ltd .................................      (1,736,934)               -                -                -                -
  Loss on sale of GPlus Media Co Ltd .......................................      (1,286,500)               -                -                -                -
  Impairment of equity investment in Australia Secured Financial Limited ...      (7,195,394)               -                -                -                -
  Loss (Gain) on Foreign currency transaction adjustment ...................         (66,025)           9,520           (1,861)          11,381         (129,448)
                                                                               -------------    -------------    -------------    -------------    -------------
    Total other expense ....................................................     (10,943,758)        (731,123)        (317,293)        (576,722)        (639,834)
                                                                               -------------    -------------    -------------    -------------    -------------

LOSS (INCOME) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES ...............     (20,498,385)      (7,860,494)       1,717,963      (10,154,564)      (3,462,256)

Income taxes - current (benefit) provision .................................        (256,455)        (916,046)       1,357,598       (2,005,601)         515,000
                                                                               -------------    -------------    -------------    -------------    -------------

NET LOSS FROM CONTINUING OPERATIONS ........................................     (20,241,930)      (6,944,448)         360,365       (8,148,963)      (3,977,256)

  Loss (gain) from disposal of discontinued operations .....................               -         (110,000)               -         (110,000)         463,375
  Gain from discontinued operations ........................................               -                -                -                -           76,054
  Loss on impairment of note receivable from sale of discontinued operations               -                -                -                -         (331,917)
                                                                               -------------    -------------    -------------    -------------    -------------
    Total (loss) / gain from discontinued operations .......................               -         (110,000)               -         (110,000)         207,512
                                                                               -------------    -------------    -------------    -------------    -------------

NET (LOSS) PROFIT ..........................................................   $ (20,241,930)   $  (7,054,448)   $     360,365    $  (8,258,963)   $  (3,769,744)
                                                                               =============    =============    =============    =============    =============

Basic and diluted loss per share of common-
  Basic loss per share from continuing operations ..........................   $       (0.10)   $       (0.04)   $           -    $       (0.05)   $       (0.04)
  Basic loss per share from discontinued operations ........................               -                -                -                -                -
                                                                               -------------    -------------    -------------    -------------    -------------
  Total basic loss per share ...............................................   $       (0.10)   $       (0.04)   $           -    $       (0.05)   $       (0.04)
                                                                               =============    =============    =============    =============    =============

  Diluted profit (loss) per share from continuing operations ...............   $           *    $           *    $           -    $           *    $           *
  Diluted profit (loss) per share from discontinued operations .............               *                *                -                *                *
                                                                               -------------    -------------    -------------    -------------    -------------
  Total diluted profit (loss) per share ....................................   $           *    $           *    $           -    $           *    $           *
                                                                               =============    =============    =============    =============    =============

  Weighted average shares of common stock outstanding- basic ...............     205,833,118      158,696,823      164,980,626      151,229,245      107,718,970
  Weighted average shares of common stock outstanding- diluted .............               *                *      167,481,049                *                *

  * Diluted calculation is not presented as it is anti-dilutive.

                                                         See notes to consolidated financial statements.

                                                                               F-4

                                                                                        IA GLOBAL, INC. AND SUBSIDIARIES
                                                                          CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY (DEFICIENCY)

                                                                                                                                                                   Accumulated
                                                                                                                                                                      Other                           Total
                                                                         Preferred Stock                  Common Stock             Additional                     Comprehensive                   Stockholder's
                                                                  ----------------------------    ----------------------------      Paid in       Accumulated        Income         Treasury        (Deficit)
                                                                     Shares          Amount          Shares          Amount         Capital         Deficit          (Loss)           Stock          Equity
                                                                  ------------    ------------    ------------    ------------    ------------    ------------    -------------   ------------    -------------

Balance as of December 31, 2005 ...............................          1,158    $         12      97,425,181    $    974,251    $ 32,992,589    $(27,662,170)   $   (238,547)   $    (50,000)   $  6,016,135

  Conversion of preferred stock to common stock ...............         (1,158)            (12)     11,580,000         115,800        (115,788)              -               -               -               -
  Conversion of note payable to common stock ..................              -               -        (840,024)         (8,400)       (233,094)              -               -               -        (241,494)
  Issuance of preferred stock for ASFL equity investment ......          4,375       7,000,000               -               -               -               -               -               -       7,000,000
  123R compensation expense ...................................              -               -               -               -         122,007               -               -               -         122,007
  Exercise of stock options ...................................              -               -       1,000,000          10,000          70,000               -               -               -          80,000

  Other comprehensive income - foreign currency translation ...              -               -               -               -               -               -          51,933               -          51,933
  Net loss - for the year ended December 31, 2006 .............              -               -               -               -               -      (3,769,744)              -               -      (3,769,744)
                                                                  ------------    ------------    ------------    ------------    ------------    ------------    ------------    ------------    ------------
    Comprehensive loss ........................................                                                                                                                                     (3,717,811)
                                                                                                                                                                                                  ------------

Balance as of December 31, 2006 ...............................          4,375       7,000,000     109,165,157       1,091,651      32,835,714     (31,431,914)       (186,614)        (50,000)      9,258,837

  Conversion of preferred stock to common stock ...............         (4,375)     (7,000,000)     43,750,000         437,500       6,562,500               -               -               -               -
  123R compensation expense ...................................              -               -               -               -         174,514               -               -               -         174,514
  Exercise of stock options ...................................              -               -         434,166           4,342          83,575               -               -               -          87,917
  Proceeds from sale of common stock ..........................              -               -       1,189,703          11,896         367,981               -               -               -         379,877
  Equity investment in GPLus Media Co Ltd for common stock ....              -               -       3,885,713          38,857       1,321,143               -               -               -       1,360,000
  Equity investment in Slate Consulting Co Ltd for common stock              -               -       3,600,000          36,000       1,404,000               -               -               -       1,440,000
  Conversion of debentures to common stock ....................              -               -       4,885,367          48,854       1,485,241               -               -               -       1,534,095
  Repurchase of common stock ..................................              -               -      (2,026,355)        (20,263)       (521,269)              -               -        (202,907)       (744,439)

  Other comprehensive income - foreign currency translation ...              -               -               -               -               -               -        (347,542)              -        (347,542)
  Net loss - for the year ended December 31, 2007 .............              -               -               -               -               -      (8,258,963)              -               -      (8,258,963)
                                                                  ------------    ------------    ------------    ------------    ------------    ------------    ------------    ------------    ------------
    Comprehensive loss ........................................                                                                                                                                     (8,606,505)
                                                                                                                                                                                                  ------------

Balance as of December 31, 2007 ...............................              -               -     164,883,751       1,648,837      43,713,399     (39,690,877)       (534,156)       (252,907)      4,884,296

  123R compensation expense ...................................              -               -               -               -          60,000               -               -               -          60,000
  Exercise of stock options ...................................              -               -          86,458             865          12,635               -               -               -          13,500
  Conversion of debentures to common stock ....................              -               -         333,334           3,333          96,667               -               -               -         100,000
  Repurchase of common stock ..................................              -               -               -               -               -               -               -               -               -

  Other comprehensive income - foreign currency translation ...              -               -               -               -               -               -        (287,708)              -        (287,708)
  Net loss - for the transition period the three months ended
   March 31, 2008 .............................................              -               -               -               -               -         360,365               -               -         360,365
                                                                  ------------    ------------    ------------    ------------    ------------    ------------    ------------    ------------    ------------
    Comprehensive income ......................................                                                                                                                                         72,657
                                                                                                                                                                                                  ------------

Balance as of March 31, 2008 ..................................              -               -     165,303,543       1,653,035      43,882,701     (39,330,512)       (821,864)       (252,907)      5,130,453

  123R compensation expense ...................................              -               -               -               -         473,620               -               -               -         473,620
  Exercise of stock options ...................................              -               -          62,958             630          10,170               -               -               -          10,800
  Issuance of common stock for services .......................              -               -         963,222           9,633         181,681               -               -               -         191,314
  Conversion of debt ..........................................              -               -       6,632,500          66,325         283,778               -               -               -         350,103
  Conversion of debentures to common stock ....................              -               -      13,992,971         139,931       2,238,890               -               -               -       2,378,821
  Common stock issued for Shift Resources Inc. acquisition ....              -               -         826,086           8,260         181,740               -               -               -         190,000
  Common stock issued for Asia Premier Inc. acquisition .......              -               -       1,250,000          12,500         287,500               -               -               -         300,000
  Proceeds from sale of common stock ..........................              -               -       4,082,609          40,826         576,136               -               -               -         616,962
  Equity investment in Taicom Securities Co Ltd ...............              -               -      26,000,000         260,000       4,940,000               -               -               -       5,200,000

  Other comprehensive income - foreign currency translation ...              -               -               -               -               -               -        (872,607)              -        (872,607)
  Net loss - for the year ended March 31, 2009 ................              -               -               -               -               -     (20,241,930)              -               -     (20,241,930)
                                                                  ------------    ------------    ------------    ------------    ------------    ------------    ------------    ------------    ------------
    Comprehensive loss ........................................                                                                                                                                    (21,114,537)
                                                                                                                                                                                                  ------------

  Balance as of March 31, 2009 ................................              -    $          -     219,113,889    $  2,191,140    $ 53,056,216    $(59,572,442)   $ (1,694,471)   $   (252,907)   $ (6,272,464)
                                                                  ============    ============    ============    ============    ============    ============    ============    ============    ============

                                                                                See notes to consolidated financial statements.

                                                                                                      F-5

                                                                  IA GLOBAL, INC. AND SUBSIDIARIES
                                                                 CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                                      Transition
                                                                                                                    Period For The
                                                                                                                     Three Months          Year Ended December 31,
                                                                                                    Year Ended          Ended          ------------------------------
                                                                                                  March 31, 2009    March 31, 2008         2007              2006
                                                                                                  --------------    --------------     ------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) income ..........................................................................     $(20,241,930)     $    360,365      $ (8,258,963)     $ (3,769,744)
  Adjustments to reconcile net income (loss) to net cash used in operating activities
    Depreciation and amortization ............................................................        1,354,599           588,571         1,758,524         1,979,875
    Amortization of beneficial conversion feature ............................................          104,167           104,166           416,667           416,667
    Amortization of prepaid financing ........................................................           79,593                 -                 -                 -
    Stock based compensation .................................................................          473,620            60,000           174,514           122,007
    Stock issued for services ................................................................          191,313                 -                 -                 -
    Conversion of debenture expense ..........................................................                -                 -           120,047                 -
    Gain on sale of fixed assets .............................................................          (37,804)                -                 -                 -
    Loss (gain) on equity investments ........................................................          154,580           103,857           135,307           (69,540)
    Loss on disposal of equity investment ....................................................        3,023,434                 -                 -                 -
    Impairment of equity investment ..........................................................        7,195,394                 -                 -                 -
    Impairment of notes receivable for sale of discontinued operations .......................                -                 -                 -           331,917
  Changes in operating assets and liabilities:
    Accounts receivable ......................................................................        6,762,927        (4,640,217)       (3,089,745)       (4,406,108)
    Prepaid expenses .........................................................................          722,196          (987,728)         (455,703)          (93,399)
    Notes receivable .........................................................................         (868,634)         (414,461)         (660,493)         (247,568)
    Other current assets .....................................................................          351,196          (188,492)          (71,501)          (12,933)
    Refundable taxes - foreign ...............................................................           58,162         1,261,044        (2,738,624)                -
    Other assets .............................................................................         (459,375)         (202,512)       (1,311,420)         (454,961)
    Accounts payable - trade .................................................................        1,420,718           (55,111)          148,481          (391,875)
    Accrued liabilities and payroll taxes ....................................................        1,653,285         2,940,395         2,747,780           (49,649)
    Consumption taxes received ...............................................................          847,388           444,982          (249,429)         (115,443)
    Income taxes payable - foreign ...........................................................                -                 -          (416,724)          163,604
    Deferred revenue .........................................................................        3,454,692                 -        (1,297,046)       (2,292,486)
                                                                                                   ------------      ------------      ------------      ------------
    Net cash provided by (used in) continuing operations .....................................        6,239,521          (625,141)      (13,048,328)       (8,889,636)
    (Gain) from discontinued operations ......................................................                -                 -                 -          (539,429)
    Net cash used in discontinued operations .................................................                -                 -                 -          (854,895)
    Net decrease in assets of discontinued operations ........................................                -                 -                 -        12,606,044
    Net decrease in liabilities of discontinued operations ...................................                -                 -                 -       (11,939,787)
                                                                                                   ------------      ------------      ------------      ------------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES ..........................................        6,239,521          (625,141)      (13,048,328)       (9,617,703)
                                                                                                   ------------      ------------      ------------      ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures .......................................................................         (725,946)         (945,886)       (1,437,859)         (221,656)
  Sale of fixed assets .......................................................................          623,275                 -                 -                 -
  Sale of marketable securities ..............................................................                -                 -           250,638                 -
  Acquisition of subsidiary Shift Resources, Inc. ............................................          (35,000)                -                 -                 -
  Acquisition of investment in Australian Secured Financial Limited ..........................                -                 -          (250,000)                -
  Cash from acquisition of Shift Resources, Inc. and Asia Premier Executive Suites, Inc. .....           12,158                 -                 -                 -
  Dividend from equity investment ............................................................           32,464                 -                 -                 -
  Cash from disposal of equity investment ....................................................          253,932                 -                 -                 -
  Repayment of loan receivable from affiliate of controlling shareholder group ...............                -                 -                 -         3,394,000
  Proceeds from sale of Rex Tokyo Co, Ltd. ...................................................                -                 -                 -         1,300,000
  Cash portion used in acquisition of Investment - Australian
   Secured Financial Limited .................................................................                -                 -                 -          (250,000)
  Purchase of marketable securities ..........................................................                -                 -                 -          (250,638)
                                                                                                   ------------      ------------      ------------      ------------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES: .........................................          160,883          (945,886)       (1,437,221)        3,971,706
                                                                                                   ------------      ------------      ------------      ------------

CASH FROM FINANCING ACTIVITIES:
  Proceeds from debt .........................................................................        9,564,415         1,507,099        17,153,095         9,276,671
  Repayments of debt .........................................................................      (13,575,961)          (69,132)       (4,182,116)       (4,581,366)
  Proceeds from exercise of options ..........................................................           10,800            13,500            87,917                 -
  Proceeds from sale of common stock .........................................................          616,962                 -           379,877            80,000
  Purchase of common shares for treasury .....................................................                -                 -          (744,439)                -
  Proceeds from cash dividend from investment in Australia Secured Financial Limited .........                -                 -                 -           425,666
                                                                                                   ------------      ------------      ------------      ------------
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES ..........................................       (3,383,784)        1,451,467        12,694,334         5,200,971
                                                                                                   ------------      ------------      ------------      ------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS .........................................        3,016,620          (119,560)       (1,791,215)         (445,026)

EFFECT OF EXCHANGE RATE CHANGES ON CASH ......................................................       (1,378,853)         (287,708)         (347,542)          156,929

CASH AND CASH EQUIVALENTS, beginning of period ...............................................        1,626,862         2,034,130         4,172,889         4,460,986
                                                                                                   ------------      ------------      ------------      ------------

CASH AND CASH EQUIVALENTS, end of period .....................................................     $  3,264,629      $  1,626,862      $  2,034,132      $  4,172,889
                                                                                                   ============      ============      ============      ============

Supplemental disclosures of cash flow information:
  Interest paid ..............................................................................     $    483,396      $    228,269      $    222,358      $     67,563
  Taxes paid .................................................................................     $    385,180      $          -      $  1,004,406      $    233,528

Non-cash investing and financing activities:
  Conversion of debentures into Common Stock .................................................     $  2,300,000      $    100,000      $          -      $          -
  Conversion of interest payable on debentures into Common Stock .............................     $     78,822      $          -      $          -      $          -
  Issuance of Common Stock for acquisition of Subsidiary -
   Asia Premier Executive Suites, Inc. .......................................................     $    300,000      $          -      $          -      $          -
  Issuance of Common Stock for acquisition of Subsidiary - Shift Resources, Inc. .............     $    190,000      $          -      $          -      $          -
  Issuance of Common Stock for acquisition of Investment - Taicom Securities Co., Ltd. .......     $  5,200,000      $          -      $          -      $          -
  Issuance of Note Payable for acquisition of Subsidiary - Asia Premier Executive Suites, Inc.     $    268,000      $          -      $          -      $          -
  Settlement of note payable for common stock ................................................     $    350,103      $          -      $          -      $          -
  Conversion of Series A-1 Preferred Stock into common stock .................................     $          -      $          -      $  7,000,000      $          -
  Equity investment in Slate Consulting Co Ltd for common stock ..............................     $          -      $          -      $  1,440,000      $          -
  Equity investment in GPlus Media Co Ltd for common stock ...................................     $          -      $          -      $  1,360,000      $          -
  Conversion of debentures and accrued interest into common stock ............................     $          -      $          -      $  1,414,048      $          -
  Common stock surrendered to company in payment of note receivable ..........................     $          -      $          -      $          -      $    241,494
  Conversion of Series B Preferred stock into common stock ...................................     $          -      $          -      $          -      $    115,800
  Adjustment of intangible asset due to recognition of tax asset related to NOL
   carryforward from acquisition of Global Hotline, Inc. .....................................     $          -      $          -      $          -      $    486,870
  Issuance of Series A-1 Preferred stock for equity investment in Australian Secured .........     $          -      $          -      $          -      $          -
   Financial Limited .........................................................................     $          -      $          -      $          -      $  7,000,000

                                                            See notes to consolidated financial statements.

                                                                                  F-6

                        IA GLOBAL, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.  BUSINESS

THE COMPANY AND OUR BUSINESS

         IA Global, Inc. ("IA Global" or the "Company") is a broad based services Company with a dedicated focus on growth of existing business, together with expansion through mergers and acquisitions in the Pacific Rim region. Our mission is to identify and invest in business opportunities, apply our skills and resources to nurture and enhance the performance of those businesses across key business metrics, and to deliver accelerating shareholder value.

         To realize this plan, the Company is expanding investments in the business process outsourcing ("BPO") and financial services sectors. These sectors demonstrate long-term growth prospects in which we, by applying our skills and resources, can add significant value to our investments. Beyond
Japan, we are expanding our reach to encompass, the Philippines, Southeast Asia and the outstanding growth opportunities and synergies these markets present.

         IA Global takes a long-term "Buy to Hold" approach to its acquisitions and partnerships. It is built on the belief that our people, combining pragmatic hands-on management with extensive operations and financial experience, have the expertise to grow the businesses we invest in, to optimize their potential and provide increasing returns on investment over the long run. IA Global has acquired a select portfolio of investments in Japan, Australia and the
Philippines/Singapore area, targeted and developed with a sharp eye for producing outstanding growth and profitability. This has laid the foundation for an aggressive medium term plan to establish a broad network of complementary subsidiaries and majority-owned investments in the greater Pacific Rim region.

BUSINESS PROCESS OUTSOURCING

         In Japan, IA Global is 100% owner of Global Hotline ("Global Hotline"
or "GHI"), except as disclosed, a Business Process Outsourcing organization, operating several major call centers providing outbound telemarketing services for telecommunications, insurance, credit card and catalog products. Since our acquisition of Global Hotline in June 2005, this business has expanded rapidly with the signing of multi-year contracts with major corporations.

         This growth is being driven by new contracts, process improvements, infrastructure expansion, and macro economic trends such as the ongoing gains in the Japanese economy, consistent year on year growth in targeted industries, higher disposable incomes, and the increasingly rapid growth of the senior citizen demographic. As of March 31, 2009, Global Hotline employed 885 full and part-time personnel to support these multi-million dollar contracts. In the
Philippines, the Company acquired 100% of Shift on April 10, 2008 and Asia
Premier on May 27, 2008, multi-service call center operations that have now been merged into a single Company operating as Global Hotline Philippines Inc.

HUMAN CAPITAL AND RESOURCES

         IA Global has a 20.25% equity investment in Slate Consulting Co Ltd
("Slate"). Slate is a Japan headquartered Executive Search firm with operations and business entities in Tokyo, and a call center in Manila, Philippines.

FINANCIAL SERVICES

         In Japan, the Company has a 12.6% stake as of September 1, 2009 in
Taicom Securities Co Ltd ("Taicom"), a Japanese securities firm. Taicom is a financial services Company in Japan providing a broad range of value-added financial services and competitive products. These currently include the brokerage of Japanese commodities, derivative options, foreign currency, equities and investment trusts as well as the offering of investment consulting services to diversified clients such as individuals and corporations. Taicom offers creative solutions that meet the sophisticated trading requirements of its online and offline clients, who utilize Taicom's cutting-edge proprietary trading platform called TradePro, as well as its broad news and information gathering network.

         Taicom is a member of the Osaka Stock Exchange. Taicom is headquartered in Tokyo and in Osaka and has three branch offices in Japan.

                                      F-7

CORPORATE INFORMATION

         The Company was incorporated in Delaware on November 12, 1998. The
Company's executive offices are located at 101 California Street, Suite 2450,
San Francisco, CA 94111, with its operating units being located primarily in
Japan, Philippines and Australia. The Company's telephone number is (415)
946-8828 and its primary website is located at www.iaglobalinc.com. The information on our website is not a part of this Form 10-K.

         The Company's charters for the Audit Committee, the Compensation
Committee, and the Nominating Committee; and the Code of Conduct & Ethics are
also available on the Company's website.

GOING CONCERN

         These consolidated financial statements have been prepared by management in accordance with accounting principles generally accepted in the
United States on a "going concern" basis, which presumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.

         The Company has incurred operating losses for the years ended March 31,
2009, the transition period the three months ended March 31, 2008, and for the years ended December 31, 2007 and 2006, as well as an accumulated deficit of approximately $59,600,000 and a working capital deficit of approximately
$14,549,000 as of March 31, 2009. Furthermore, the Company has not remitted and is delinquent payroll tax withholding and expenses on a timely basis for their
Japanese subsidiary Global Hotline.

         The Company's ability to continue as a going concern is dependent upon continued development of their business outsource processing business, as well as upon obtaining additional financing to develop the these businesses, the ultimate realization of profits through future BPO business, and the success of the Company's business plan. The outcome of these matters cannot be predicted at this time. These consolidated financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that might be necessary should the Company be unable to continue its business.

         In addition, in connection with loans payable that the Company's fully owned subsidiary, Global Hotline, Inc., entered into, the equity shares of this subsidiary currently held by the lender of these loans as collateral, is being challenged by IA Global, Inc. If these shares should not be successfully recovered, the Company's claim of ownership in this subsidiary may be limited.

RECLASSIFICATIONS

         Certain reclassifications have been made to the prior periods'
financial statements to conform to the current year classification. Thee reclassifications had no effect on previously reported results of operations or retained earnings.

CHANGE OF FISCAL YEAR END

         In June 2007, the Company's Board of Directors authorized the Company changed the fiscal year end of the Company from a December 31st year end to a
March 31st year end. Per management, this change in fiscal year was made to align the Company with the fiscal year end of their wholly owned subsidiary
Global Hotline. The change in fiscal year end commenced in the quarter ended
March 31, 2008, which is presented as the transition period for the three months ended March 31, 2008. The first full fiscal year under the newly adopted year end is that of year ended March 31, 2009.

INCREASE AUTHORIZED SHARES

On June 1, 2009, the shareholders of the Company approved the increase in the number of authorized common shares from 300,000,000 to 450,000,000 shares.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of the Company and its wholly owned and majority-owned subsidiaries.
Inter-Company items and transactions have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS - The Company classifies highly liquid temporary investments with an original maturity of three months or less when purchased as cash equivalents.

                                      F-8

         The Company maintains cash balances at various financial institutions.
Balances at US banks are insured by the Federal Deposit Insurance Corporation up to $250,000. Balances in Japanese banks are generally insured by the Deposit
Insurance Corporation of Japan up to 10,000,000 Yen per depositor per bank or approximately $81,000 at current exchange rates. At times during the year ended
March 31, 2009, the Company's cash in bank deposit accounts exceed federally insured limits with regards to certain accounts in the United States, and exceeded Japanese statutory limits with regards to certain accounts in Japan. As of March 31, 2009, the Company's cash accounts have not exceeded their United
States statutory limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk for cash on deposit.

ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS - Accounts receivable consists primarily of amounts due to the Company from normal business activities. The Company maintains an allowance for doubtful accounts to reflect the expected non-collection of accounts receivable based on past collection history and specific risks identified within the portfolio. If the financial condition of the customers were to deteriorate resulting in an impairment of their ability to make payments, or if payments from customers are significantly delayed, additional allowances might be required.

EQUIPMENT - Equipment represents machinery, equipment and software, which are stated at cost less accumulated depreciation and amortization. Depreciation of machinery and equipment is computed by the accelerated or straight-line methods over the estimated useful lives of the related assets, generally 2-5 years.
Software developed or obtained for internal use is amortized using the straight-line method over the estimated useful life of the software, generally
2-3 years.

INTANGIBLE ASSETS / INTELLECTUAL PROPERTY - The Company amortizes the intangible assets and intellectual property acquired in connection with the acquisition of
Global Hotline, over thirty six months on a straight-line basis, which was the time frame that the management of the Company was able to project forward for future revenue, either under agreement or through expected continued business activities with significant telecommunications companies. The Company amortizes the intangible assets and intellectual property acquired in connection with the acquisition of Global Hotline Philippines, Inc., over sixty months on a straight
- line basis, which was the time frame that the management of the Company was able to project forward for future revenue, either under agreement or through expected continued business activities with its customers.

LONG - LIVED ASSETS - The Company reviews its long-lived assets for impairment when changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Long-lived assets under certain circumstances are reported at the lower of carrying amount or fair value. Assets to be disposed of and assets not expected to provide any future service potential to the Company are recorded at the lower of carrying amount or fair value less cost to sell. To the extent carrying values exceed fair values, an impairment loss is recognized in operating results.

EQUITY INVESTMENTS - The company accounts for equity investments using the equity method unless its value has been determined to be other than temporarily impaired, in which case we write the investment down to its impaired value. The company reviews these investments periodically for impairment and makes appropriate reductions in carrying value when an other-than-temporary decline is evident; however, for non-marketable equity securities, the impairment analysis requires significant judgment. During its review, the company evaluates the financial condition of the issuer, market conditions, and other factors providing an indication of the fair value of the investments. Adverse changes in market conditions or operating results of the issuer that differ from expectation, could result in additional other-than-temporary losses in future periods.

FAIR VALUE OF FINANCIAL INSTRUMENTS - The Company has adopted SFAS No. 157,
"Fair Value Measurements" ("SFAS 157"), for assets and liabilities measured at fair value on a recurring basis. SFAS 157 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements, establishes a framework for measuring fair value and expands disclosure about such fair value measurements.
The adoption of SFAS 157 did not have an impact on the Company's financial position or operating results, but did expand certain disclosures.

                                      F-9

SFAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, SFAS 157 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

      Level 1: Observable inputs such as quoted market prices in active markets for identical assets or liabilities

      Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data

      Level 3: Unobservable inputs for which there is little or no market data, which require the use of the reporting entity's own assumptions.

Cash and cash equivalents of approximately $3,615,000, include money market securities and commercial paper that are considered to be highly liquid and easily tradable as of March 31, 2009. These securities are valued using inputs observable in active markets for identical securities and are therefore classified as Level 1 within our fair value hierarchy.

In addition to SFAS 157 as noted above, SFAS No. 159, "The Fair Value Option for
Financial Assets and Financial Liabilities," was effective for the year ended
March 31, 2009 and the transition period for the three months ended March 31,
2008. SFAS 159 expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. The Company did not elect the fair value options for any of its qualifying financial instruments.

DEBT AND EQUITY FINANCING OF CAPITAL TRANSACTIONS - BENEFICIAL CONVERSION
FEATURES - The Company has adopted Emerging Issues Task Force ("EITF") issues
98-5, ACCOUNTING FOR CONVERTIBLES SECURITIES WITH BENEFICIAL CONVERSION FEATURES
OR CONTINGENTLY ADJUSTABLE CONVERSION RATIOS, and 00-27, APPLICATION OF ISSUE
NO. 98-5 TO CERTAIN CONVERTIBLE SECURITIES in accounting for convertible debt.
EITF 00-27 requires recognition of the intrinsic value of the conversion option and is recognized as a reduction to the carrying amount of the convertible debt and as an addition to paid-in capital. The intrinsic value of the conversion feature is the difference between the conversion price and the fair value of the stock into which the security is convertible, multiplied by the number of shares. The conversion price used in calculating the intrinsic value is the most favorable conversion price up to maturity, assuming there are no changes to the current circumstances except for the passage of time. Changes to the conversion terms that would be triggered by future events not controlled by the issuer should be accounted for as contingent conversion options, and the intrinsic value of such conversion options would not be recognized until and unless the triggering event occurs. According to EITF 00-27, the issuance proceeds should not be reduced by issuance costs when calculating the intrinsic value of the conversion feature. The beneficial conversion feature of debt or equity instruments, depending on the specific facts and circumstances, will determine whether such beneficial conversion feature is to be recorded as an expense to be amortized over a period of time, expensed immediately or recorded as a deemed dividend.

REVENUE RECOGNITION - Global Hotline's revenue is derived from its multiple call centers undertaking the telemarketing of telecommunications products and services, and a range of insurance products and services in Japan and other products and services in the Philippines. Revenue is considered realized when the services have been provided to the customer, the work has been accepted by the customer and collectability is reasonably assured. Furthermore, if an actual measurement of revenue cannot be determined, we defer all revenue recognition until such time that an actual measurement can be determined. If during the course of a contract management determines that losses are expected to be incurred, such costs are charged to operations in the period such losses are determined.

         Revenues are deferred when cash has been received from the customer but the revenue has not been earned. The Company recorded deferred revenue of $3.2 million and $0 as of March 31, 2009 and 2008, respectively.

ADVERTISING COSTS - Advertising costs are expensed as incurred. There were minimal advertising costs incurred for the year ended March 31, 2009, the transition period the three months ended March 31, 2008, and the years ended
December 31, 2007 and 2006.

                                      F-10

FOREIGN CURRENCY TRANSLATION - Foreign entities whose functional currency is the local currency translate net assets at the end of period rates and income and expense accounts at average exchange rates for the periods ended. Adjustments resulting from these translations are reflected in the consolidated balance sheet under other comprehensive income and the statement of operations under other income (expense).

STOCK BASED COMPENSATION - Effective January 1, 2006, the Company began recording compensation expense associated with stock-based awards and other forms of equity compensation in accordance with Statement of SFAS 123R as interpreted by SEC Staff Accounting Bulletin No. 107. The Company adopted the related to stock-based awards granted subsequent to January 1, 2006 based on the grant date fair value estimated in accordance with the provisions of SFAS 123R.
In addition, the Company records expense over the vesting period in connection with stock options granted. The compensation expense for stock-based awards includes an estimate for forfeitures and is recognized over the expected term of the award on a straight line basis.

         The Company received stockholder approval of the 2007 Stock Incentive
Plan ("2007 Plan") on June 29, 2007. Under this 2007 Plan, the Company grants stock options for shares of common stock to employees, directors and consultants. In accordance with the 2007 Plan, the stock options are granted at the fair market value of the common stock. The 2007 Plan provides that the options will have a life of up to ten years from the date of grant. The options granted under the 2007 Plan vest quarterly or annually over a period of three years. Certain options granted under the 2007 Plan vest over shorter periods.
Under the 2007 Plan, the Company may grant options, restricted stock or other awards for the purchase of up to 20 million shares. On July 29, 2008, the stockholders voted to increase the number of shares authorized under the 2007
Stock Incentive Plan from 20,000,000 to 27,500,000 at the Company's annual shareholder meeting.

         A total of 11,693,512 shares of common stock are available for future grants under the 2007 Plan as of March 31, 2009. Options for the purchase of
9,126,042 shares are outstanding as of March 31, 2008. Shares underlying options that expire, or are cancelled without delivery of shares, generally become available for future re-issuance under the 2007 Plan.

         When the stock options are granted, the fair value of each option grant is estimated on the date of grant using the Black-Scholes valuation model and the weighted assumptions noted in the following table.

                                           the Transition
                                               Period
                               For the       the Three       For the Years Ended
                             Year Ended     Months Ended         December 31,
                              March 31,       March 31,      -------------------
                                2009            2008          2007         2006
                             ----------    --------------    ------       ------
Risk free interest rate .        3.96%          3.73%         5.39%        4.96%
Expected life ...........       8 yrs.         8 yrs.        8 yrs.       8 yrs.
Dividend rate ...........        0.00%          0.00%         0.00%        0.00%
Expected volatility .....         112%           122%          111%         107%

         The Company recorded $473,620 of compensation expense, net of related tax effects, relative to stock options for the twelve months ended March 31,
2009 in accordance with SFAS 123R. Net loss per share basic and diluted for this expense was approximately ($0.00).

         The Company recorded $60,000 of compensation expense, net of related tax effects, relative to stock options for the transition period three months ended March 31, 2008, respectively in accordance with Financial Accounting
Standards No. 123-R, Share-Based Payment, ("SFAS 123R"). Net loss per share basic and diluted for this expense was approximately ($0.00).

         The Company recorded $174,514 and $122,007 of compensation expense, net of related tax effects, relative to stock options for the year ended December
31, 2007 and 2006, respectively in accordance with SFAS 123R. Net loss per share basic and diluted for this expense was approximately ($0.00).

                                      F-11

         As of March 31, 2009, there is approximately $1,097,000 of total unrecognized costs related to employee granted stock options that are not vested. These costs are expected to be recognized over a period of approximately three years.

         The Company accounts for non-employee stock transactions in accordance with SFAS No. 123R and EITF 96-18. The Company issued grants for 21,429 shares of common stock at an average exercise price of $.28 per share to non-employment consultant during the twelve months ended March 31, 2009. The grants were expensed immediately. There are 273,929 stock options outstanding for non-employees as of March 31, 2009 at an average exercise price of $.342 per share.

         The Company issued grants for 55,000 shares of common stock at an average exercise price of $.267 per share to non-employee consultants during the three months ended March 31, 2008. The grants were expensed immediately. There are 227,500 stock options outstanding for non-employees as of March 31, 2008 at an average exercise price of $.356 per share.

         The Company issued grants for 172,500 shares of common stock at $.384 per share in the year ended December 31, 2007. The grants were expensed immediately. There are 172,500 stock options at $.384 per share outstanding as of December 31, 2007. There were no non-employee stock options outstanding as of
December 31, 2006.

         Prior to January 1, 2006, the Company accounted for stock-based awards using the intrinsic value method of accounting in accordance with Accounting
Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees"
("APB 25"). Under the intrinsic value method of accounting, no compensation expense was recognized in the Company's consolidated statements of operations when the exercise price of the Company's employee stock option grant equaled the market price of the underlying common stock on the date of grant and the measurement date of the option grant is certain. The total exercise value of all options granted to employees and directors of the Company in the year ended
December 31, 2007 was approximately $425,000. Under SFAS 123R, the Company remeasures the intrinsic value of the options at the end of each reporting period until the options are exercised, cancelled or expire unexercised. As of
March 31, 2008, there are 5.5 million options with a weighted average exercise price of $0.29 and a weighted average remaining life of 9.15 years, which remain outstanding and continue to be remeasured at the intrinsic value over their remaining vesting period ranging from 3 months to 3 years. Compensation expense in any given period is calculated as the difference between total earned compensation at the end of the period, less total earned compensation at the beginning of the period. Compensation earned is calculated on a straight line basis over the requisite service period for any given option award. A total of approximately $756,000 in compensation expense remains unearned as of March 31,
2008.

         Prior to January 1, 2006, the Company accounted for stock-based awards using the intrinsic value method of accounting in accordance with Accounting
Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees"
("APB 25"). Under the intrinsic value method of accounting, no compensation expense was recognized in the Company's consolidated statements of operations when the exercise price of the Company's employee stock option grant equaled the market price of the underlying common stock on the date of grant and the measurement date of the option grant is certain. The total value of all options granted to employees and directors of the Company for the year ended December
31, 2007 was approximately $1,312,000. Under SFAS 123R, the Company remeasures the intrinsic value of the options at the end of each reporting period until the options are exercised, cancelled or expire unexercised. As of December 31, 2007, there are 8.1 million options with a weighted average exercise price of $0.261 and a weighted average remaining life of 8.81 years, remain outstanding and continue to be remeasured at the intrinsic value over their remaining vesting period ranging from 3 months to 3 years. Compensation expense in any given period is calculated as the difference between total earned compensation at the end of the period, less total earned compensation at the beginning of the period. Compensation earned is calculated on a straight line basis over the requisite service period for any given option award. A total of approximately
$415,000 in compensation expense remains unearned as of December 31, 2007.

                                      F-12

         Previously, the Company had the 1999 and 2000 stock option plans (the
"Plans"), in which the Company granted stock options for shares of common stock to employees and directors. In accordance with the Plans, the stock options were granted at the fair market value of the common stock. The Plans provided that the options will have a life of up to ten years from the date of grant. The options granted under the Plans vested quarterly or annually over a period of three years. Certain options granted under the Plans vested over shorter periods. Under the Plans, the Company may grant options for the purchase of up to 12,000,000 shares. A total of 1,530,000 shares of common stock have been purchased, through the exercise of options issued under the Plans, since the
Plans were implemented. Shares underlying options that expire, or are cancelled without delivery of shares, generally became available for future re-issuance under the Plans. No additional shares will be issued under the Plans.

COMPREHENSIVE INCOME - The Company has adopted SFAS No. 130 "Reporting
Comprehensive Income." This statement establishes rules for the reporting of comprehensive income and its components. Comprehensive income consists of net loss to common shareholders and foreign currency transaction adjustments and is presented in the Consolidated Statements of Operations and Stockholder's Equity.

INCOME TAXES - Income tax provision (benefit) is based on reported income (loss)
before income taxes. Deferred income taxes reflect the effect of temporary differences between asset and liability amounts that are recognized for financial reporting purposes and the amounts that are recognized for income tax purposes. These deferred taxes are measured by applying currently enacted tax laws in the countries and locations where that company operates out of. The
Company recognizes refundable and deferred assets to the extent that management has determined their realization. As of March 31, 2009 and 2008, the Company had refundable tax assets of $1,419,418 and 1,477,580, respectively, based on prepayments that the Company has made that are available to offset future taxable income.

The following (benefits) provision for income taxes by geographic operations is as follows:

                                                                             Transition
                                                                               Period
                                               For the         For the       the Three         For the Years Ended
                                             Year Ended      Year Ended     Months Ended             March 31,
                                              March 31,       March 31,       March 31,    ------------------------------
                                                2009            2009            2008            2007            2006
                                            -------------   -------------   ------------   -------------    -------------
(Loss) Income from operations                                (Unaudited)     (Unaudited)
before income taxes:
    US operations ........................  $ (13,035,389)  $  (3,156,745)  $   (803,243)  $  (3,025,217)   $  (1,904,804)
    Japan operations .....................     (7,462,996)     (4,703,749)     2,521,206      (7,129,347)      (1,557,452)
                                            -------------   -------------   ------------   -------------    -------------
Total (loss) profit from operations before
    income taxes .........................    (20,498,385)     (7,860,494)     1,717,963     (10,154,564)      (3,462,256)
(Loss) gain from discontinued operations .              -        (110,000)             -        (110,000)         207,512
                                            -------------   -------------   ------------   -------------    -------------
                                            $ (20,498,385)  $  (7,970,494)  $  1,717,963   $ (10,264,564)   $  (3,254,744)
                                            =============   =============   ============   =============    =============

The (benefits) provision for income taxes by geographic operations is as follows:

                                                                             Transition
                                                                               Period
                                               For the         For the       the Three         For the Years Ended
                                             Year Ended      Year Ended     Months Ended             March 31,
                                              March 31,       March 31,       March 31,    ------------------------------
                                                2009            2009            2008            2007            2006
                                            -------------   -------------   ------------   -------------    -------------
                                                             (unaudited)
US operations ............................  $           -   $           -   $          -   $           -    $           -
Japan operations .........................       (256,455)       (916,046)     1,357,598      (2,005,601)         515,000
                                            -------------   -------------   ------------   -------------    -------------
Total (benefit) provision for income taxes  $    (256,455)  $    (916,046)  $  1,357,598   $  (2,005,601)   $     515,000
                                            =============   =============   ============   =============    =============

                                      F-13

The components of the (benefits) provision for income taxes by taxing jurisdiction is as follows:

                                                                             Transition
                                                                               Period
                                               For the         For the       the Three         For the Years Ended
                                             Year Ended      Year Ended     Months Ended             March 31,
                                              March 31,       March 31,       March 31,    ------------------------------
                                                2009            2009            2008            2007            2006
                                            -------------   -------------   ------------   -------------    -------------
                                                             (unaudited)
US Federal, State and Local:
        Current ..........................  $           -   $           -   $          -   $           -    $           -
        Deferred .........................  $           -   $           -   $          -   $           -    $           -
Japan:
        Current (benefit) provision ......  $    (256,455)  $    (916,046)  $  1,357,598   $  (2,005,601)   $     515,000
        Deferred .........................  $           -   $           -   $          -   $           -    $           -

A reconciliation of the Company's effective tax rate to the statutory US Federal tax rate is as follows:

                                                                             Transition
                                                                               Period
                                               For the         For the       the Three         For the Years Ended
                                             Year Ended      Year Ended     Months Ended             March 31,
                                              March 31,       March 31,       March 31,    ------------------------------
                                                2009            2009            2008            2007            2006
                                            -------------   -------------   ------------   -------------    -------------
                                                             (unaudited)
Statutory rate ...........................      35.0%           35.0%           35.0%           35.0%           35.0%
Foreign tax differential .................       6.0%            6.0%            6.0%            6.0%            6.0%
State and Local ..........................       5.7%            5.7%            5.7%            5.7%            5.7%
                                            -------------   -------------   ------------   -------------    -------------
Effective Rate ...........................      46.7%           46.7%           46.7%           46.7%           46.7%
                                            =============   =============   ============   =============    =============

The effect of tax law changes on deferred tax assets and liabilities did not have a significant effect on the company's effective tax rate.

The significant components of activities that gave rise to refundable income tax assets that are recorded in the consolidated balance sheets were as follows:

                                             For the Year Ended March 31,
                                            -----------------------------
                                                 2009            2008
                                            -------------   -------------
Deferred Income taxes ....................  $           -   $           -
Refundable Income taxes ..................      1,419,000       1,478,000
Operating loss carry forwards ............     13,000,000       9,750,000
                                            -------------   -------------
Gross Tax Asset ..........................     14,419,000      11,228,000
Less: Valuation Allowance ................    (13,000,000)     (9,750,000)
                                            -------------   -------------
Refundable Tax Asset, net of Allowance ...  $   1,419,000   $   1,478,000
                                            =============   =============

         The valuation allowance at March 31, 2009, principally applies the net operating loss ("NOL") carry forwards that, in the opinion of management, are more likely than not to expire before the Company can use them. Total Deferred
Taxes - foreign (Japan) were approximately $4,800,000. Total Deferred Taxes - US were approximately $8,200,000.

         For tax return purposes, the Company has available US and Japanese NOL carry forwards of approximately $35.3 million which expire in various years through 2029, subject to any potential Section 382 of the Internal Revenue Code of 1986, as amended (the "Code") due to ownership changes in IA Global and statutory Japanese limitations. In general, an ownership change, as defined by
Section 382, results from transactions increasing the ownership of certain shareholders or public groups in the stock of a corporation by more than 50 percentage points over a three-year period. IA Global has raised capital through the issuance of capital stock on several occasions which, combined with the

                                      F-14

purchasing shareholders' subsequent disposition of those shares, may have resulted in a change of control, as defined by Section 382, or could result in a change of control in the future upon subsequent disposition. The Company has not currently completed a study to assess whether a change of control has occurred or whether there have been multiple changes of control since the company's formation due to the significant complexity and cost associated with such study and that there could be additional changes in control in the future. If the
Company has experienced a change of control at any time since the Company formation, utilization of our NOL credit carry forwards would be subject to an annual limitation under Section 382. Any limitation may result in expiration of a portion of the NOL credit carry forwards before utilization. Further, until a study is completed and any limitation known, no amounts are being presented as an uncertain tax position under FIN 48.

NET LOSS PER SHARE - The Company has adopted SFAS No. 128, "Earnings per Share."
Loss per common share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding during the period. The common stock equivalents have not been included as they are anti-dilutive. As of March 31, 2009, there were options outstanding for the purchase of 11,693,512 common shares, warrants for 38,962,243 common shares and shares issued as collateral for loans of 3,554,546 shares of common stock which could potentially dilute future earnings per share. As of March 31, 2008, there were options outstanding for the purchase of 9,126,042 common shares, convertible debentures convertible into 7,666,679 common shares and warrants for
62,243 shares of common stock which could potentially dilute future earnings per share.

DIVIDEND POLICY - The Company has never paid any cash dividends and intends, for the foreseeable future, to retain any future earnings for the development of our business. Our future dividend policy will be determined by the board of directors on the basis of various factors, including our results of operations, financial condition, capital requirements and investment opportunities.

USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECENT ACCOUNTING PRONOUNCEMENTS

         In December 2007, the FASB issued SFAS No. 141 (revised 2007),
"Business Combinations" ("SFAS 141(R)"). SFAS 141(R) will change the accounting for business combinations. Under SFAS No. 141(R), an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS No.
141(R) will change the accounting treatment and disclosure for certain specific items in a business combination. SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December
15, 2008. SFAS 141(R) is expected to impact the Company in the event of any future acquisitions.

         In December 2007, the FASB issued SFAS No. 160, "Non-controlling
Interests in Consolidated Financial Statements--an amendment of Accounting
Research Bulletin No. 51" ("SFAS 160"). SFAS 160 establishes new accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS No. 160 is effective for fiscal years beginning on or after December 15, 2008. The Company is currently evaluating the provisions of SFAS 160 to determine the impact on the Company's consolidated financial statements. The adoption of SFAS 160 is not expected to have a material impact on the Company's results of operations, financial position or liquidity.

         In March 2008, the FASB issued SFAS No. 161, "Disclosures about
Derivative Instruments and Hedging Activities--an amendment of FASB Statement
No. 133" ("SFAS 161"). SFAS 161 changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative

                                      F-15

instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. The guidance in SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. This
Statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption. The adoption of SFAS 161 is not expected to have a material impact on the Company's results of operations, financial position or liquidity.

         In May 2008, FASB issued FASB Staff Position ("FSP") APB 14-1,
Accounting for Convertible Debt Instruments That May Be Settled in Cash upon
Conversion (Including Partial Cash Settlement). FSP APB 14-1 clarifies that convertible debt instruments that may be settled in cash upon either mandatory or optional conversion (including partial cash settlement) are not addressed by paragraph 12 of APB Opinion No. 14, Accounting for Convertible Debt and Debt
issued with Stock Purchase Warrants. Additionally, FSP APB 14-1 specifies that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity's non-convertible debt borrowing rate when interest cost is recognized in subsequent periods. FSP
APB 14-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The
Company will adopt FSP APB 14-1 beginning in the first quarter of fiscal 2009, and this standard must be applied on a retrospective basis. The adoption of FSP
APB 14-1 is not expected to have a material impact on the Company's results of operations, financial position or liquidity.

         In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally
Accepted Accounting Principles. This standard is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with generally accepted accounting principles in the
United States for non-governmental entities. SFAS No. 162 is effective 60 days following approval by the SEC of the Public Company Accounting Oversight Board's
amendments to AU Section 411, The Meaning of Present Fairly in Conformity with
Generally Accepted Accounting Principles. The adoption of SFAS No. 162 did not
Have a material impact on the preparation of its consolidated financial statements.

         On June 16, 2008, the FASB issued final Staff Position No. EITF 03-6-1,
"Determining Whether Instruments Granted in Share-Based Payment Transactions Are
Participating Securities," to address the question of whether instruments granted in share-based payment transactions are participating securities prior to vesting. The FSP determines that unvested share-based payment awards that contain rights to dividend payments should be included in earnings per share calculations. The guidance will be effective for fiscal years beginning after
December 15, 2008. The adoption of EITF 03-6-1 did not have a material impact on the Company's results of operations, financial position or liquidity.

         In January 2009, the FASB issued FSP EITF 99-20-1, "Amendments to the
Impairment Guidance of EITF Issue No. 99 - Recognition of Interest Income and
Impairment on Purchased and Retained Beneficial Interests in Securitized
Financial Assets". FSP EITF 99-20-1 changes the impairment model included within
EITF 99-20 to be more consistent with the impairment model of SFAS No. 115. FSP
EITF 99-20-1 achieves this by amending the impairment model in EITF 99-20 to remove its exclusive reliance on "market participant" estimates of future cash flows used in determining fair value. Changing the cash flows used to analyze other-than-temporary impairment from the "market participant" view to a holder's estimate of whether there has been a "probable" adverse change in estimated cash flows allows companies to apply reasonable judgment in assessing whether another-than-temporary impairment has occurred. The adoption of FSP EITF 99-20-1 did not have a material impact on our results of operations, financial position or liquidity.

         In April 2009 the FASB issued FSP No. 141R-1 Accounting for Assets
Acquired and Liabilities Assumed in a Business Combination That Arise from
Contingencies, or FSP 141R-1. FSP 141R-1 amends the provisions in SFAS 141R for the initial recognition and measurement, subsequent measurement and accounting, and disclosures for assets and liabilities arising from contingencies in business combinations. The FSP eliminates the distinction between contractual and non-contractual contingencies, including the initial recognition and measurement criteria in SFAS 141R and instead carries forward most of the

                                      F-16

provisions in SFAS 141 for acquired contingencies. FSP 141R-1 is effective for contingent assets and contingent liabilities acquired in business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The adoption of FSP
No. 141R-1 did not have a material impact on the Company's results of operations, financial position or liquidity.

         In April 2009 the FASB issued three related Staff Positions: (i) FSP
No. 157-4, Determining Fair Value When the Volume and Level of Activity for the
Asset or Liability have Significantly Decreased and Identifying Transactions
That Are Not Orderly, or FSP 157-4, (ii) FSP 115-2 and FSP No. 124-2,
Recognition and Presentation of Other-Than-Temporary Impairments , or FSP 115-2
and FSP 124-2, and (iii) FSP 107-1 and APB No. 28-1, Interim Disclosures about
Fair Value of Financial Instruments, or FSP 107 and APB 28-1, which are effective for interim and annual periods ending after June 15, 2009. FSP 157-4 provides guidance on how to determine the fair value of assets and liabilities under SFAS 157 in the current economic environment and reemphasizes that the objective of a fair value measurement remains an exit price. If the Company were to conclude that there has been a significant decrease in the volume and level of activity of the asset or liability in relation to normal market activities, quoted market values may not be representative of fair value and the Company may conclude that a change in valuation technique or the use of multiple valuation techniques may be appropriate. FSP 115-2 and FSP 124-2 modify the requirements for recognizing other-than-temporarily impaired debt securities and revise the existing impairment model for such securities, by modifying the current intent and ability indicator in determining whether a debt security is other-than-temporarily impaired. FSP 107 and APB 28-1 enhance the disclosure of instruments under the scope of SFAS 157 for both interim and annual periods.

         In May 2009 the FASB issued SFAS No. 165, Subsequent Events, or SFAS
165. SFAS 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. SFAS 165 requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date, that is, whether the date represents the date the financial statements were issued or were available to be issued. SFAS 165 is effective in the first interim period ending after June 15, 2009. The Company expects SFAS
165 will have an impact on disclosures in their consolidated financial statements, but the nature and magnitude of the specific effects will depend upon the nature, terms and value of the any subsequent events occurring after adoption.

         In June 2009 the FASB issued SFAS No. 167, Amendments to FASB
Interpretation No. 46(R), or SFAS 167, that will change how we determine when an entity that is insufficiently capitalized or is not controlled through voting
(or similar rights) should be consolidated. Under SFAS No. 167, determining whether a company is required to consolidate an entity will be based on, among other things, an entity's purpose and design and a company's ability to direct the activities of the entity that most significantly impact the entity's economic performance. SFAS 167 is effective for financial statements after
January 1, 2010. The Company is currently evaluating the requirements of SFAS
167 and the impact of adoption on their consolidated financial statements, if any.

         In June 2009 the FASB issued SFAS No. 168, The FASB Accounting
Standards Codification and the Hierarchy of Generally Accepted Accounting, or
SFAS 168. SFAS 168 represents the last numbered standard to be issued by FASB under the old (pre-Codification) numbering system, and amends the GAAP hierarchy established under SFAS 162. On July 1, 2009 the FASB launched FASB's new
Codification entitled The FASB Accounting Standards Codification, or FASB ASC.
The Codification will supersede all existing non-SEC accounting and reporting standards. SFAS 168 is effective in the first interim and annual periods ending after September 15, 2009. This pronouncement will have no effect on the
Company's consolidated financial statements upon adoption other than current references to GAAP which will be replaced with references to the applicable codification paragraphs.

         A variety of proposed or otherwise potential accounting standards are currently under study by standard setting organizations and various regulatory agencies. Due to the tentative and preliminary nature of those proposed standards, management has not determined whether implementation of such proposed standards would be material to the consolidated financial statements.

                                      F-17

NOTE 3.  ACQUISITION, EQUITY INVESTMENT AND DIVESTITURES

Business Process Outsourcing ("BPO")

GLOBAL HOTLINE, INC. AND ITS SUBSIDIARIES

         The acquisition of Global Hotline, a privately held Japanese Company, closed on June 15, 2005. The transaction was structured as a share exchange in which the Company issued 15,000,000 shares of its common stock in exchange for
100% of Global Hotline's equity. The common stock of the Company had a value of
$0.207 per share, which was the average close price during the twenty days prior to the signing of the April 20, 2005 Share Exchange Agreement, or an aggregate value of $3,097,500.

         Global Hotline was acquired because it held two significant contracts with a major Japanese telecommunications Company in a constantly growing key industry sector, and the expected continuance of telemarketing services subsequent to these two contracts. The size of these contracts contributed to a purchase price which resulted in identifiable intangible assets. Global Hotline results are included in the financial statements of IA Global for the period
June 15, 2005 to December 31, 2008. There were no contingent payments, options or commitments in the acquisition agreement. There was no purchased research and development assets acquired or written off with the acquisition.

         Global Hotline was established on September 7, 2004, as an operator of major call centers providing outbound telemarketing services for telecommunications and insurance products. Since our acquisition of Global
Hotline in June 2005, this business has expanded rapidly with the signing of multi-year contracts with major corporations and the addition of credit card and catalog products. As of March 31, 2009 they operate eight call centers in Japan and employ approximately 885 full time and part time employees.

         On January 1, 2007, Global Hotline entered into a new agreement with
KDDI. Pursuant to this agreement, which is governed by the Business Outsourcing
Basic Agreement entered into in September 2004, Global Hotline agreed to sell telephone products on behalf of KDDI. Global Hotline will be paid an hourly rate, with payment due in 30 days after the prior month is billed. The agreement covered the period January 1, 2007 through March 31, 2007. This agreement was automatically renewed for the period April 1, 2007 through June 30, 2007 and was renewable for additional three month periods. The agreement may be cancelled under certain conditions.

         On July 25, 2007, Global Hotline announced that it had closed an
Agreement with KDDI for the three month period ending September 30, 2007. Global
Hotline agreed to sell telephone products on behalf of KDDI and will be paid an hourly rate, with payment due in 30 days after the month billed. Subsequently, the Company renewed its agreements with KDDI to September 30, 2008.

         On October 20, 2008, Global Hotline announced that it had signed
Agreements with KDDI for the three month period from October 1, 2008 to December
31, 2008. Global Hotline has agreed to sell telephone and wireless products on behalf of KDDI and will be paid an hourly rate for products sold with a possible bonus on wireless sales if certain volume targets are achieved, with payments due in 30 days after the month billed. The Agreement may be cancelled under certain conditions.

         On January 15, 2009, Global Hotline announced that it had signed
Agreements with KDDI for the three month period from January 1, 2009 to March
31, 2009. Global Hotline agreed to sell telephone and wireless products on behalf of KDDI and will be paid primarily on an incentive basis for telephone lines sold and an hourly rate for wireless products sold with possible bonuses if certain volume targets are achieved, with payments due in 30 days after the month billed. The Agreements may be cancelled under certain conditions.

                                      F-18

         On April 14, 2009, Global Hotline announced that it had signed
Agreements with KDDI for the three month period from April 1, 2009 to June 30,
2009. Global Hotline agreed to sell telephone and wireless products on behalf of this customer and will be paid primarily on an incentive basis for telephone lines sold and an hourly rate for wireless products sold with possible bonuses if certain volume targets are achieved, with payments due in 30 days after the month billed. The Agreements may be cancelled under certain conditions. On July
1, 2009, Global Hotline signed Agreements with KDDI for the three month period from July 1, 2009 to September 30, 2009.

         On December 22, 2005, a wholly owned subsidiary of Global Hotline, IA
Partners Co Ltd ("IA Partners"), entered into an agreement (the "Partner
Contract") with QA Marketing Corporation ("QA"), a Japanese Company. Pursuant to
this agreement, IA Partners sells various internet and broadband products on behalf of NTT and QA, with sales commissions payable from 30-120 days after confirmation by Internet Service Partners. The Partner Contract was
automatically renewed on December 22, 2006, and continues to be automatically renewable for an additional year unless it is terminated by either party upon sixty days notice before the expiration date. On October 22, 2008, the parties automatically renewed this agreement and it will expire on December 22, 2009.
The Partner Contract may be cancelled under certain conditions. On February 24,
2009, the parties cancelled the Partner Contract.

         On February 24, 2009, IA Partners entered into an agreement (the
"Outsourcing Agreement") with Japan Hotline Co Ltd("Japan Hotline"), a Japanese
Company. Pursuant to this agreement, IA Partners sells various internet and broadband products on behalf of NTT and Japan Hotline on an hourly rate for products sold. On March 31, 2009 the parties automatically renewed this agreement and it will expire on March 31, 2010. The Agreement may be cancelled under certain conditions.

         On April 14, 2006, a 100% owned subsidiary of Global Hotline established on April 4, 2006, SG Telecom Inc. ("SG"), entered into an Agency
Contract ("Agency Contract") with Japan Telecom Invoice Co., Ltd., a Japanese
Company ("Japan Telecom"). Pursuant to this agreement, SG sells various internet and broadband products on behalf of Japan Telecom, with sales commissions payable within 30-90 days after confirmation by Japan Telecom. The Agency
Contract is automatically renewable for an additional year unless it is terminated by either party upon thirty days notice before the expiration date.
The Agency Contract was automatically renewed through April 14, 2010. The Agency
Contract may be cancelled under certain conditions.

         On April 7, 2008 and September 1, 2008, SG entered into a Consent
Agreement ("Consent Agreement") with Softbank Telecom Co Ltd., a Japanese
Company ("Softbank"). Pursuant to this agreement, SG received payments in April,
June and September, 2008 for expanding telemarketing operations related to prior agreements with Japan Telecom. The payments may require repayment in March 2011 if certain sales targets are not achieved. Based on sales for the twelve months ended March 31, 2009, SG does not expect to repay any payments under the Consent
Agreements. The Consent Agreement may be cancelled under certain conditions.

         On May 10, 2006, IA Partners entered into an Agency Agreement with
AFLAC Co Ltd, a Japanese Company ("AFLAC"). Pursuant to this Agency Agreement,
IA Partners agreed to sell insurance products starting on approximately June 1,
2006, on behalf of AFLAC, with sales commissions payable from 30-120 days and ongoing commissions for up to ten years, to the extent the customer continues to maintain the insurance. The Agency Agreement is automatically renewed each year unless it is terminated by either party upon thirty days notice before the expiration date. The Agency Agreement was automatically renewed on May 2, 2007,
May 1, 2008 and April 14, 2009 through May 2, 2010. The Agency Agreement may be cancelled under certain conditions.

         On October 21, 2008, IA Partners announced that a Memorandum on
Telemarketing Support and an Agency Agreement (together, the "Agreements") were signed with AFLAC for the period June 1, 2008 through May 31, 2009. The IA
Partners has agreed to sell insurance products on behalf of AFLAC, with fees payable based on booths operated and a percentage of the annual premium sold, with payments due in 30 days after the month billed. The Agreements were automatically renewed on April 1, 2009 through May 31, 2010. The Agreements may be cancelled under certain conditions.

                                      F-19

         On October 16, 2006, IA Partners announced an Agency Agreement with
American Home Assurance Ltd ("AHA"), a Japanese Company and a division of
American Insurance Group ("AIG"). Pursuant to this Agency Agreement, IA Partners agreed to sell health and cancer insurance products on behalf of AHA, with sales commission's payable from 30-120 days and ongoing commissions to the extent the customer continues to maintain the insurance. The Agency Agreement has no expiration date, but may be cancelled under certain conditions.

         On May 21, 2007, IA Partners entered into a Call Center Business
Service Agency Agreement with NTT, a Japanese Company. IA Partners sells various internet and broadband products on behalf of NTT, with sales commissions payable from 30 days after confirmation by NTT. The Agency Agreement expires on May 20,
2008. The Agency Agreement can be terminated by either party upon ninety days
Notice and may be cancelled under certain conditions. Sales activities started in October 2007. On October 1, 2008, the parties cancelled the Business Service
Agency Agreement.

         On August 15, 2007, Inforidge Co Ltd ("Inforidge"), a wholly owned subsidiary of Global Hotline received notice of a signed Agency Agreement
("Agency Agreement") with American Life Insurance Company, ("Alico"), a Japanese
Company which is a subsidiary of AIG. Pursuant to this Agency Agreement,
Inforidge agreed to sell insurance products starting on August 8, 2007 on behalf of Alico, with sales commissions payable from 30-120 days. The Agency Agreement expires on August 8, 2008, and is automatically renewable for an additional year unless it is terminated by either party upon thirty days notice prior to the expiration date. The Agency Agreement may be cancelled under certain conditions.
The Agency Agreement was automatically renewed July 8, 2008 for the period and
August 8, 2008 through August 7, 2009. While the Alico contracts are in effect, due to the AIG financial difficulties, personnel were allocated to other contracts during the three months ended December 31, 2008 and March 31, 2009.

         On January 7, 2008, Inforidge entered into an Outbound Telemarketing
Agreement, effective as of November 30, 2007, with Alico. Pursuant to this agreement, Inforidge will receive payments for expanding telemarketing operations related to prior agreements with Alico. The Agreement expired on
March 31, 2008, but was extended through March 31, 2009. Due to the AIG financial difficulties, personnel were allocated to other contracts during the three months ended December 31, 2008 and March 31, 2009.

         On September 20, 2007, Inforidge received notice of a signed Agency
Agreement ("Agreement") with Ace Insurance Company Co Ltd, ("Ace"), a Japanese
Company. Pursuant to this Agreement, Inforidge agreed to sell medical insurance products on behalf of Ace, with sales commissions payable from 30-120 days. The
Agreement has no expiration date and may be cancelled under certain conditions.

         On January 10, 2008, IA Partners and Inforidge entered into Call Center
Facility Agreements ("Facility Agreements") with OMC Card, Inc., a Japanese
Company ("OMC"). Pursuant to these agreements, IA Partners and Inforidge agreed to rent facilities and equipment to OMC, with revenues payable in thirty days from the invoice date. The Facility Agreements expire on January 10, 2009, and is automatically renewable for an additional year unless it is terminated by either party upon ninety days notice prior to the expiration date. The Facility
Agreements were automatically renewed on January 9, 2009 for the period January
9, 2009 through January 9, 2010. The Facility Agreements may be cancelled under certain conditions.

         On May 9, 2008, Global Hotline entered into Sales and Promotion
Agreements with Belluna Co. Ltd., a Japanese Company ("Belluna"). Global Hotline
agreed to represent Belluna in its mail order business, with sales commissions payable in thirty days. The Agreements were automatically renewed on April 14,
2009 through May 8, 2010, and are automatically renewable for an additional year. The Agreements may be cancelled with 90 or 120 days notice, respectively.
The Agreements may be cancelled under certain other conditions.

         On May 9, 2008, Inforidge entered into Recruiting Agreements with
Belluna. Inforidge agreed to assist Belluna in temporary hiring for its mail order business, with commissions payable in thirty days. The Agreements were automatically renewed on April 14, 2009 through May 8, 2010 and is automatically renewable for an additional year. The Agreements may be cancelled under certain conditions.

                                      F-20

         On May 7, 2008, Global Hotline and Inforidge entered into Agreements with Zurich Japan Co Ltd., a Japanese Company ("Zurich"). Pursuant to these
Agreements, Global Hotline and Inforidge agreed to sell insurance products on behalf of Zurich, with sales commissions payable in thirty days. The Agreements have no expiration date, but can be cancelled with sixty days notice by either party. The Agreements may be cancelled under certain other conditions.

         On April 14, 2009, Global Hotline and Inforidge entered into Agreements with Zurich for the period May 7, 2009 through May 6, 2010. Pursuant to these
Agreements, Global Hotline and Inforidge agreed to sell insurance products on behalf of the customer, with sales commissions payable in thirty days. The
Agreements have no expiration date, but can be cancelled with sixty days notice by either party. The Agreements may be cancelled under certain other conditions.

ACQUISITION OF GLOBAL HOTLINE, INC.

         The Company acquired its 100% ownership of Global Hotline from Mr.
Hideki Anan (67%), Mr. Kyo Nagae (10%) and Mr. Hiroki Isobe (23%). Mr. Anan is
the CEO of Global Hotline and is an experienced Japanese telecommunications executive. Mr. Isobe is affiliated with our majority shareholders.

         The cost to acquire these assets was allocated to the assets acquired according to estimated fair values as follows:

Purchase price:
Stock ..............................................................  $3,097,500
                                                                      ----------
Net assets acquired (6/15/05):
Cash ...............................................................   1,240,037
Accounts receivable ................................................   1,782,900
Other assets .......................................................   1,370,153
Recovery of tax benefit of net operating loss acquired with
   acquisition of Global Hotline. This recovery occurred
   during the three months ended September 30, 2006 ................     486,869
                                                                      ----------
                                                                       4,879,959
                                                                      ----------
Net liabilities acquired (6/15/05):
Accrued liabilities ................................................   1,903,246
Deferred revenue ...................................................   4,196,493
Other liabilities ..................................................     628,750
                                                                      ----------
                                                                       6,728,489
                                                                      ----------
Net liabilities acquired (6/15/05) .................................   1,848,530
                                                                      ----------
Identifiable customer contracts and related customer relationships .  $4,946,030
                                                                      ==========

GLOBAL HOTLINES PHILIPPINES INC. (Unaudited)

         In the Philippines, IA Global is the 100% owner of Asia Premier
Executive Suites Inc. ("Asia Premier") and Shift Resources Inc. ("Shift"),
companies who have now been merged into a single organization and operate as
Global Hotline Philippines Inc ("Global Hotline Philippines").

         On May 27, 2008, the Company acquired 100% of Asia Premier. Asia
Premier provides flexible in-bound and out-bound call center, lead generation, and co-location service solutions on a very competitive basis to international companies. Asia Premier facilities are equipped with a fully redundant, world-class internet and network facilities, are capable of handling 300 or more seats, has a 24-hour back-up to ensure clients have seamless service, consistent high-quality bandwidth and technical support 365 days a year.

         The transaction was structured as a share exchange in which IA Global issued 1,250,000 shares of its common stock at $.24 per share, the close price during the negotiations, totaling $300,000; plus three Notes Payable totaling
$268,000, of which $262,000 was paid as of September 1, 2009. An earn-out of
$50,000 based on profitability of the Asia Premier business through January 27,
2009 was not earned as of March 31, 2009. The transaction was valued at
$618,000.

                                      F-21

         On April 10, 2008, the Company acquired the 100% acquisition of Shift.
Shift provides a range of in-bound and out-bound call centers, lead generation and customer service solutions for international companies across multiple time zones.

         The transaction was structured as a share exchange in which the Company issued 826,086 shares of its common stock at $.23 per share, the close price during the negotiations, totaling $190,000 plus a payment of $35,000 at closing.
The transaction was valued at $225,000.

         Both the Asia Premier and the Global Hotline Philippines acquisition resulted in intangibles having been acquired by the Company.

         As of March 31, 2009, Global Hotline Philippines operates one call center in the Philippines and employs 20 full time and part time employees and has an 81 additional revenue generating seats. In addition, it signed a long term Business Processing and Marketing Services Agreement with HTMT Global
Solutions Limited ("HTMT") on January 9, 2009. Global Hotline Philippines will also extensively use HTMT's world class infrastructure, certifications, and extensive call center facilities to deliver services to Global Hotline
Philippines' growing client base. Under a revenue sharing and collocation basis
Global Hotline Philippines can now undertake large scale outsourcing projects without the need to infuse new capital to build out additional call center facilities.

Human Capital and Resources

EQUITY INVESTMENT IN GPLUS MEDIA CO LTD

         On August 24, 2007, the Company closed a 25.0% equity investment in
GPlus by agreeing to issue 3,885,713 shares of common stock with a total value of $1,360,000 or $.35 per share, which was the closing price on August 20, 2007, the day negotiations were completed.

         For the twelve months ended March 31, 2009, the Company recorded a gain on our investment in GPlus of $12,510 that increased our investment in GPlus. On
March 6, 2009, the Company sold its 25% interest in GPlus to the management of
GPlus for $73,931 and recorded a loss on sale of $1,286,500 during the three months ended March 31, 2009.

EQUITY INVESTMENT IN SLATE CONSULTING CO LTD

         On August 24, 2007, the Company closed a 20.25% equity investment in
Slate by agreeing to issue 3,600,000 shares of common stock with a total value of $1,440,000 or $0.40 per share, which was the average closing market price on
August 17, 2007, the day negotiations were completed. In addition, the Company has the option to increase its equity holding in Slate to 75% based on mutually agreeable terms.

         Slate is a Japan headquartered Executive Search firm with operations and business entities in Tokyo and a call center in Manila, Philippines.

         For the twelve months ended March 31, 2009, the Company recorded a loss on our investment in Slate of $10,427 that decreased our investment in Slate.
The investment in Slate was valued at $1,386,054 as of March 31, 2009.

Financial Services Equity Investments

EQUITY INVESTMENT IN AUSTRALIAN SECURED FINANCIAL LIMITED

         On October 19, 2006, the Company closed its 36% equity investment in
ASFL, a group of Australian companies. The transaction was structured as a share exchange in which the Company issued 4,375 of Series A-1 Convertible Preferred
Stock ("Series A-1 Preferred Stock") that was convertible into 43,750,000 shares of common stock in exchange for 36% of ASFL's outstanding common shares. The parties agreed to value the Company's common stock at $0.16 per share, which was the closing market price on October 2, 2006, the day before the signing of the initial term sheet on October 3, 2006. In addition, the Company paid $250,000 at closing and $125,000 on January 19, 2007 and $125,000 in April 2007. The Series
A-1 Preferred Stock were converted into 43,750,000 shares of common stock on
February 7, 2007.

                                      F-22

         ASFL raised funds through the issuance of private loans and bank debt within Australia and provided short term, secured, real property loans to businesses and investors in Australia. The bank line of credit used to fund the business has been terminated effective November 2009 and ASFL was not able to replace the bank line of credit with any funding and is expected to be liquidated.

         For the twelve months ended March 31, 2009, the Company recorded a profit on our investment in ASFL of $265,039 that increased our investment in
ASFL. The investment in ASFL was considered impaired as of March 31, 2009 and write-down on our ASFL equity investment of approximately $7,195,000 was booked during the twelve months ended March 31, 2009.

EQUITY INVESTMENT IN TAICOM SECURITIES CO LTD

         In Japan, we have a 12.6% equity investment as of July 10, 2009 in
Taicom Securities Co Ltd ("Taicom"), a Japanese securities firm. Taicom provides a broad range of value-added financial services and competitive products. These services currently include the brokerage of Japanese commodities, options derivatives trading, foreign currency, equities and margin as well as offering wealth management and investment consulting services to diversified clients. In addition to offering a broad news and information gathering network, Taicom offers creative solutions that meet the sophisticated trading needs of its clients.

         For the fourth quarter ended in the year ended March 31, 2009, the
Company has accounted for Taicom under the cost method. Under the cost method, a long-term investment is recorded at cost and carried at that amount until it is sold or otherwise disposed of or until it is written down. A write-down from cost, subsequent to becoming a cost method investment, is appropriate when dividends received represent a liquidating dividend, that is, a dividend received in excess of earnings subsequent to investment date. Otherwise, any dividends received should be recorded as investment income.

         Taicom is a member of the Osaka Stock Exchange. Taicom is headquartered in Tokyo and in Osaka and has three branch offices in Japan.

June 3, 2008 Exchange Agreement
-------------------------------

         On June 3, 2008, the Company announced that it had closed a 20% equity investment in Taicom, a Japanese securities firm. This equity investment was an expansion of the financial services business of IA Global.

         Taicom is a financial services Company in Japan providing a broad range of value-added financial services and competitive products. These services currently include the brokerage of Japanese commodities, derivative options, foreign currency, equities and investment trusts as well as the offering of investment consulting services to diversified clients such as individuals and corporations. Taicom offers creative solutions that meet the sophisticated trading needs of its online and offline clients, who utilize Taicom's cutting-edge proprietary trading platform called TradePro, as well as its broad news and information gathering network.

         Taicom is a member of the Osaka Stock Exchange. Taicom is headquartered in Tokyo and in Osaka and has three branch offices in Japan.

         The transaction between the Company and Taicom was structured as a share exchange in which the Company issued 26,000,000 shares of its common stock at $.20 per share, the close price during the negotiations in exchange for
1,389,750 Class B Preferred Shares of Taicom. The transaction was valued at
$5,200,000.

December 12, 2008 Amendment to Share Exchange Agreement
-------------------------------------------------------

         On December 12, 2008, the Company and Taicom entered into an Amendment to Share Exchange Agreement (the "Amendment"). Pursuant to this Amendment, the
Company agreed to return 302,100 of its Taicom Preferred Shares on each of
December 12, 2008, January 20, 2009 and February 20, 2009 or 906,300 in total, in exchange for three $130,000 cash payments or $390,000 in total. Upon the completion of these payments, the Company's 20% interest in Taicom would be reduced to approximately 8% or 483,450 Class B Preferred Shares of Taicom. The
February 13, 2009 share return may be adjusted on a pro-rata basis if the average closing share price of the common stock for the period December 12, 2008 to February 13, 2009 is below $.038 per share.

                                      F-23

         As of February 13, 2009, Taicom paid a total of $180,000 to the Company and the Company has returned 302,100 Taicom shares to Taicom, reducing the
Company's interest in Taicom to 16%. Taicom has paid $50,000 toward their
January 20, 2009 payment. The remaining $80,000 due on the January 20, 2009 payment has not been made. In addition, the entire February 20, 2008 payment was not received.

December 12, 2008 Form of Performance Warrant
---------------------------------------------

         On December 12, 2008, the Company issued a Performance Warrant to Mr.
Ning, the Chairman of Taicom. The Performance Warrant requires Mr. Ning to raise
$500,000 by each of March 31, 2009, May 31, 2009, July 31, 2009 and September
30, 2009 or $2,000,000 in total. If the funds are raised by this timetable, Mr.
Ning earns the Performance Warrant for 8,125,000 common shares exercisable at
$.04 per share or 32,500,000 in total and such warrant expires on December 11,
2013. If the funds are not raised by the indicated date, the Performance Warrant for the date indicated is forfeited. The Company agreed to register the common stock issuable upon the exercise of the Performance Warrants with NYSE AMEX once such Performance Warrant is earned. The Performance Warrant was issued to an accredited investor in a transaction that will be exempt from registration pursuant to Section 4(2) of the Securities Act, and/or Regulation D promulgated under the Securities Act.

April 1, 2009 Amendment to Share Exchange Agreement
---------------------------------------------------

         On April 1, 2009, the, Taicom and ArqueMax Ventures, LLC ("AMV"), an
entity controlled by Michael Ning, the Chairman of Taicom, entered into an
Amendment to Share Exchange Agreement (the "Amendment No. 2"). Pursuant to this
Amendment NO. 2, the Company returned the following Taicom Preferred Class B
Stock ("Taicom Stock") for the indicated payments by Taicom:

$ Paid By                   Shares
  Taicom         Date      Returned
---------    ----------    --------
$ 130,000    12/12/2008     302,100
   50,000      2/2/2009     116,192
   41,000      4/1/2009      95,278
---------                  --------
$ 221,000                   513,570
=========                  ========

         The return of these shares of Taicom Stock reduced the Company's 20%
interest in Taicom to 876,180 shares or 16%, 14% and 12.6% as of December 12,
2008, February 2, 2009 and April 1, 2009, respectively.

         The Company recorded a loss on sale of $996,777 during the three months ended December 31, 2008 and recorded a loss on sale of $725,166 during the three months ended March 31, 2009 related to the return of the Taicom Stock.

         In addition, the Company agreed to issue preferred stock ("IAO
Preferred Stock"), at $1.000 per share, to AMV for the following additional payments: $140,000 to be paid on or about April 7, 2009, $67,000 to be paid on or about April 15, 2009 and $110,000 to be paid on or about April 30, 2009. The three payments are independent of each other and the payment or non-payment of one or more payments is not dependent on the payment or non-payment of any one or more of the other payments. All payments were paid.

         At AMV's sole discretion, AMV may either (1) convert some or all of its
IAO Preferred Stock into 12,800,000 shares of the Company's common stock pro rata at $0.025 per share; or (2) exchange IAO Preferred Stock for 971,458 Taicom
Stock owned by the Company pro rata. The conversion of IAO Preferred Stock into
Taicom Stock is automatically triggered in the case of certain events, including delisting from NYSE AMEX, bankruptcy or insolvency.

                                      F-24

April 1, 2009 Form of Performance Warrant
-----------------------------------------

         On April 1, 2009, the Company amended the Form of Performance Warrant with Mr. Ning that was signed on December 12, 2008 ("Amended Warrant"). The
Amended Warrant reduced the number of shares of common stock that Taicom could receive upon the closing of financings to 3,591,250 from 32,500,000 common shares. The Company agreed to register the common stock issuable upon the exercise of the Amended Warrant with NYSE AMEX and file a registration statement on Form S-3 within sixty days of approval by NYSE AMEX. The Amended Warrant was issued to an accredited investor in a transaction that will be exempt from registration pursuant to Section 4(2) of the Securities Act, and/or Regulation D
promulgated under the Securities Act.

April 1, 2009 Services Agreement
--------------------------------

         On April 1, 2009, the Company also entered into a Services Agreement
("Services Agreement") with AMV. Pursuant to the Services Agreement, the Company agreed to close a stock exchange with Taicom whereby 67,000,000 shares of the
Company's common stock will be issued for 877,557 shares of Taicom Stock. The IA
Global shares would be valued at $.035 per share, the price during the negotiations. The Taicom Stock will be valued at the book value for Taicom. The
Taicom Stock are restricted securities and may not be resold, distributed, collateralized liquidated or transferred to any person or entity.

         In addition, AMV or an affiliate has agreed to loan $300,000 to the
Company on or before June 3, 2009, which loan was made to the Company on June 8,
2009. The closing of these transactions are subject to the completion of due diligence on or before May 31, 2009, and obtaining shareholder approval. In the event of the unsatisfactory completion of due diligence, AMV shall have a unilateral option to immediately terminate this Services Agreement and have no further obligations with respect to this Services Agreement and the terms and conditions contained herein (hereinafter "Unilateral Termination"). In the event of Unilateral Termination, the Company shall immediately return all of the then outstanding shares it holds of Taicom Stock.

         After the closing of the transactions pursuant to the Services
Agreement, the Company expects to own 25.2% of Taicom and Taicom and AMV would own 36.3% of IA Global.

June 8, 2009 Services Agreement
-------------------------------

         On June 8, 2009, the Company entered into a Services Agreement
("Agreement") with AMV. Pursuant to this agreement, AMV is providing funding to the Company of $300,000 in exchange for IA Global Convertible Senior Debentures
("Debentures") that carry a 12% interest rate and are due December 8, 2009. The
Debentures are convertible into 10,000,000 shares of IAO Common Stock at $0.030 per share upon issuance. In the event Company is not able to pay back the principal amount plus accrued interest by December 8, 2009, AMV shall have the right to convert such Debenture into (1) the proportionate number of collateralized IAO Common Shares, or (2) 940,121 shares of Taicom Preferred
Class B stock. The $300,000 in funding will be paid in five tranches that are independent of each other and that payment or non-payment of one or more tranches is not dependent on the payment or non-payment of any one or more of the other tranches.

         On July 17, 2009, AMV notified us that we were in default of 5 (h)
under the June 8, 2009 Agreement and as a result did not fund the $60,000 due
June 30, 2009, July 15, 2009 and July 31, 2009. However, AMV was late in funding as required by June 8, 2009 Agreement. AMV could claim ownership of our Taicom shares. This would result in a loss on investment of approximately $2,861,000.
Based on the $120,000 in funding under this Agreement, the Company may be required to issue 4,000,000 shares. The parties are negotiating over the
Agreement.

                                      F-25

         In addition, the Company agreed to a share exchange with Taicom whereby
10,500,000 shares of the Company's common stock will be issued for 137,528 shares of Taicom Stock at the earlier of July 31, 2009 or the record date for the 2009 Annual Shareholder Meeting . The IA Global shares would be valued at
$.035 per share, the price during negotiations. The Taicom Stock will be valued at the book value for Taicom. The Taicom Stock are restricted securities and may not be resold, distributed, collateralized liquidated or transferred to any person or entity.

June 2, 2009 Form of Performance Warrant
----------------------------------------

         On June 2, 2009, with an effective date of June 8, 2009, the Company entered into a Form of Performance Warrant ("Warrant") with AMV. The Warrant provides for 5,213,105 shares of Company common stock to AMV at $.05 per share.
The Warrant is exercisable for a sixty month period and requires the payment of
$300,000 in funding that is reflected in the June 8, 2009 Services Agreement.
The Company agreed to register the common stock issuable upon the exercise of the Warrant with NYSE AMEX and file a registration statement on Form S-3 within sixty days of approval by NYSE AMEX. The Performance Warrant was issued to an accredited investor in a transaction that will be exempt from registration pursuant to Section 4(2) of the Securities Act, and/or Regulation D promulgated under the Securities Act.

         For the twelve months ended March 31, 2009, the Company recorded a loss on our investment in Taicom of $421,872 that decreased our investment in Taicom.
In addition, subsequent to our return of 513,570 Taicom Class B Preferred Shares with respect to the above December 12, 2008, February 2, 2009 and April 1, 2009 payments, as per the above amendments, the Company recorded a loss of $1,736,934 on the sale of its equity investment in Taicom. The total value of our investment in Taicom was valued at $2,861,365 as of March 31, 2009. The Company accounted for its investment in Taicom under the cost method as of the three months ended March 31, 2009.

PRO-FORMA FINANCIAL DATA

         The pro-forma financial data for the equity investments the years ended
March 31, 2009 and December 31, 2007 and 2006 were as follows:

Year Ended March 31, 2009 (Unaudited)

                                            Pre-Acquisition   Pre-Acquisition
                                             Operations of     Operations of
                             As Reported         Taicom       Global Hotline     Pro Forma
                            Twelve Months      Securities       Philippines     Twelve Months
                             Ended March       April 1 -       April 1 - May     Ended March
                               31, 2009      June 3, 2008 *     27, 2008 *        31, 2009
                            -------------   ---------------   ---------------   -------------
Revenue .................   $ 57,107,050       $       -         $ 37,525       $ 57,144,575
Net loss before
 extraordinary items ....    (20,241,930)       (260,807)            (679)       (20,503,417)
Net income loss .........    (20,241,930)       (260,807)            (679)       (20,503,416)
Net loss per common share          (0.10)              -                -              (0.10)

* - Taicom equity investment closed on June 3, 2008 and the GHP acquisitions closed on April 10, 2008 (Shift Resources) and on May 24, 2008 (Asia Premier).

                                      F-26

Year Ended December 31, 2007 (Unaudited)

                                                                 Pre-
                                                Pre-         Acquisition
                                            Acquisition     Operations of
                                           Operations of        Slate         For Forma
                           As Reported      GPlus Media      Consulting      Nine Months
                           Twelve Months     January 1-       January 1-        Ended
                           December 31,      August 23,       August 23,     September 30,
                               2007            2007 *           2007 *           2007
                           -------------   -------------    -------------    -------------
Revenue ...............    $ 29,136,435    $           -    $           -    $ 29,136,435
Loss (income) before
 extraordinary items ..      (8,258,963)   $           -           11,224      (8,247,739)
Net loss (income) .....      (8,258,963)   $         932                -      (8,258,031)
Loss per common share .           (0.05)               -                -           (0.05)

* - GPlus and Slate equity investments closed on August 24, 2007.

         The pro-forma financial data for the acquisitions for the year ended
December 31, 2006 were as follows:

Year Ended December 31, 2006 (Unaudited)

Twelve Months Ended December 31, 2006 (Unaudited)

                                                       Pre-
                                                   Acquisition
                                                    Operations
                                  As Reported        of ASFL        For Forma
                                   Year Ended      January 1 -      Year Ended
                                  December 31,     October 19,     December 31,
                                      2006            2006 *           2006
                                  ------------     ------------    ------------
Revenues .....................    $ 19,139,004     $          -    $ 19,139,004
Loss before
    extraordinary items ......      (3,769,744)         332,786      (3,436,958)
Net loss .....................      (3,769,744)         332,786      (3,436,958)
Loss per common share ........           (0.03)               -           (0.03)

* - ASFL equity investment closed on October 19, 2008.

         There were no material, nonrecurring items included in the reported the pro-forma results.

SUMMARY OF DISCONTINUED OPERATIONS AND ACQUISITION NOT COMPLETED

         Year ended December 31, 2007 discontinued operations are as follows:

         On October 22, 2007, the Company signed definitive agreements to acquire 100% of the Outsourcing Business Division ("Outsourcing Business
Division") of LINC Media, Inc. ("LINC Media"), a Tokyo, Japan-based Company.

         The acquisition was valued at $4,250,000 and consisted of a combination of debt and equity financing. The Company paid $80,000 at closing and issued promissory notes of $720,000, which was due on November 30, 2007, and $1,200,000 and $200,000, which were due on February 28, 2008. In addition, the parties entered into a Performance Agreement, whereby the Company agreed to issue
5,394,736 shares of its common stock based on the achievement of certain performance criteria, which will be evaluated by May 15, 2008. The parties agreed to value the Company's common stock at $0.38 per share, which was the average closing market price during the period of negotiations. In addition, the
Company agreed to adjust the price by paying cash if the average closing price during the six months subsequent to October 22, 2007 is 10% less than $0.38 per share.

                                      F-27

         On February 22, 2008, the Company and LINC Media entered into an amendment. Pursuant to the amendment, the $720,000 promissory note was reduced to $690,000, as $30,000 was paid on January 4, 2008. The payment date on the
$690,000 promissory note was extended to February 29, 2008. In addition, the
Company agreed to increase the number of shares in the Performance Agreement to
9,217,391 shares at $0.23 per share. The Company also agreed to issue 304,348 shares of its common stock at $0.23 per share, which was the closing price on the day the Amendment was agreed.

         On March 12, 2008, the Company and LINC Media terminated the definitive agreements due to the U.S. market conditions. LINC Media retains the $110,000 paid to date, less $10,000 deducted for legal fees. There are no additional fees or cash payments or stock issuances required by the Company or LINC Media. The
$110,000 paid to date has been written off as of December 31, 2007 and is accounted for as a loss from disposal of a discontinued operation.

         Year ended December 31, 2006 discontinued operations are as follows:

         On April 4, 2006, the Company closed the sale of its 60.5% interest in
Rex Tokyo back to Rex Tokyo. The Company received $1,302,159 in payments during
April to June 2006. The Company divested Rex Tokyo due to operating losses of approximately $1,552,000 in 2005 and projected losses in 2006 due to industry conditions. Sales were $29,335,000 in 2005. The Company recorded a gain from disposal of $463,375 during the year ended December 31, 2006. This gain resulted from the gross proceeds of $1,302,159 less the net investment in Rex Tokyo after losses of $838,784. From the operations of Rex Tokyo, the Company realized a gain of $76,054, a loss of $981,521, and a gain of $142,434 for the years ended
December 31, 2006, 2005 and 2004, respectively.

         As of December 31, 2006, the Company recorded a loss on the impairment of note receivable, and accrued interest of $331,917 from Ominira Networks LLC, a Delaware limited liability corporation ("Ominira"). This note receivable, originally for $620,000, was received on July 15, 2005 as part of the sale and discontinuance of IA Global Acquisition Co. and use of its intellectual property. The impairment is based on the lack of payments by Ominira to date and a decline in the value of the ICG shares held as collateral. Accordingly, the
ICG shares have not been recorded as an asset for purposes of note recovery. The entire note receivable and accrued interest of $11,917 have been written off as of December 31, 2006.

         The following table sets forth the discontinued operations for the
Company:

                                                         Year Ended
                                                     December 31, 2006
                                                     -----------------
Revenue ..........................................      $ 7,651,125
Cost of sales ....................................        6,083,120
                                                        -----------
Gross profit .....................................        1,568,005
Operating and non-operating expenses .............        1,427,106
Minority interest ................................           49,655
Income taxes .....................................           15,190
                                                        -----------
Loss from discontinued operations ................           76,054
Gain from disposal of discontinued operations ....          463,375
Loss on impairment of note receivable from
 sale of discontinued operations .................         (331,917)
                                                        -----------
Total gain (loss) from discontinued operations ...      $   207,512
                                                        ===========

                                      F-28

NOTE 4.  ACCOUNTS RECEIVABLE/CUSTOMER CONCENTRATION

         Accounts receivable were $5,994,117 and $12,746,290 as of March 31,
2009 and 2008, respectively. The Company had the following customers with sales in excess of 10%, and these are their respective percentages of consolidated revenue for the following periods:

                                                             Transition
                                                              period -
                                                            Three Months
                                 Year ended   Year Ended       Ended        Year Ended
                                  March 31,    March 31,      March 31,    December 31,
                                    2009         2008           2008       2007    2006
                                 ----------   -----------   ------------   ----    ----
                                              (Unaudited)
KDDI Network Solutions .......       25%          27%            17%        28%     29%
Internet Service Partners/ NTT       12%          27%            18%        34%     44%
AFLAC.........................        *            *              *         11%     12%
AIG ..........................       10%          21%            10%        12%      *
Softbank .....................       26%          15%            26%         *       *
-% is less than 10%.

         KDDI is a Global Hotline customer. Internet Service Partners/Japan
Hotline /NTT is a IA Partners customer. AIG is an IA Partner and Inforidge customer. Softbank is a Global Hotline and SG Telecom customer. There were no other customers, other than the above, in excess of 10% in the respective periods.

         KDDI accounted for 19% and 11% of accounts receivable as of March 31,
2009 and 2008, respectively. Internet Service Partners/ Japan Hotline/ NTT accounted for 17% and 23% of total accounts receivable as of March 31, 2009 and
2008, respectively. Softbank accounted for 6% and 31% of total accounts receivable as of March 31, 2009 and 2008, respectively. The Company anticipates that significant customer concentration will continue for the foreseeable future.

NOTE 5.  PREPAID EXPENSES

         Prepaid expenses were $1,184,572 and $1,967,164 as of March 31, 2009 and 2008, respectively. These assets included prepaid insurance, prepaid financing costs and other costs incurred by the Company and prepaid hiring, rent and other expenses incurred by Global Hotline.

NOTE 6.  EQUIPMENT

         Equipment, net of accumulated depreciation, was $2,207,849 and
$2,431,954 as of March 31, 2009 and 2008, respectively. Accumulated depreciation was $2,127,403 and $1,131,248 as of March 31, 2009 and 2008, respectively. Total depreciation expense was $903,931, $191,219, $211,388 and $335,076 for the
twelve months ended March 31, 2009, three months ended March 31, 2008 and for the twelve months ended December 31, 2007 and 2006, respectively. All equipment is used for selling, general and administrative purposes and accordingly all depreciation is classified in selling, general and administrative expenses.

         Property and equipment is comprised of the following:

                                                         March 31,
                                  Estimated     -------------------------   December 31,
                                 Useful Lives       2009          2008          2007
                                 ------------   -----------   -----------   -----------
Equipment and vehicles .......   24-60 months   $ 3,387,060   $ 2,559,954   $ 1,729,458
Leasehold improvements .......   27-60 months       948,192     1,000,000       814,241
                                                -----------   -----------   -----------
                                                  4,335,252     3,559,954     2,543,699
Less: accumulated depreciation                   (2,127,403)   (1,128,000)     (866,412)
                                                -----------   -----------   -----------
                                                $ 2,207,849   $ 2,431,954   $ 1,677,287
                                                ===========   ===========   ===========

                                      F-29

NOTE 7.  INTANGIBLE ASSETS

         Intangible assets as of March 31, 2009 and 2008 consisted of the following:

                                                        March 31,
                                  Estimated     -------------------------
                                 Useful Lives       2009          2008
                                 ------------   -----------   -----------
Customer contracts ...........    3-5 years     $ 5,621,420   $ 4,946,030
Less: accumulated amortization                   (5,065,550)   (4,614,901)
                                                -----------   -----------
    Intangible assets, net ...                  $   555,870   $   331,129
                                                ===========   ===========

         Total amortization expense was $450,649 and $1,225,828 for the years ended March 31, 2009 and 2008 (Unaudited), respectively. Total amortization expense was $397,352 for the transition period the three months ended March 31,
2008. Total amortization expense was $1,589,408 and $1,644,800 for the years ended December 31, 2007 and 2006, respectively.

         The fair value of the Global Hotline intellectual property acquired was estimated using a discounted cash flow approach based on future economic benefits associated with agreements with significant Japanese telecommunications companies, or through expected continued business activities with significant telecommunications companies. In summary, the estimate was based on a projected income approach and related discounted cash flows over three years, with applicable risk factors assigned to assumptions in the forecasted results. The entire $4,496,030 has been amortized as of March 31, 2009.

         The fair value of the Global Hotline Philippines intellectual property acquired was $675,370, estimated by using a discounted cash flow approach based on future economic benefits associated with agreements with significant Japanese telecommunications companies, or through expected continued business activities with its customers. In summary, the estimate was based on a projected income approach and related discounted cash flows over five years, with applicable risk factors assigned to assumptions in the forecasted results.

         The cost to acquire Asia Premier and Shift, collectively referred to as
Global Hotline Philippines, and the allocation of its assets is as follows:

                                                     Asia
                                                    Premier             Shift
                                                   ---------          ---------
Purchase price:
     Issuance of common stock ............         $ 300,000          $ 190,000
     Cash ................................                 -             35,000
     Notes payable .......................           268,000                  -
                                                   ---------          ---------
                                                     568,000            225,000
                                                   ---------          ---------
Net assets and liabilities acquired:
     Current assets ......................            29,145             25,777
     Fixed assets ........................            81,768             22,457
     Liabilities .........................            (9,686)           (31,832)
                                                   ---------          ---------
                                                     101,227             16,402
                                                   ---------          ---------
Excess of purchase price over net
     Assets and liabilities acquired
     Classified as intellectual property .         $ 466,773          $ 208,597
                                                   =========          =========

                                      F-30

Future amortization expense related to intangible assets is as follows:

Year Ended March 31,
       2010 ........     $ 135,078
       2011 ........       135,078
       2012 ........       135,078
       2013 ........       135,078
       2014 ........        15,558
                         ---------
                         $ 555,870
                         =========

NOTE 8.  OTHER ASSETS

         Other assets were $3,164,127 and $2,704,752 as of March 31, 2009 and
2008, respectively. These assets included loans receivable from Tesco Co Ltd
("Tesco"), employee loans receivable and bonds related to Global Hotline's leased facilities.

NOTE 9.  ACCRUED PAYROLL TAXES AND SOCIAL INSURANCE TAXES - DELINQUENT

         Accrued payroll taxes and social insurance taxes were $4,850,887 and
$1,203,108 as of March 31, 2009 and 2008, respectively. Such liabilities primarily consisted of Japanese employee taxes deducted but not paid since
August 2008 and penalties and interest. Global Hotline has negotiated a monthly payment schedule from March 2009 through March 2011 on $3,426,330 of the taxes and is negotiating on the remaining taxes. The total estimated unpaid taxes as of August 31, 2009 is approximately $6,000,000.

NOTE 10. ACCRUED LIABILITIES

         Accrued liabilities were $4,657,362 and $6,648,528 as of March 31, 2009 and 2008, respectively. Such liabilities consisted of the following:

                                                March 31,
                                         -----------------------
                                            2009         2008
                                         ----------   ----------
Accrued salaries .....................   $2,154,315   $1,833,317
Trade debt not in accounts payable ...    1,922,998    4,308,945
Accrued interest .....................      487,960      504,043
Other accrued expenses ...............       92,089        2,222
                                         ----------   ----------
                                         $4,657,362   $6,648,528
                                         ==========   ==========

NOTE 11. NOTES PAYABLE/ LONG TERM DEBT

         Notes payable and long term debt were $15,289,602 and $19,104,249 as of
March 31, 2009 and 2008 consisted of the following:

Global Hotline, Inc.
--------------------

H Capital, Inc.
---------------

         Global Hotline, Inc. and SG Telecom received the loans below from H
Capital, Inc., an unlicensed Japanese lender.

         On February 25, 2009, Global Hotline received a 150,000,000 Yen, or approximately $1,546,000 at current exchange rates, working capital loan. The loan required a balloon payment on February 27, 2009.

         On February 27, 2009, Global Hotline received a 100,000,000 Yen, or approximately $1,031,000 at current exchange rates, working capital loan. The loan required a balloon payment on March 16, 2009.

                                      F-31

         A year's interest of 15.0% was paid on February 25 and 27, 2009, with a default interest rate of 21.9%. A 10% fee was paid for these working capital loans. The loans were signed by SG Telecom and are guaranteed by the two senior executives and two directors of Global Hotline and by all Global Hotline affiliated entities.

         On April 24, 2009, Global Hotline received 90,000,000 Yen, or approximately $929,000 at current exchange rates, from Kyo Nagae, Chief
Financial Officer of Global Hotline, which was funded by H Capital. The loan required a balloon on May 15, 2009. Interest of 15.0% is to be paid starting on
April 24, 2009, with a default interest rate of 21.9%. The loan was guaranteed by all Global Hotline affiliated entities.

         On February 25, 2009, Global Hotline and subsidiaries pledged all accounts receivable to H Capital and provided H Capital with all bank books and corporate seals, which allows H Capital to control all cash.

         On approximately April 1, 2009, but effective February 25, 2009, the
Company pledged its ownership in Global Hotline as collateral for the loans between Global Hotline and H Capital, subject to a thirty day notice period in the case of Global Hotline's default under the agreements.

         On May 26, 2009, IA Global received notices from H Capital. On May 27,
2009, Global Hotline and SG Telecom did not repay the Loan as requested by H
Capital. On June 9, 2009, the unlicensed Japanese lender submitted documents claiming ownership of the Company's 600 shares of Global Hotline.

         After review by Japanese corporate counsel, the Company is challenging the validity of the loans and the collateral claimed by H Capital. The Company has discovered that Global Hotline management provided stock certificates to the unlicensed lender in early March 2009 in violation of the loan agreement the
Company signed. The Company has disputed all notices received from H Capital.
The parties continue to negotiate over the alleged unpaid loans.

         The balance due as of July 31, 2009 is 170,000,000 Yen, or approximately $1,753,000 at current exchange rates, plus interest of approximately 15,567,000 Yen, or approximately $160,000 at current exchange rates. Total interest and fees paid during the three months ended March 31, 2009 was 3,329,000 Yen or approximately $34,000 at current exchange rates.

Mitsui Sumitomo Bank Co Ltd.
----------------------------

         On September 29, 2006, Global Hotline received a 30,000,000 Yen, or approximately $255,000 at current exchange rates, working capital loan from
Mitsui Sumitomo Bank Co Ltd. The loan requires monthly payments of 357,000 Yen or approximately $3,000 at current exchange rates starting on October 31, 2006 with a final payment of 369,000 Yen or approximately $3,000 due on September 30,
2013. The loan provides for interest at 2.175% payable monthly starting on
September 30, 2006. On July 13, 2009, Global Hotline signed an amendment with
Mitsui Sumitomo Bank Co Ltd. The amendment requires monthly payments of 461,000
Yen or approximately $5,000 at current exchange rates starting on May 31, 2010 with a final payment of 493,000 Yen or approximately $5,000 due on September 30,
2013. A guarantee of 110,095 Yen or approximately $1,100 at current exchange rates was paid to Tokyo Credit Guarantee Association for this amendment.

         On December 26, 2006, IA Partners received a 200,000,000 Yen, or approximately $1,683,000 at current exchange rates, working capital loan from
Mitsui Sumitomo Bank Co Ltd. The loan requires a quarterly payment of principal of 12,500,000 Yen, or approximately $105,000 at current exchange rates, starting on March 20, 2008 with a final payment due on December 20, 2011. Interest of
2.00% plus the 3 month TIBOR totaling 2.703% was paid quarterly starting on June
20, 2007. On June 22, 2009, IA Partners signed an amendment with Mitsui Sumitomo
Bank Co Ltd adjusting the repayment of the amount due of 137,500,000 Yen, or approximately $1,432,000 at current exchange rates, to September 22, 2009 and increasing the interest rate to 4.25%.

                                      F-32

         On May 16, 2007, Global Hotline received a 50,000,000 Yen, or approximately $415,400 at current exchange rates, working capital loan from
Mitsui Sumitomo Bank Co Ltd . The loan requires a monthly principal payment of
640,000 Yen, or approximately $5,300 at current exchange rates, starting on
December 31, 2007 with a final payment due on April 30, 2014. Interest of 2.175%
is paid monthly, with the first payment on May 16, 2007 and then monthly starting on June 30, 2007. The loan is guaranteed by the Tokyo Guarantee
Association for a fee of 2,750,625 Yen or approximately $22,900 at current exchange rates. On July 13, 2009, Global Hotline signed an amendment with Mitsui
Sumitomo Bank Co Ltd. The amendment requires monthly payments of 798,000 Yen or approximately $8,000 at current exchange rates starting on May 31, 2010 with a final payment of 816,000 Yen or approximately $9,000 due on April 30, 2014. A guarantee of 255,552 Yen or approximately $3,000 at current exchange rates was paid to Tokyo Credit Guarantee Association for this amendment.

         On June 19, 2007, IA Partners received a 100,000,000 Yen, or approximately $812,000 at current exchange rates, working capital loan from
Mitsui Sumitomo Bank Co. Ltd. The loan required a balloon payment of 100,000,000
Yen, or approximately $812,000 at current exchange rates, on January 31, 2008.
Interest of 3.0% is paid quarterly starting on June 19, 2007. The parties subsequently signed amendments extending the term to August 19, 2008. On
September 5, 2008, IA Partners signed an amendment requiring a monthly repayment of 2,777,000 Yen, or approximately $26,000 at current exchange rates starting on
September 30, 2008. On February 2, 2009, the monthly repayment is reset over the remaining payment term, which expires on September 30, 2009 or repayment of
88,892,000 Yen or approximately $816,000 at current exchange rates may be required. Interest of 3.375% is payable monthly starting on September 30, 2008.
On February 5, 2009, IA Partners signed an amendment extending the terms of its working capital loan with Mitsui Sumitomo Bank Co Ltd to March 31, 2009 and increasing the interest rate to 3.975%. Subsequently, IA Partners signed amendments extending the terms of its working capital loan with Mitsui Sumitomo
Bank Co Ltd to June 30, 2009. On June 30, 2009, IA Partners signed an amendment extending the terms of its working capital loan with Mitsui Sumitomo Bank Co Ltd to September 30, 2009 and increasing the interest rate to 4.25%.

         On June 19, 2007, Global Hotline received a 100,000,000 Yen, or approximately $812,000 at current exchange rates, working capital loan from
Mitsui Sumitomo Bank Co Ltd. The loan requires a monthly payment of 1,666,000
Yen, or approximately $14,000 at current exchange rates, starting on August 1,
2007, with a final payment of 1,706,000 Yen or approximately $14,000 on June 19,
2012. Interest of 3.05% is paid monthly starting on June 19, 2007. On June 30,
2009, Global Hotline signed an amendment with Mitsui Sumitomo Bank Co Ltd. The amendment requires a balloon payments of 63,348,000 Yen or approximately
$672,000 at current exchange rates on September 30, 2009.

         On July 27, 2007, Global Hotline received a 200,000,000 Yen, or approximately $1,623,000 at current exchange rates, working capital loan from
Mitsui Sumitomo Bank Co Ltd. The loan requires a balloon payment of 200,000,000
Yen, or approximately $1,623,000 at current exchange rates, on January 25, 2008.
Interest of 3.00% was to be paid on January 25, 2008. On April 30, 2008, Global
Hotline signed an amendment extending the term and interest payment to July 25,
2008. On August 1, 2008, Global Hotline amended the loan. The amendment requires a monthly repayment of 5,555,000 Yen, or approximately $51,000 at current exchange rates starting on August 31, 2008. On February 2, 2009, the monthly repayment is reset over the remaining payment term, which expires on September
30, 2009 or repayment of 172,255,000 Yen or approximately $1,581,000 at current exchange rates may be required. Interest of 3.375% is payable monthly starting
August 31, 2008. On February 5, 2009, Global Hotline signed an amendment extending the terms of its working capital loan with Mitsui Sumitomo Bank Co Ltd to March 31, 2009 and increasing the interest rate to 3.975%. Subsequently,
Global Hotline signed amendments extending the terms of its working capital loan with Mitsui Sumitomo Bank Co Ltd to June 30, 2009. On June 30, 2009, Global
Hotline signed an amendment extending the terms of its working capital loan with
Mitsui Sumitomo Bank Co Ltd to September 30, 2009 and increasing the interest rate to 4.25%.

                                      F-33

         On September 14, 2007, Global Hotline received a 300,000,000 Yen, or approximately $2,616,000 at current exchange rates, working capital loan from
Mitsui Sumitomo Bank Co Ltd. The loan required a balloon payment of 300,000,000
Yen, or approximately $2,616,000 at current exchange rates, on November 30,
2007. Interest of 3.00% was to be paid on January 4, 2008. On November 27, 2007, the loan was amended, extending the due date to December 28, 2007. Subsequently,
Global Hotline signed amendments requiring monthly payments starting on March
31, 2008 of 25,000,000 Yen plus interest or approximately $235,000 at current exchange rates, with a final payment due on February 28, 2009. This loan was repaid.

         On February 29, 2008, Global Hotline received a 30,000,000 Yen, or approximately $281,000 at current exchange rates, working capital loan from
Mitsui Sumitomo Bank Co Ltd. The loan requires monthly payments of 358,000 Yen, or approximately $3,400 at current exchange rates starting on March 31, 2008 with a final payment of 286,000 Yen, or approximately $2,700 at current exchange rates on February 28, 2015. Interest of 2.375% is paid monthly starting on March
31, 2008. The loan is guaranteed by Tokyo Credit Guarantee Association. On July
13, 2009, Global Hotline signed an amendment with Mitsui Sumitomo Bank Co Ltd.
The amendment requires monthly payments of 430,000 Yen or approximately $5,000 at current exchange rates starting on May 31, 2010 with a final payment of
478,000 Yen or approximately $5,000 due on February 28, 2015. A guarantee of
92,526 Yen or approximately $1,000 at current exchange rates was paid to Tokyo
Credit Guarantee Association for this amendment.

Mitsubishi Tokyo UFJ Bank Co Ltd.
---------------------------------

         On July 31, 2007, IA Partners received a 150,000,000 Yen, or approximately $1,217,000 at current exchange rates, working capital loan from
Mitsubishi Tokyo UFJ Bank Co Ltd. The loan requires a quarterly payment of
7,500,000 Yen, or approximately $61,000 at current exchange rates, starting on
October 31, 2007, with a final payment due on July 25, 2012. Interest of 2.81%
is paid quarterly starting on October 31, 2007.

         On July 31, 2007, Global Hotline received a 350,000,000 Yen, or approximately $2,840,000 at current exchange rates, working capital loan from
Mitsubishi Tokyo UFJ Bank Co Ltd. The loan requires quarterly payments of
17,500,000 Yen, or approximately $142,000 at current exchange rates, starting on
October 31, 2007, with a final payment due on July 31, 2012. Interest of 2.775%
is paid quarterly starting on October 31, 2007.

         On February 15, 2008, Global Hotline received a 120,000,000 Yen, or approximately $1,109,000 at current exchange rates, bond from Mitsubishi UFJ
Bank Co Ltd. The loan requires semi-annual payments of 8,400,000 Yen, or approximately $78,000 at current exchange rates starting on August 31, 2008 with a final payment of 10,800,000 Yen, or approximately $100,000 at current exchange rates on February 27, 2015. Interest of 1.36% is paid semi-annually starting on
August 31, 2008. The bond is guaranteed by Mitsubishi UFJ Bank Co Ltd and Tokyo
Credit Guarantee Association at 100% and 80% of the principal, respectively.
Global Hotline paid a bank fee of 8,066,620 Yen or approximately $79,000 at current exchange rates.

         On June 30, 2008, Global Hotline received a 30,000,000 Yen, or
Approximately $283,000 at current exchange rates working capital loan from
Mitsubishi UFJ Bank Co Ltd. The loan requires a balloon payment of 30,000,000
Yen, or approximately $283,000 at current exchange rates on December 30, 2008.
Interest of 2.375% is to be paid on December 30, 2008. The loan was repaid by
December 30, 2008.

         On June 30, 2008, IA Partners received a 20,000,000 Yen, or approximately $189,000 at current exchange rates working capital loan from
Mitsubishi UFJ Bank Co Ltd. The loan requires a balloon payment of 20,000,000
Yen, or approximately $189,000 at current exchange rates on December 30, 2008.
Interest of 2.375% is to be paid on December 30, 2008. The loan was repaid by
December 30, 2008.

                                      F-34

Mizuho Bank Co Ltd.
-------------------

         On July 6, 2007, IA Partners received a 300,000,000 Yen, or approximately $2,435,400 at current exchange rates, working capital loan from
Mizuho Bank Co. Ltd. The loan requires a monthly payment of 25,000,000 Yen, or approximately $203,000 at current exchange rates, starting on July 1, 2007, with a final payment due on June 30, 2008. Interest of 2.125% is paid monthly starting on July 1, 2007.

         On July 17, 2007, Global Hotline received a 150,000,000 Yen, or approximately $1,217,000 at current exchange rates, bond from Mizuho Bank Co.
Ltd. The bond requires a semi-annual payment of 15,000,000 Yen, or approximately
$122,000 at current exchange rates, starting on December 19, 2007, with a final payment due on June 29, 2012. Interest of 1.64% is paid semi-annually starting on December 19, 2007. Global Hotline paid a bank fee of 3,388,965 Yen, or approximately $28,000 at current exchange rates.

         On December 28, 2007, Global Hotline entered into a 150,000,000 Yen, or approximately $1,313,000 at current exchange rates, working capital loan from
Mizuho Bank Co. Ltd. The loan requires a monthly payment of 25,000,000 Yen, or approximately $219,000 at current exchange rates, starting on January 31, 2008 with a final payment due on June 30, 2008. Interest of 2.375% is paid monthly starting on December 31, 2007. This loan was repaid.

         On June 4, 2008, Global Hotline signed a working capital loan agreement with Mizuho Bank Co Ltd for 270,000,000 Yen, or approximately $2,607,000, at the then current exchange rate. The loan requires principal monthly payments of
22,500,000 Yen, or approximately $217,000 at the then current exchange rate, plus interest of 2.375%, starting on July 5, 2008, with a final payment due on
June 5, 2009.

         On March 12, 2009, Global Hotline signed a working capital loan agreement with Mizuho Bank Co Ltd for 30,000,000 Yen, or approximately $304,000, at the then current exchange rate. The loan requires principal monthly payments of 250,000 Yen, or approximately $3,000 at the then current exchange rate, plus interest of 2.4%, starting on April 12, 2009, with a final payment due on March
12, 2019. The loan is guaranteed by Tokyo Guarantee Association.

Other Banks
-----------

         On December 25, 2006, Global Hotline received a 30,000,000 Yen, or approximately $252,000 at current exchange rates, working capital loan from
Resona Bank Co. Ltd. The loan requires monthly payments of 910,000 Yen or approximately $8,000 at current exchange rates starting on April 30, 2007 with a final payment of 880,000 Yen or approximately $7,000 due on December 25, 2009.
The loan provides for interest at 2.225% with interest payments starting on
April 30, 2007 and is guaranteed by Tokyo Guarantee Association. On July 13,
2009, Global Hotline signed an amendment with Resona Bank Co Ltd. The amendment requires monthly payments of 910,000 Yen or approximately $10,000 at current exchange rates starting on June 30, 2010 with a final payment of 880,000 Yen or approximately $9,000 due on December 27, 2010.

         On August 25, 2008, Global Hotline received a 30,000,000 Yen, or approximately $272,000 at current exchange rates working capital loan from
Yachiyo Bank Co Ltd. The loan requires a monthly payment of 5,000,000 Yen, or approximately $45,000 at current exchange rates starting on October 6, 2008 with a final payment on March 5, 2009. Interest of 2.50% is to be paid starting on
October 6, 2008.

         On August 29, 2008, Global Hotline received a 10,000,000 Yen, or approximately $95,000 at current exchange rates working capital loan from
Higashi-Nippon Bank Co Ltd. The loan requires a monthly payment of 833,000 Yen, or approximately $8,000 at current exchange rates starting on September 25, 2008 with a final payment on August 25, 2009. Interest of 2.70% is to be paid starting on October 6, 2008. The loan is guaranteed by Tokyo Credit Guarantee
Association. Global Hotline paid a bank fee of 68,250 Yen or approximately
$6,000 at current exchange rates.

                                      F-35

         On September 28, 2007, IA Partners received a 30,000,000 Yen, or approximately $260,000 at current exchange rates, working capital loan from
Resona Bank Co. Ltd. The loan requires monthly payments of 2,500,000 Yen or approximately $22,000 at current exchange rates starting on October 31, 2007 with a final payment of 2,500,000 Yen or approximately $22,000 due on September
26, 2008. The loan provides for interest at 1.875% with interest payments starting on October 31, 2007.

         On October 14, 2008, Global Hotline received an 120,000,000 Yen, or approximately $1,217,000 at current exchange rates working capital loan from KT
Factory Co Ltd. The loan required a balloon payment and interest of 15% on
November 28, 2008. The loan was guaranteed by Hideki Anan, the CEO of Global
Hotline, Inc. The loan was repaid on November 28, 2008.

         On December 15, 2008, Global Hotline received an 80,000,000 Yen, or approximately $884,000 at current exchange rates working capital loan from
Globacks Co Ltd. The loan required a balloon payment and interest of 15% on
January 30, 2009. The loan was guaranteed by Hideki Anan, the CEO of Global
Hotline, Inc. and Kyo Nagae, the CFO of Global Hotline. The loan was repaid on
January 31, 2009.

         On January 30, 2009, Global Hotline received a 10,000,000 Yen or
$100,000 at current exchange rates from Customer Relation Telemarketing
("CRTM"), a former customer. The loan requires a balloon payment and interest of
1.875% on January 29, 2010. The loan was repaid on July 3, 2009. The loan was not secured or guaranteed.

         On February 4, 2009, Global Hotline received a 5,000,000 Yen or $56,000 at current exchange rates from CRTM, a former customer. The loan requires a balloon payment and interest of 1.875% on January 29, 2010. The loan was repaid on July 3, 2009. The loan was not secured or guaranteed.

         On March 9, 2009, Global Hotline received a 30,000,000 Yen, or approximately $304,000 at current exchange rates working capital loan from
Yachiyo Bank Co Ltd. The loan requires a monthly payment of 5,000,000 Yen, or approximately $53,000 at current exchange rates starting on April 5, 2009 with a final payment on September 5, 2009. Interest of 2.75% is to be paid starting on
April 5, 2009.

         All of the above loans are also guaranteed by Hideki Anan, the CEO of
Global Hotline. As of February 25, 2009, all Global Hotline assets are collateralized to H Capital. On approximately April 1, 2009, the Company pledged its ownership in Global Hotline as collateral for the loans, subject to a thirty day notice period in the case of default under the agreement.

         At March 31, 2009, we had current and long-term indebtedness of $15.3 million. Global Hotline will need to repay or refinance $13.4 million by March
31, 2010, including approximately $4.4 million in September 30, 2009.

         On April 30, 2009, Global Hotline entered into negotiations on
$12,379,000 in debt with its Japanese banks. Global Hotline is proposing to refinance this debt on a long term basis and freeze any payments in the short term. To date, eight loans have been renegotiated. We expect to adjust the repayment dates on many loans with our largest lender to a September 30, 2009 due date and then to re-finance the loans on a long term basis.

                                      F-36

IA Global, Inc.
---------------

         On December 21, 2007, IA Global entered into a $500,000 Loan Agreement and a Share Mortgage Agreement with Frontier Mortgages Pty Ltd ("Frontier"), an
Australian Company affiliated with a selling shareholder of ASFL, an entity in which the Company owns a 36% interest.

         On April 24, 2008, the Company entered into a Deed of Variation
Agreement ("Variation Agreement"),amending the terms of its working capital loan with Frontier for an extension fee of $25,000. Pursuant to the Variation
Agreement, the Company repaid $20,000 of the extension fee, $200,000 of principal and $300,000 of principal on April 28, 2008, April 29, 2008 and May
12, 2008. The balance of the extension fee and any outstanding interest was repaid during the three months ending September 30, 2008.

         On June 19, 2008, the Company entered into a three year loan agreement with GFS Investments, Inc., pursuant to which the Company received a loan in the principal amount of approximately $350,102 at an interest rate of 11.75% per annum. The interest is payable quarterly starting on October 2008. The Company issued 6,000,000 shares of common stock as of September 30, 2008 and 632,500 shares on November 19, 2008, which served as collateral for the loan. In addition, the Company paid $60,821 in fees, which are being amortized over the life of the loan. At the termination of the loan, the Company may repay the loan, forfeit the shares to the lender or renew the loan on a year by year basis. The loan cannot be terminated without the sole agreement of the lender.

         On December 15, 2008, the Company terminated the loan agreement with
GFS Investments, Inc., which the Company satisfied by releasing the collateral of 6,632,500 shares of common stock. All unamortized fees were expensed upon conversion of this loan to common stock. Related to the settlement of this loan, the Company had a $60,660 expense during the three months ended December 31,
2008. Total interest expense for this loan for the twelve months ended March 31,
2009 was $7,836.

         On July 14, 2008 and August 11, 2008, the Company entered into a three year loan agreement with Artemis Capital Group LLC, pursuant to which the
Company received loans in the principal amount of approximately $199,500 at an interest rate of 7.0% per annum. The interest is payable quarterly starting on
October 2008. The Company issued 3,000,000 shares of common stock as of
September 30, 2008 and 554,546 on November 19, 2008, which serve as collateral for the loans. In addition, the Company paid $34,613 in fees, which are being amortized over the life of the loan. At the termination of the loan, the Company may repay the loan, forfeit the shares to the lender or renew the loan on a year by year basis based on mutually agreeable terms. The loan cannot be terminated within the first eighteen months of the loan and after this period, it can be repaid with a 10% penalty. Total interest expense for these loans for the twelve months ended March 31, 2009 was $8,756.

         All the loans were used for working capital.

Future principal repayments for all long term debt as of March 31, 2009 is as follows:

Years Ended March 31,
       2010 .........   $13,391,371
       2011 .........       774,736
       2012 .........       509,631
       2013 .........       357,557
       2014 .........       181,384
    Thereafter ......        74,922
                        -----------
                        $15,289,602
                        ===========

                                      F-37

NOTE 12. CONVERTIBLE DEBENTURES

         On June 28, 2005, the Company announced that it had received commitments totaling $3,750,000 for convertible debentures. The Company used the proceeds from this financing to continue its merger and acquisition strategy, and for general corporate purposes. This financing included a beneficial conversion feature, which increased the stockholders' equity by $1,250,000. The beneficial conversion will be amortized over the life of the debentures, or until such time that they are converted. During the twelve months ended March
31, 2009, the three months ended March 31, 2008 and the years ended December 31,
2007 and 2006, the Company expensed $100,000, $104,000, $417,000 and $417,000, respectively, of this beneficial conversion feature as interest expense. The
Company closed the sale of $3,750,000 of convertible debentures on July 29,
2005, and realized net proceeds of $3,483,000.

                                                 March 31,
                                            2009          2008
                                        -----------   -----------
Convertible debentures ..............   $ 3,750,000   $ 3,750,000
Beneficial conversion ...............    (1,250,000    (1,250,000)
                                        -----------   -----------
                                          2,500,000     2,500,000
Amortization of beneficial conversion      (200,000)    1,145,833
Conversion of debentures ............    (2,300,000)   (1,450,000)
                                        -----------   -----------
                                        $         -   $ 2,195,833
                                        ===========   ===========

         In June 2005, the Company received subscription agreements from thirty-four private Japanese investors. The terms of the convertible notes provide for a conversion price of $0.30 per share, or 12,500,018 shares, until
June 28, 2008, with an automatic conversion on June 28, 2008 at a 25% discount based on the trailing five day price prior to June 28, 2008. The coupon rate is
7.5% per annum payable in cash at the earlier of the conversion date or June 28,
2008. The Company filed a registration statement, which became effective in
August 2005, covering the shares issuable upon conversion. JPB (Switzerland)
A.G., a party affiliated with our majority shareholder, advised the Company on the transaction and was paid a $267,000 fee upon funding.

         On July 30, 2007, the Company made an Offer to our debenture holders
("Offer"). Pursuant to this Offer, the debenture holders could convert their debentures and accrued interest into common stock at a 10% discount of $0.27 per share and would receive shares of common stock for any accrued interest at $0.27 per share. The Offer expired on August 31, 2007, and $400,000 of debentures and
$64,048 of accrued interested were converted into 1,718,696 shares of common stock. The total cost of this early conversion was $120,046 and this was recorded as conversion of debenture expense in the three months ended September
30, 2007. Additional shares of common stock totaling 385,362 related to the discount and interest were registered in January 2008.

         On June 28, 2008, the Company converted $2,300,000 of debentures by issuing 7,666,579 shares of common stock. In addition, the Company issued an additional 5,862,734 shares during the three months ended December 31, 2008 based on the June 23-27, 2008 average closing price of $.22 per share less 25%
due to the resetting of the pricing for these outstanding debentures. On
September 22, 2008, the Company issued 463,658 shares of common stock to certain debenture holders related to the conversion of $78,822 of interest at $.17 per share.

NOTE 13. RELATED PARTY RELATIONSHIPS WITH INTER ASSET JAPAN AND AFFILIATES

         As of March 31, 2009, IAJ LBO Fund, PBAA Fund Limited, Terra Firma,
Inter Asset Japan Co Ltd ("IAJ"), IA Turkey and Hiroki Isobe, (collectively, the
"Controlling Shareholders") collectively hold approximately 35.2% of our common stock. These Controlling Shareholders have stated in a Schedule 13D that they may be deemed to constitute a "group" for the purposes of Rule 13d-3 under the
Exchange Act. Hiroki Isobe and controls each of our Controlling Shareholders.

                                      F-38

         The following table provides details on the affiliated parties owned or controlled by each of the Company's controlling stockholders and certain other entities, as of March 31, 2009, that are relevant for purposes of understanding the related party transactions that have taken place:

Ownership:

IA Global, Inc. owns:
      Global Hotline, Inc........................................... 100.0%
      Global Hotline Philippines, Inc............................... 100.0%  (1)
      IA Global Japan Co Ltd........................................ 100.0%
      Slate Consulting Co Ltd.......................................  20.25%
      Australian Secured Financial Limited..........................  36.0%
      Taicom Securities Co Ltd......................................  14.0%  (2)

Global Hotline, Inc. owns:
      Inforidge Co Ltd.............................................. 100.0%
      IA Partners Co Ltd............................................ 100.0%
      SG Telecom, Inc............................................... 100.0%

Inter Asset Japan LBO No. 1 Fund owns:
      IA Global, Inc................................................  13.6%

PBAA Fund Ltd. owns:
      IA Global, Inc................................................  11.0%

Terra Firma Fund Ltd. owns:
      IA Global, Inc................................................   6.0%

Inter Asset Japan Co., Ltd. owns:
      IA Global, Inc................................................   1.0%

IA Turkey Equity Portfolio Ltd owns:
      IA Global, Inc................................................   1.1%

Mr. Hiroki Isobe owns:
      IA Global, Inc................................................   2.4%
      Tesco Co Ltd..................................................  23.0%

(1) Established on July 4, 2008.

(2) Equity investment of 20% closed June 3, 2008 and was reduced to 16% on
    December 12, 2008, 14% on February 2, 2009 and 12.6% on April 1, 2009.

KYO NAGAE RELATIONSHIP WITH IAJ

         In January 2006, Mr. Kyo Nagae, CFO of Global Hotline, became President of IAJ and IAJ LBO Fund. On January 28, 2009, Mr. Nagae resigned from this position effective July 31, 2008.

INTER ASSET JAPAN RELATIONSHIP WITH TESCO CO LTD

         IAJ owns a 23% minority ownership percentage in Tesco. Global Hotline has an agent agreement with Tesco to sell their lighting products. Tesco owes
Global Hotline approximately $2,310,110 and $2,046,513 as of March 31, 2009 and
2008, respectively. Hideki Anan and Kyo Nagae are directors of Tesco. During the twelve months ended March 31, 2009, we deferred $814,787 in revenues with Tesco.

DEREK SCHNEIDEMAN LOAN TO MICHAEL NING

         On June 23, 2009, Derek Schneideman, our CEO, loaned Michael Ning
$35,000.

                                      F-39

NOTE 14. EQUITY TRANSACTIONS

         During the period subsequent to March 31, 2009, the following stockholder equity events occurred:

         On May 12, 2009, the Company sold 600,000 shares of common stock to A to B Capital Special Situations Fund LP for $30,000 or $0.05 per share, the closing price on May 12, 2009, the date the subscription agreement was signed.
On May 12, 2009, the Company issued warrants for a total of 428,571 shares of common stock to A to B Capital Special Situations Fund LP related to the common stock they purchased on May 12, 2009. The warrants are exercisable at $.07 per share, above the market price on May 12, 2009, and expire on May 14, 2012.

         On May 21, 2009, the Company issued 750,000 performance warrants to acquire shares of common stock to the Sterling Group, Inc. for consulting services. The warrants are exercisable at $.10 per share and expire on May 20,
2012. If registered, the warrants maybe called by the Company if the share price closes above $.20 for five days.

         On May 21, 2009, the Company issued 250,000 performance warrants to acquire shares of common stock to Marc Page for consulting services. The warrants are exercisable at $.10 per share and expire on May 20, 2012.

         On June 10, 2009, the Company sold 167,500 shares of common stock to
Derek Schneideman, its Chief Executive Officer, for $10,050 or $0.06 per share, the closing price on June 10, 2009, the date the subscription agreement was signed.

         The common stock was issued to the accredited investors in a transaction that will be exempt from registration pursuant to Section 4(2) of the Securities Act, and/or Regulation D promulgated under the Securities Act.

         On August 2, 2009, the Company entered into a Stock Purchase Agreement
("Agreement 1") with Inter Asset Japan LBO No 1 Fund, an existing shareholder of the Company (the "Shareholder"). Under the terms of the Agreement 1, the Company agreed to issue and sell to the Shareholder 1,500,000 shares (the "Shares") of the Company's common stock, par value $0.01 per share, for an aggregate purchase price of $60,000, or $0.04 per share (the "Purchase Price"). The Company issued and sold the Shares to the Shareholder in reliance on the exemption from the registration requirements set forth in the Securities Act of 1933 (the
"Securities Act") provided under Section 4(2) of the Securities Act and
Regulation D promulgated by the Securities and Exchange Commission (the "SEC")
under the Securities Act.

         Agreement 1 contains certain representations and warranties of the
Shareholder and the Company, including customary investment-related representations provided by the Shareholder, as well as acknowledgements by the
Shareholder that it has reviewed certain disclosures of the Company (including the periodic reports that the Company has filed with the SEC) and that the
Company's issuance of the Shares has not been registered with the SEC or qualified under any state securities laws. The Company provided customary representations regarding, among other things, its organization, capital structure, subsidiaries, disclosure reports, absence of certain legal or governmental proceedings, financial statements, tax matters, insurance matters, real property and other assets, and compliance with applicable laws and regulations.

         Agreement 1 also grants the Shareholder registration rights that it may exercise at its option and provides the Shareholder with a right of first offer if the Company proposes to issue securities in the future (subject to certain customary exceptions). Finally, the Shareholder has the right to demand that the
Company redeem all or any portion of the Shares at any time on or after October
31, 2009, for a redemption price equal to the greater of the Purchase Price or the listed market price for the Company's common stock as of the redemption date.

                                      F-40

         On August 17, 2009, the Company entered into a Stock Purchase Agreement
("Agreement 2") with Inter Asset Japan LBO No 1 Fund. Under the terms of
Agreement 2, the Company agreed to issue and sell to the Shareholder 5,000,000 shares of the our common stock for an aggregate purchase price of $200,000, or
$0.04 per share.

         Also under the terms of the Agreement, the Shareholder has committed to purchase, and the Company agreed to issue and sell to the Shareholder, additional shares of the Company's common stock in accordance with the following schedule:

   o  2,500,000 shares at a purchase price of US$.04 per share, or an aggregate price of US$100,000 on or before September 4, 2009.

   o  1,250,000 shares at a purchase price of US$.04 per share, or an aggregate price of US$50,000 on or before September 18, 2009.

   o  50,000,000 shares at a purchase price of US$.04 per share, or an aggregate price of US$2,000,000 on or before November 10, 2009.

         The Shareholder's obligation to purchase the foregoing shares by the date specified is conditioned upon the representations and warranties of the
Company contained in Agreement 2 being accurate as of the date of such closing.

         Finally, the Shareholder has the option, but not the obligation, to purchase, on or before December 31, 2009, an additional 50,000,000 shares of
Common Stock at a purchase price of US$.04 per share, or an aggregate price of
US$2,000,000.

         The Company issued and sold the shares of common stock to the
Shareholder in reliance on the exemption from the registration requirements set forth in the Securities Act of 1933 (the "Securities Act") provided under
Section 4(2) of the Securities Act and Regulation D promulgated by the
Securities and Exchange Commission (the "SEC") under the Securities Act.

         Agreement 2 contains certain representations and warranties of the
Shareholder and the Company, including customary investment-related representations provided by the Shareholder, as well as acknowledgements by the
Shareholder that it has reviewed certain disclosures of the Company (including the periodic reports that the Company has filed with the SEC) and that the
Company's issuance of the shares has not been registered with the SEC or qualified under any state securities laws. The Company provided customary representations regarding, among other things, its organization, capital structure, subsidiaries, disclosure reports, absence of certain legal or governmental proceedings, financial statements, tax matters, insurance matters, real property and other assets, and compliance with applicable laws and regulations.

         Agreement 2 also grants the Shareholder registration rights that it may exercise at its option and provides the Shareholder with a right of first offer if the Company proposes to issue securities in the future (subject to certain customary exceptions).

         During the twelve months ended March 31, 2009, the following stockholder equity events occurred:

         On April 1, 2008, the Company issued 200,000 shares of common stock to two consultants for financing and other services. The shares were valued at $.28 per share, the closing price on March 31, 2008.

                                      F-41

         On April 10, 2008, the Company signed definitive agreements and closed the 100% acquisition of Shift. The transaction was structured as a share exchange in which the Company issued 826,086 shares of its common stock at $.23 per share, the close price during the negotiations, totaling $190,000 plus a payment of $35,000. The transaction was valued at $225,000.

         On April 16, 2008, the Company agreed to issue 120,000 shares of common stock to a consultants for investor relation services. The shares were valued at
$.25 per share, the closing price on April 7, 2008, the date the agreement was reached.

         On April 24, 2008 and May 8, 2008, the Company sold 1,000,000 and
1,500,000, shares of our common stock, respectively, to Michael Ning for
$200,000 and $300,000, respectively, or $.20 per share. In connection with the purchase of the common stock, on May 8, 2008, the Company issued warrants for a total of 5,000,000 shares of common stock to Mr. Ning. The warrants are exercisable at $.20 per share and expire on May 7, 2013. The Company agreed to register the shares and warrants within two months after approval by NYSE AMEX market. The shares of common stock were issued to the accredited investors in a transaction that will be exempt from registration pursuant to Section 4(2) of the Securities Act, and/or Regulation D promulgated under the Securities Act.

         On May 27, 2008, the Company acquired 100% of Asia Premier. The transaction was structured as a share exchange in which IA Global issued
1,250,000 shares of its common stock at $.24 per share, the close price during the negotiations, totaling $300,000; plus three Notes Payable totaling $268,000, which become due over the next nine months, and an earn-out capped at $50,000 based on profitability of the Asia Premier business over the next nine months.
The transaction was valued at $618,000.

         On June 3, 2008, the Company announced that it had closed a 20% equity investment in Taicom. The transaction between the Company and Taicom was structured as a share exchange in which the Company issued 26,000,000 shares of its common stock at $.20 per share, the close price during the negotiations in exchange for 1,389,750 Class B Preferred Shares of Taicom. The transaction was valued at $5,200,000.

         On June 28, 2008, the Company converted $2,300,000 of debentures by issuing 7,666,579 shares of common stock. In addition, the Company issued an additional 5,862,734 shares during the three months ended December 31, 2008 based on the June 23-27, 2008 average closing price of $.22 per share less 25%
due to the resetting of the pricing for these outstanding debentures. On
September 22, 2008, the Company issued 463,658 shares of common stock to certain debenture holders related to the conversion of $78,822 of interest at $.17 per share.

         On July 9, 2008, the Company filed a registration statement on Form S-3 covering 33,112,422 shares, related to equity investments, acquisitions and service agreements which was declared effective by the SEC on July 23, 2008.

         On July 23, 2008, the Company issued 15,000 shares at $.20 per share or
$3,000 to Anna Alioto, above the closing market price of $0.14 per share, for investor relation services.

         On July 28, 2008, the Company issued warrants for a total of 1,900,000 shares of common stock to Mr. Ning related to the common stock he purchased on
April 24, 2008 and May 8, 2008. The warrants are exercisable at $.17 per share and expire on July 27, 2013.

         On July 31, 2008, the Company filed a shelf registration statement on
Form S-3, which was declared effective by the SEC on August 7, 2008. This registration statement allows for the issuance of preferred stock, common stock and warrants valued up to $5 million, limited to no more than 33% of our public float in any twelve month period.

         On August 21, 2008 and August 26, 2008, the Company sold 582,609 shares of common stock to Mr. La Cara, Mr. Ishii, Mr. Nelson and Ms. Towada for
$66,962, or $0.11 per share, the closing market price on the day preceding the signing of the private placement memorandum.

                                      F-42

         On September 12, 2008, the Company issued 100,000 shares at $.10 per share to Financial West Investment Group, Inc., the closing market price on
September 11, 2008, for financing and investor relation services.

         On January 26, 2009, the Company sold 1,000,000 shares of common stock to Mr. Mark Gustavson for $50,000 or $0.05 per share, the closing market price during the negotiations of the subscription memorandum.

         On February 3, 2009, the Company issued 750,000 warrants to acquire shares of common stock to the Sterling Group, Inc. for consulting services. The warrants are exercisable at $.05 per share and expire on February 2, 2012. On
February 3, 2009, the Company issued 750,000 performance warrants to acquire shares of common stock to the Sterling Group, Inc. for consulting services. The warrants are exercisable at $.10 per share and expire on February 2, 2012. If registered, the warrants maybe called by the Company if the share price closes above $.20 for five days.

         On February 3, 2009, the Company issued 250,000 warrants to acquire shares of common stock to Marc Page for consulting services. The warrants are exercisable at $.05 per share and expire on February 2, 2012. On February 3,
2009, the Company issued 250,000 performance warrants to acquire shares of common stock to Marc Page for consulting services. The warrants are exercisable at $.10 per share and expire on February 2, 2012.

         The common stock was issued to the accredited investors in a transaction that will be exempt from registration pursuant to Section 4(2) of the Securities Act, and/or Regulation D promulgated under the Securities Act.

         During the three months ended March 31, 2008, the following stockholder equity events occurred:

         On March 22, 2007, the Company announced a stock repurchase program.
Starting on April 2, 2007, the Company may repurchase up to 4,000,000 shares at market prices in open market or private transactions. As of March 31, 2008 and
December 31,2007, the Company repurchased 2,654,255 shares in public and private transactions at an average price of $0.281 per share. The Company reused
2,026,355 shares as part of our Slate equity investment at an average cost of
$.267 per share. The Company owns 627,900 shares at an average cost of $.323 per share as of March 31, 2008. The shares are valued using the cost method of accounting for treasury stock.

         On January 18, 2008, the Company filed a registration statement on Form
S-3 covering 7,870,355 shares, related to equity investments and convertible
Debentures, which was declared effective by the SEC on February 1, 2008.

         On March 14, 2008, Eric La Cara, a director, exercised stock options totaling 86,458 shares of common stock for $13,500 or $.156 per share.

         During the year ended December 31, 2007, the following stockholder equity events occurred:

         On January 3, 2007, the Company filed an Information Statement on
Schedule 14C, whereby, the Company acted by majority shareholder consent in approving (1) the issuance of 43,750,000 of the Company's common stock in conjunction with the ASFL equity investment; and (2) the increase in the
Company's number of authorized shares of common stock from 200 million to 250 million shares. This Information Statement indicated that these actions shall not become effective until at least twenty (20) calendar days after this
Information Statement was sent to stockholders. The actions contemplated by this
Information Statement were effected on or about the close of business on January
29, 2007.

         The 4,375 shares of Series A-1 Preferred Stock were converted into
43,750,000 shares of common stock on February 7, 2007.

         On February 8, 2007, the Company filed a registration statement on Form
S-3 covering 43,775,000 shares, including the 4,375 shares of Series A-1
Preferred Stock issued in conjunction with the ASFL equity investment.

                                      F-43

         On March 26, 2007, the Company announced an odd lot tender offer.
Starting on April 2, 2007, the Company will repurchase odd lots from stockholders who own fewer than 100 shares. The program was for thirty days and may be extended in 30 day increments. On May 2, 2007, the Company extended this odd lot program until June 15, 2007. On June 15, 2007, this program expired and no shares were tendered under the program.

         On March 29, 2007, the Company filed a Certificate of Elimination with the Secretary of State of the State of Delaware to eliminate the Certificate of
Designation, Preferences and Rights of the Series A-1 Preferred Stock.

         On April 27, 2007, Mr. Jun Kumamoto, a former director of the Company currently functioning as a consultant, exercised 30,000 stock options at an average price of $0.183 per share and forfeited 520,000 stock options at $0.201 per share.

         During the three months ended June 30, 2007, we sold 547,281 shares of our common stock in private placements for $200,000 or approximately $0.365 per share. During November and December 2007, we sold 642,422 shares of our common stock in private placements for $179,878 or approximately $.28 per share.

         On June 29, 2007, the shareholders of IA Global authorized an increase in the number of authorized shares to 300,000,000 shares.

         On July 30, 2007, the Company made an Offer to our debenture holders
("Offer"). Pursuant to this Offer, the debenture holders could convert their
Debentures into common stock at a 10% discount of $0.27 per share and would receive shares of common stock for any accrued interest at $0.27 per share. The
Offer expired on August 31, 2007, and $400,000 of debentures and $64,048 of accrued interested were converted into 1,718,696 shares of common stock. The additional shares of common stock totaling 385,362 related to the discount and interest were registered in January 2008.

         During August and September 2007, $500,000 of debentures was converted into 1,666,669 shares of common stock. During November and December 2007,
$450,000 of debentures was converted into 1,500,002 shares of common stock.

         On August 24, 2007, the Company closed a 25.0% equity investment in
GPlus Media Co Ltd by agreeing to issue 3,885,713 shares of common stock with a total value of $1,360,000 or $.35 per share, which was the closing price on
August 20, 2007, the day negotiations were completed.

         On August 24, 2007, the Company closed a 20.25% equity investment in
Slate Consulting by agreeing and has issued 3,600,000 shares of common stock with a total value Of $1,440,000 or $0.40 per share, which was the average closing market price on August 17, 2007, the day negotiations were completed.

         For the August 24, 2007 equity investments, the shares of common stock will be issued to the accredited investors in a transaction that will be exempt from registration pursuant to Section 4(2) of the Securities Act, and/or
Regulation D promulgated under the Securities Act.

         On August 31, 2007, the Company filed a registration statement on Form
S-3 covering 5,059,476 shares, related to various private placements.

         On September 7, 2007, the Company filed a registration statement on
Form S-3 covering 29,773,146 shares, related to a debt conversion and various private placements.

         On September 22, 2007, Raymond Christinson, a former director, exercised stock options totaling 404,166 shares of common stock for $82,417 or
$.204 per share. Mr. Christinson forfeited stock options totaling 245,834 shares of common stock.

         On October 12, 2007, the Company filed a registration statement on Form
S-8 covering 20,000,000 shares, related to the 2007 Plan.

                                      F-44

         During November and December 2007, the Company sold 642,422 shares of our common stock in private placements for $179,878 or approximately $.28 per share. The Company incurred a fee of $14,390 in conjunction with the private placements. The Company agreed to register the shares within six months of the closing of the private placement. In addition, on April 1, 2008, the Company issued warrants for 62,243 shares of common stock. The warrants are exercisable at $.28 per share and expire five (5) years after the closing of the private placement. The shares of common stock were issued to the accredited investors in a transaction that will be exempt from registration pursuant to Section 4(2) of the Securities Act, and/or Regulation D promulgated under the Securities Act.

         During the year ended December 31, 2006, the following stockholder equity events occurred:

         On January 30, 2006, Inter Asset Japan LBO No 1 Fund converted 1,158 shares of Series B Convertible Preferred Stock into 11,580,000 shares of the
Company's common stock.

         On March 10, 2006, Mr. Anan, President and Chief Executive Officer of
Global Hotline, agreed to repay a note receivable of 29,679,135 Yen or approximately $241,000 plus interest, by transferring 840,024 shares of IA
Global common stock to the Company. The stock was valued at $.30 per share, the closing price of the common stock on March 9, 2006 and the shares were cancelled.

         On September 7, 2006, Alan Margerison, a former director of the
Company, exercised a stock option grant totaling 1,000,000 shares at $.08 per share. Mr. Margerison forfeited a stock option grant totaling 1,000,000 shares at $.20 per share.

NOTE 15. STOCK INCENTIVE PLAN

         Under the 2007 Plan as amended, the Company may grant options, restricted stock or other awards for the purchase of up to 27.5 million shares.
A total of 11,693,512 shares of common stock are available for future grants under the 2007 Plan as amended as of March 31, 2009. Options for the purchase of
9,126,042 shares were outstanding as of March 31, 2008. Shares underlying options that expire, or are cancelled without delivery of shares, generally become available for future re-issuance under the 2007 Plan.

         The following option activity occurred subsequent to the twelve months ended March 31, 2009:

         On June 17, 2009, certain key executives, employees, and directors of
IA the Company voluntarily cancelled stock option grants to purchase common stock totaling 5,439,583 shares. The grants were previously issued on various dates and prices above $.13 per share.

         On June 17, 2009, the compensation committee awarded stock option grants totaling 5,439,583 shares to certain key executives, employees, and directors. The grants were priced at $.05 per share, the close price on June 16,
2009, the date before the scheduled compensation committee meeting. In accordance with the 2007 Stock Incentive Plan, the grants are vested immediately and expire on June 16, 2019. The stock options were granted to provide a proper incentive for employees, officers and directors and to reduce the cost of the stock option grants over the next three years.

         On August 24, 2009, the board of directors awarded Mr. Scott an option to purchase 300,000 shares of the Company's common stock. The award were granted at the fair market price of $0.05 per share based on the adjusted closing price on August 20, 2009, the last trading day before the board of director meeting.
In accordance with the 2007 Stock Incentive Plan, the stock option vests quarterly over three years and expires on August 23, 2019.

                                      F-45

         The following option activity occurred during the twelve months ended
March 31, 2009:

         On April 27, 2008, the Company's compensation committee granted performance stock option grants for 135,000 shares of common stock to the employees of GPlus at an average price of $.280 per share, the close price on
April 26, 2008, the last day before the compensation committee meeting. The stock option grants vest on March 31, 2009 if GPlus achieves revenues of
$3,200,000 for the period of April 1, 2008 to March 31, 2009 and are being awarded to employees of an equity investment.

         On May 16, 2008, the board of directors, upon the recommendation of the compensation committee, granted stock options to purchase common stock of
700,000 shares to our executive officers. The options were granted at the fair market price of $0.29 per share based on the adjusted closing price on May 9,
2008, the day the board of directors agreed on the grant. In accordance with the
IA Global, Inc. 2007 Stock Incentive Plan, as amended (the "2007 Stock Incentive
Plan") the stock options vest quarterly over three years and expire on May 8,
2018.

         On May 30, 2008, the Company's board of directors granted stock options to purchase common stock of 656,000 shares to Global Hotline Philippines Inc.
The options were granted at the fair market price of $0.28 per share based on the adjusted closing price on May 30, 2008, the day the board of directors approved the grant. In accordance with the 2007 Stock Incentive Plan, the stock options vest quarterly over three years and expire on May 29, 2018.

         On July 29, 2008, the Company's compensation committee, granted stock options to purchase common stock of 200,000 shares each to Mr. Anan, Mr. Ishii,
Mr. La Cara, Mr. Nelson, Mr. Schneideman, Mr. Scott and Ms. Towada for their election to the board of directors. The options were granted at the fair market price of $0.12 per share based on the adjusted closing price on July 29, 2008, the day the directors were elected to the board of directors. In accordance with the 2007 Stock Incentive Plan the stock options vest quarterly over three years and expire on July 28, 2018.

         On July 29, 2008, the stockholders voted to increase the number of shares authorized under the 2007 Stock Incentive Plan from 20,000,000 to
27,500,000 at the Company's annual shareholder meeting.

         On July 31, 2008, Eric La Cara, a director, exercised stock options totaling 62,958 shares of common stock for $10,800 or $.172 per share.

         On September 4, 2008, the Company's compensation committee ratified a stock option grant to purchase common stock of 200,000 shares to Raul Rabe, a director of Global Hotline Philippines Inc. The options were granted at the fair market price of $0.28 per share based on the adjusted closing price on August
29, 2008, the day the grant was committed to Mr. Rabe. In accordance with the
2007 Stock Incentive Plan, the stock options vest quarterly over three years and expire on August 28, 2018.

         On January 30, 2009, the compensation committee granted stock options to purchase common stock of 250,000 shares to Mr. Scott, the Company's COO/CFO.
The options were granted at the fair market price of $0.06 per share based on the adjusted closing price on January 30, 2009, the day the board of directors agreed on the grant. In accordance with the 2007 Stock Incentive Plan, the stock options vest quarterly over three years and expire on January 29, 2019.

         The following option activity occurred during the three months ended
March 31, 2008:

         On January 3, 2008, the compensation committee granted to Mr. Brian
Nelson, a new director, stock options to purchase 200,000 shares of common stock. The options were granted at the fair market price of $.31 per share, which was the adjusted closing price on January 3, 2008, the day prior to the compensation committee meeting. In accordance with the 2007 Plan, the stock options will vest quarterly over three years and expire on January 2, 2018.

                                      F-46

         On March 5, 2008, the compensation committee granted to Mr. Hideki
Anan, CEO of Global Hotline and Mr. Kyo Nagae, CFO of Global Hotline, stock options to purchase 750,000 and 500,000 shares of common stock, respectively.
The options were granted at the fair market price of $0.29 per share based on the adjusted closing price on February 4, 2008, the last trading day before the compensation committee meeting. In accordance with the 2007 Plan, the stock options vest quarterly over three years and expire on March 4, 2018.

         The following option activity occurred during the year ended December
31, 2007:

         On February 13, 2007, the compensation committee granted to Mr. Derek
Schneideman, CEO and Chairman of the Board, stock options to purchase 500,000 shares of common stock. The options were granted at the fair market price of
$0.14 per share based on the adjusted closing price on February 13, 2007, his date of employment. In accordance with the 2000 Stock Option Plan, the stock options vest quarterly over three years and expire on February 13, 2017.

         On February 22, 2007, the compensation committee granted to Mr. John
Margerison, a Director, stock options to purchase 200,000 shares of common stock. The options were granted at the fair market price of $0.15 per share based on the adjusted closing price on February 21, 2007 and 110% of the intraday price on February 21, 2007, the last trading day before the compensation committee meeting. In accordance with the 2000 Stock Option Plan, the stock options vest quarterly over three years and expire on February 21,
2017. Subsequent to the grant of stock options, Mr. Margerison resigned from the board of directors on April 17, 2007 and forfeited the stock options on July 16,
2007.

         On February 23, 2007, the compensation committee granted to Mr.
Christinson, Mr. Ishii and Mr. La Cara, Directors, stock options for each director to purchase 100,000 shares of common stock. In addition, the compensation committee granted to Mr. Mark Scott, the Company's COO and CFO, stock options to purchase 250,000 shares of common stock. These options were granted at the fair market price of $0.15 per share based on the adjusted closing price on February 22, 2007, the last trading day before the compensation committee meeting. In accordance with the 2000 Stock Option Plan, the stock options vest quarterly over three years and expire on February 22, 2017.

         On February 28, 2007, the compensation committee granted to Mr. Hideki
Anan, CEO of Global Hotline and Mr. Kyo Nagae, CFO of Global Hotline, stock options to purchase 600,000 and 400,000 shares of common stock, respectively.
The options were granted at the fair market price of $0.16 per share based on the adjusted closing price on February 27, 2007, the last trading day before the compensation committee meeting. In accordance with the 2000 Stock Option Plan, the stock options vest quarterly over three years and expire on February 27,
2017.

         On March 29, 2007, the compensation committee granted to Mr. Clifford
J. Bernstein, a Director, stock options to purchase 200,000 shares of common stock. The options were granted at the fair market price of $0.31 per share based on the adjusted closing price on March 29, 2007, the date of his appointment. In accordance with the 2000 Stock Option Plan, the stock options vest quarterly over three years and expire on March 28, 2017. Subsequent to the grant of stock options, Mr. Bernstein resigned from the board of directors on
December 22, 2007 and forfeited the stock options on March 22, 2008.

         On July 11, 2007, the compensation committee granted stock options to purchase common stock of (i) 200,000 shares to Mr. Anan and Ms. Towada, new
Directors; (ii) 150,000 shares to Mr. Bernstein, Mr. Ishii and Mr. La Cara,
Directors; (iii) 1,000,000 shares to Mr. Schneideman, the Company's CEO and
Chairman of the Board of Directors; and (iv) 500,000 shares to Mr. Scott, the
Company's COO and CFO.

         These options were granted at the fair market price of $0.37 per share based on the adjusted closing price on July 10, 2007, the last trading day before the compensation committee meeting. In accordance with the 2007 Plan, the stock options vest quarterly over three years and expire on July 10, 2017.

                                      F-47

         On October 3, 2007, the Company's compensation committee granted stock options to purchase common stock of (i) 100,000 shares to Mr. Schneideman, the
Company's Chief Executive Officer and Chairman of the Board of Directors and
(ii) 275,000 shares to Mr. Scott, the Company's Chief Operating and Financial
Officer.

         The options were granted at the fair market price of $0.47 per share based on the adjusted closing price on October 3, 2007, the last trading day before the compensation committee meeting. In accordance with the 2007 Stock
Incentive Plan, the stock options vest quarterly over three years and expire on
October 2, 2017.

         At various times during the year ended December 31, 2007, the Company granted options for the purchase of 172,500 shares of the Company's common stock, to various consultants at an average exercise price of $0.384 per share.
Of these options granted, 42,500 were exercisable upon their date of grant. The remaining 130,000 granted, vest quarterly over three years from the date of grant. These options were value at $66,295, and were all expensed on the date of their grant. The Company valued these options using a Black-Scholes valuation model with the following weighted assumptions: an expected average life of 8.48 years, a risk free interest rate of 5.30%, an expected volatility of 111.26%, and an expected dividend rate of 0.00%.

         The following option activity occurred during the year ended December
31, 2006:

         On July 31, 2006, the compensation committee granted to Mr. Ishii, a director, stock options to purchase 200,000 shares of common stock. The options were granted at the fair market price of $0.16 per share based on the adjusted closing price on July 28, 2006, the last trading day before the compensation committee meeting. In accordance with the 2000 Stock Option Plan, the stock options vest quarterly over three years and expire on July 30, 2016.

         On August 15, 2006, the compensation committee granted to each Mr.
Christinson, Kumamoto and La Cara, Directors, stock options to purchase 150,000 shares of common stock, for a total of 450,000 shares. In addition, the compensation committee granted to Mr. Scott, the Company's President, CFO and a
Director, stock options to purchase 250,000 shares of common stock. The options were granted at the fair market price of $0.16 per share, based on the adjusted closing price on August 14, 2006, the last trading day before the compensation committee meeting. In accordance with the 2000 Stock Option Plan, the stock options vest quarterly over three years and expire on August 14, 2016.

         On September 7, 2006, Alan Margerison, a former director of the
Company, exercised a stock option grant totaling 1,000,000 shares at $.08 per share, for proceeds of $80,000. Mr. Margerison forfeited a stock option grant totaling 1,000,000 shares at $.20 per share during the year ended December 31,
2006.

         During the year ended December 31, 2006, options that had been granted to employees of Rex Tokyo, a discontinued operation from our divestiture on
April 4, 2006, subsequently expired. Such expired options included (i) a grant of 30,000 stock options from February 7, 2005, at an exercise price of $.29, and
(ii) from a grant of 2,300,000 stock options from the year ended December 31,
2004, at exercise prices ranging from $0.26 to $0.34, a total of 2,270,000 were cancelled in the year ended December 31, 2006.

                                      F-48

         Stock option activity, for options granted under the 2007 Stock
Incentive Plan as amended, for the year ended March 31, 2009, three months ended
March 31, 2008 and the years ended December 31, 2007 and 2006 are summarized as follows:

                                                                Weighted Average
                                                 Options         Exercise Price
                                               -----------       --------------
Outstanding as of December 31, 2005 .....        7,600,000          $ 0.225
Granted .................................          900,000            0.160
Exercised ...............................       (1,000,000)          (0.080)
Forfeitures .............................       (3,300,000)          (0.264)
                                               -----------          -------
Outstanding as of December 31, 2006 .....        4,200,000            0.214
Granted .................................        5,347,500            0.284
Exercised ...............................         (434,166)          (0.202)
Forfeitures .............................       (1,055,834)          (0.211)
                                               -----------          -------
Outstanding as of December 31, 2007 .....        8,057,500            0.261
Granted .................................        1,505,000            0.292
Exercised ...............................          (86,458)          (0.156)
Forfeitures .............................         (350,000)          (0.336)
                                               -----------          -------
Outstanding as of March 31, 2008 ........        9,126,042            0.264
Granted .................................        3,387,429            0.190
Exercised ...............................          (62,959)          (0.172)
Forfeitures .............................         (757,000)          (0.245)
                                               -----------          -------
Outstanding as of March 31, 2009 ........       11,693,512          $ 0.245
                                               ===========          =======

         The following table summarizes information about stock options outstanding and exercisable at March 31, 2009:

                                                                               Weighted
                                           Weighted    Weighted                 Average
                                           Average      Average                 Exercise
        Range of              Number      Remaining    Exercise     Number       Price
     Exercise Prices       Outstanding  Life In Years    Price   Exercisable  Exercisable
------------------------   -----------  -------------  --------  -----------  -----------
$0.06 to $0.16 .........     4,070,833    8.03 years     $0.14     1,904,166     $0.15
$0.20 to $0.28 .........     2,520,179    6.91 years     $0.22     2,182,596     $0.21
$0.29 to $0.31 .........     2,385,000    8.29 years     $0.29     1,024,583     $0.29
$0.37 to $0.51 .........     2,717,500    8.33 years     $0.39     1,273,750     $0.39
                           -----------  -------------  --------  -----------  -----------
                            11,693,512    7.99 years     $0.25     6,835,095     $0.24
                           ===========  =============  ========  ===========  ===========

There is no aggregate intrinsic value of the exercisable options as of March 31,
2009.

NOTE 16. COMMITMENTS, CONTINGENCIES AND LEGAL PROCEEDINGS

Legal Proceedings

         There are no pending legal proceedings against the Company that will have a material adverse effect on our cash flows, financial condition or results of operations.

         On June 9, 2009, H Capital submitted documents claiming ownership of the Company's 600 shares of Global Hotline. The Company is pursuing all legal means to maintain its 100% ownership of Global Hotline. In addition, the parties continue to negotiate over the alleged unpaid loans.

                                      F-49

Employment Agreements

Agreements with Derek Schneideman

         On September 5, 2007, the Company entered into new employment agreements with each of Derek Schneideman, the Company's Chief Executive Officer
and Chairman of the Board of Directors, and Mark Scott, the Company's Chief
Operating and Financial Officer, which replace their prior employment agreements with the Company.

         Derek Schneideman's Employment Agreement ("Schneideman Agreement") has
a two year term beginning on September 5, 2007, and is renewable on an annual basis one year prior to the termination of the prior term. On September 4, 2008, the Schneideman Agreement automatically renewed through September 4, 2009. The
Company will pay Mr. Schneideman an annual base salary of $250,000, and will provide for participation in the Company's benefit programs available to other senior executives (including group insurance arrangements). Also under the
Schneideman Agreement, Mr. Schneideman may be paid a bonus up to $230,000, as may be declared by the Company's compensation committee based on Mr. Schneideman raising additional capital for the Company and the Company's profitability and share price improvement.

         If Mr. Schneideman's employment is terminated without cause (as defined in the Schneideman Agreement), Mr. Schneideman will be entitled to a payment equal to one year's annual base salary, and the full vesting of any previously granted and unexpired options. If Mr. Schneideman's employment is terminated without cause within one year following a change of control (as defined in the
Schneideman Agreement), or if Mr. Schneideman terminates his employment for good reason (as defined in the Schneideman Agreement), Mr. Schneideman will be entitled to a payment equal to two times the sum of his annual base salary plus the highest annual bonus earned by Mr. Schneideman for any of the three fiscal years, and the full vesting of any previously granted and unexpired options. Mr.
Schneideman is required to provide not less than twelve (12) months written notice to the Company to terminate his employment with the Company at any time for any reason.

         On May 16, 2008, the board of directors, upon the recommendation of the compensation committee, approved the 2008/9 compensation and bonus package for
Derek Schneideman. Pursuant to this package, Mr. Schneideman may be paid a bonus in common stock up to $255,000, as may be declared by the Company's compensation committee, based on Mr. Schneideman raising capital, certain profitability targets and achieving share price improvement for the Company. In addition, Mr.
Schneideman was awarded an annual salary increase of $37,500 issued in common stock and was granted stock options to purchase common stock of 500,000 shares.
The options were granted at the fair market price of $0.29 per share based on the adjusted closing price on May 9, 2008, the day the board of directors agreed on the grant. In accordance with the 2007 Stock Incentive Plan, the stock options vest quarterly over three years and expire on May 8, 2018.

         On May 15, 2008, Mr. Schneideman was awarded 131,400 shares of common stock registered under the 2007 Stock Incentive Plan. The board of directors, upon the recommendation of the compensation committee, awarded the shares in lieu of an annual salary increase. The number of shares awarded was based on his
$250,000 base compensation for 2007 or 15.0% and was for his 2007 performance.
The compensation committee believes the issuance of shares of common stock more closely aligns management with its shareholders. The Company and Mr. Schneideman entered into a Restricted Stock Agreement for this award.

         The shares were valued at $.29 per share, the close price on May 15,
2008, the last day before the compensation committee meeting. The shares will have a three month restriction under the 2007 Stock Incentive Plan, and were fully vested on August 15, 2008.

         On October 22, 2008, Mr. Schneideman was awarded 151,670 shares of common stock registered under the 2007 Stock Incentive Plan. The compensation committee awarded the shares based on his achievement of a bonus included in his
2008 bonus program. The Company and Mr. Schneideman entered into a Restricted
Stock Agreement for this award.

                                      F-50

         The shares were valued at $.07 per share, the close price on October
21, 2008, the last day before the compensation committee meeting. The shares will have a three month restriction under the 2007 Stock Incentive Plan, and were fully vested on January 20, 2009.

         On August 2, 2009, Derek Schneideman resigned as the Company's Chief
Executive Officer and as a member of the Board, effective immediately upon the
Company's filing of the 2009 Form 10-K, which the Company currently anticipates will occur on September 3, 2009. Mr. Schneideman did not resign from the Board due to any disagreement with the Company relating to the Company's operations, policies or practices.

         In connection with Mr. Schneideman's resignation, he and the Company entered into a Separation Agreement and Full Release of Claims (the "Separation
Agreement"), which is effective as of August 2, 2009, subject to Mr.
Schneideman's limited right to revoke the agreement for a period of seven days.
Pursuant to the Separation Agreement, the Company agreed to make the following severance payments to Mr. Schneideman:

      o  $100,000 payable upon the Company's filing of the 2009 Form 10-K with the SEC, provided that Mr. Schneideman executes the certifications required in connection with filing the 2009 Form 10-K; and

      o  $100,000 payable 60 days following the effective date of Mr.
         Schneideman's resignation, provided that (i) the Company's filings with the SEC are not determined to contain materially inaccurate information, material representations or material omissions, (ii)
         evidence of fraud or illegal acts on the part of Mr. Schneideman is not discovered, and (iii) Mr. Schneideman has not made any
         misrepresentations in connection with its purchase of the Shares, as described above.

         If Mr. Schneideman exercises his limited right to revoke the Separation
Agreement, he will not be entitled to receive either of the payments described above. Mr. Schneideman will also be paid a total of $52,827 for accrued but unpaid salary, benefits and business expense reimbursements as of the date of the Separation Agreement.

         The Separation Agreement provides that Mr. Schneideman will continue to provide services to the Company as a consultant for a period of 12 months following the effective date of his resignation as Chief Executive Officer. In exchange for such services (which include services related to preparing the
Company's proxy statement for its 2009 Annual Meeting of Stockholders), the
Company will pay Mr. Schneideman $2,000 per month. The Company is entitled to terminate the consulting relationship upon 30 days advance notice and payment of the consulting fee to which Mr. Schneideman would be entitled in the 30 days following such notice.

         In consideration of and for the severance payments and consulting arrangement described above, Mr. Schneideman provided a broad release in favor of the Company with respect to any and all rights, claims, demands, causes of actions and liabilities of any nature relating to his employment with the
Company, the termination of such employment, and/or his entry into the
Separation Agreement.

         Finally, the Separation Agreement also contains customary provisions with respect to confidentiality, non-disclosure, non-solicitation, non-disparagement and Mr. Schneideman's return of any property of the Company in his possession.

                                      F-51

Agreements with Mark Scott

         Mark Scott's Employment Agreement ("Scott Agreement") has a two year term beginning on September 5, 2007, and is renewable on an annual basis one year prior to the termination of the prior term. On September 4, 2008, the Scott
Agreement automatically renewed through September 4, 2009. The Company will pay
Mr. Scott an annual base salary of $200,000, and will provide for participation in the Company's benefit programs available to other senior executives
(including group insurance arrangements). Also under the Scott Agreement, Mr.
Scott may be paid a bonus up to $105,000, as may be declared by the Company's compensation committee based on Mr. Scott raising additional capital for the
Company and the Company's profitability and share price improvement.

         If Mr. Scott's employment is terminated without cause (as defined in the Scott Agreement), Mr. Scott will be entitled to a payment equal to one year's annual base salary, and the full vesting of any previously granted and unexpired options. If Mr. Scott's employment is terminated without cause within one year following a change of control (as defined in the Scott Agreement), or if Mr. Scott terminates his employment for good reason (as defined in the Scott
Agreement), Mr. Scott will be entitled to a payment equal to two times the sum of his annual base salary plus the highest annual bonus earned by Mr. Scott for any of the three fiscal years, and the full vesting of any previously granted and unexpired options. Mr. Scott is required to provide not less than twelve
(12) months written notice to the Company to terminate his employment with the
Company at any time for any reason.

         On April 27, 2008, Mr. Scott was awarded 131,400 shares of common stock registered under the 2007 Stock Incentive Plan. The compensation committee awarded the shares in lieu of an annual salary increase. The number of shares awarded was based on his $200,000 base compensation for 2007 or 17.7% and was for his 2007 performance. The compensation committee believes the issuance of shares of common stock more closely aligns management with its shareholders. The
Company and Mr. Scott entered into a Restricted Stock Agreement for this award.

         The shares were valued at $.27 per share, the close price on April 25,
2008, the last day before the compensation committee meeting. The shares will have a three month restriction under the 2007 Stock Incentive Plan, and were fully vested on July 25, 2008.

         On October 22, 2008, Mr. Scott was awarded 113,752 shares of common stock registered under the 2007 Stock Incentive Plan. The compensation committee awarded the shares based on his achievement of a bonus included in his 2008 bonus program. The Company and Mr. Scott entered into a Restricted Stock
Agreement for this award.

         The shares were valued at $.07 per share, the close price on October
21, 2008, the last day before the compensation committee meeting. The shares will have a three month restriction under the 2007 Stock Incentive Plan, and were fully vest on January 20, 2009.

         On May 16, 2008, the Company's board of directors, upon the recommendation of the compensation committee, ratified the 2008/9 compensation and bonus package for Mark Scott. Pursuant to this package, Mr. Scott may be paid a bonus in common stock up to $155,000, as may be declared by the Company's compensation committee, based on Mr. Scott raising capital, certain profitability targets and achieving share price improvement for the Company. In addition, Mr. Scott was awarded an annual salary increase of $35,500 issued in common stock and was granted stock options to purchase common stock of 200,000 shares. The options were granted at the fair market price of $0.29 per share based on the adjusted closing price on May 9, 2008, the day the board of directors agreed on the grant. In accordance with the 2007 Stock Incentive Plan, the stock options vest quarterly over three years and expire on May 8, 2018.

         On August 24, 2009, the Company entered into a new Employment Agreement with Mark Scott, which replaces his Employment Agreement dated September 5,
2007.

                                      F-52

         Mark Scott's Employment Agreement ("Scott Agreement") has a one year term beginning on August 24, 2009, and is renewable on a mutually agreeable basis. The Company will pay Mr. Scott an annual base salary of $96,000, and will provide for participation in the Company's benefit programs available to other senior executives (including group insurance arrangements). Also under the Scott
Agreement, Mr. Scott is eligible for discretionary performance bonuses based upon performance criteria to be determined by the Company's Compensation
Committee based on criteria under development. If Mr. Scott's employment is terminated without Cause (as defined in the Scott Agreement), Mr. Scott will be entitled to a payment equal to one year's annual base salary paid at the
Company's discretion in a lump sum or over the next year.

         On August 24, 2009, the board of directors awarded Mr. Scott 200,000 shares of Restricted Stock. The award was granted at the fair market price of
$0.05 per share based on the adjusted closing price on August 20, 2009, the last trading day before the board of director meeting. In accordance with the 2007
Stock Incentive Plan, the Restricted Stock vests on November 23, 2009.

Leases

         The Company is obligated under various non-cancelable operating leases for their various facilities and certain equipment. Certain facilities have cancellation options of 1-6 months notice.

         The aggregate future minimum lease payments, to the extent the leases have early cancellation options and excluding escalation charges, are as follows:

Years Ended March 31,
        2009 ........   $1,765,279
        2010 ........      618,664
        2011 ........      399,731
        2012 ........      117,974
        2013 ........       12,357
                        ----------
        Total .......   $2,914,005
                        ==========

         Rent expense, for the twelve months ended March 31, 2009 and three months ended March 31, 2008 was $3,379,165 and $595,643, respectively. Rent expense for the years ended December 31, 2007 and 2006 was $1,818,570 and
$1,233,789, respectively.

                                      F-53

NOTE 17. INDUSTRY SEGMENT AND GEOGRAPHIC INFORMATION

         The Company operates as a strategic holding Company with a dedicated focus on growth of existing business, together with expansion mergers and acquisitions in the Pacific Rim region. It is organized by subsidiary or equity investment. Each subsidiary or equity investment reported to the Chief Executive
Officer who has been designated as the Chief Operating Decision Maker ("CODM")
as defined by SFAS No. 131 "Disclosures About Segments of an Enterprise and
Related Information"("SFAS 131"). The CODM allocates resources to each of the companies using information regarding revenues, operating income (loss) and total assets.

         The following subsidiaries are the only reportable segments under the criteria of SFAS 131 (i) IA Global, the parent company, operates as a strategic holding company with a dedicated focus on growth of existing business, together with expansion mergers and acquisitions in the Pacific Rim region, (ii) Global
Hotline, which operates exclusively in Japan, and is an operator of major call centers providing business process outsourcing of telemarketing for telecommunications and insurance products, (iii) Slate, our equity investments in the human capital and resource sector, (iv) ASFL, our equity investment, which raises funds through the issuance of debentures in Australia and the providing of short term, secured, real property loans to businesses or investors in Australia and (v) Taicom, our equity investment in the Japanese securities sector.

         The following table presents revenues, operating income (loss) and total assets by Company for the twelve months ended March 31, 2009, the transition period for the three months ended March 31, 2008 and the years ended
December 31, 2007 and 2006:

(dollars in thousands)
                                                                      Global
                                                       Global        Hotlines
                                      IA Global,      Hotline,     Philippines       Equity                    Discontinued
Company                                  Inc.           Inc.           Inc.        Investments      Total       Operations       Total
                                      ----------      --------     -----------     -----------    --------     ------------     --------
Year Ended March 31, 2009
     Revenue ....................      $      -       $ 56,555       $    552         $    -      $ 57,107          $ -         $ 57,107
     Operating loss .............        (2,465)        (6,716)          (374)             -        (9,555)           -           (9,555)
     Total assets ...............          (274)        19,836            700          4,604        24,866            -           24,866

Transition Period For The
Three Months Ended March 31, 2008
     Revenue ....................      $      -       $ 16,049              -         $    -      $ 16,049          $ -         $ 16,049
     Operating (loss) profit ....          (502)         2,537              -              -         2,035            -            2,035
     Total assets ...............           269         24,964              -          9,707        34,940            -           34,940

Year Ended December 31, 2007
     Revenue ....................      $      -       $ 29,136              -         $    -      $ 29,136          $ -         $ 29,136
     Operating loss .............        (2,040)        (7,538)             -              -        (9,578)           -           (9,578)

Year Ended December 31, 2006
     Revenue ....................      $      -       $ 19,139              -         $    -      $ 19,139          $ -         $ 19,139
     Operating loss .............        (1,779)        (1,043)             -              -        (2,822)           -           (2,822)

Geographic Region                        U.S.          Japan       Philippines      Australia       Total
                                       --------       --------     -----------      ---------     --------
Year Ended March 31, 2009
     Revenue ....................      $      -       $ 56,555       $    552         $    -      $ 57,107
     Operating loss .............        (2,465)        (6,716)          (374)             -        (9,555)
     Total assets ...............          (274)        24,440            700              -        24,866

Transition Period For The
Three Months Ended March 31, 2008
     Revenue ....................      $      -       $ 16,049              -         $    -      $ 16,049
     Operating (loss) profit ....          (502)         2,537              -              -         2,035
     Total assets ...............           132         27,878              -          6,930        34,940

Year Ended December 31, 2007
     Revenue ....................      $      -       $ 29,136              -         $    -      $ 29,136
     Operating loss .............        (2,040)        (7,538)             -              -        (9,578)

Year Ended December 31, 2007
     Revenue ....................      $      -       $ 19,139              -         $    -      $ 19,139
     Operating loss .............        (1,779)        (1,043)             -              -        (2,822)

                                      F-54

The following reconciles operating loss to net loss:

(dollars in thousands)                                            Transition
                                                                Period For The
                                                   Year Ended    Three Months     Year Ended December, 31,
                                                    March 31,   Ended March 31,   ------------------------
                                                      2009          2008            2007           2006
                                                   ----------   ---------------   --------       --------
Operating loss ...............................      $ (9,555)      $  2,035       $ (9,578)      $ (2,822)
Other expense ................................       (10,943)          (317)          (577)          (640)
                                                    --------       --------       --------       --------
Loss from continuing operations
  before income taxes ........................       (20,498)         1,718        (10,155)        (3,462)
Income tax (benefit) provision ...............          (257)         1,358         (2,006)           515
                                                    --------       --------       --------       --------
Net loss from continuing operations ..........       (20,241)           360         (8,149)        (3,977)
Total (loss) gain from discontinued operations             -              -           (110)           207
                                                    --------       --------       --------       --------
Net loss .....................................      $(20,241)      $    360       $ (8,259)      $ (3,770)
                                                    ========       ========       ========       ========

NOTE 18. SELECTED QUARTERLY FINANCIAL DATA (Unaudited)

         The following table sets forth certain unaudited quarterly financial information:

                                            Summarized Quarterly Financial Data (Unaudited)
(in thousands)
                                                                                             Quarter Ended, (in thousands)
                                                                                   --------------------------------------------------
                                                                       Total       March 31     December 31  September 30     June 30
                                                                     --------      --------     -----------  ------------    --------
Year Ended March 31, 2009
Revenue ........................................................     $ 57,107      $  8,553      $ 13,501      $ 15,365      $ 19,688
Gross profit ...................................................       43,889         4,206        10,860        12,330        16,493
Net loss from continuing operations ............................      (20,241)      (16,331)       (2,941)       (1,698)          729
Net loss .......................................................      (20,241)      (16,331)       (2,941)       (1,698)          729
                                                                     --------      --------      --------      --------      --------

Basic and diluted net loss per share ...........................     $  (0.10)     $  (0.07)     $  (0.01)     $  (0.01)     $      -
                                                                     ========      ========      ========      ========      ========

Three Months Ended March 31, 2008
Revenue ........................................................     $ 16,049      $ 16,049      $      -      $      -      $      -
Gross profit ...................................................       13,099        13,099             -             -             -
Net loss from continuing operations ............................          360           360             -             -             -
Net loss .......................................................          360           360             -             -             -
                                                                     --------      --------      --------      --------      --------

Basic and diluted net loss per share ...........................     $      -      $      -      $      -      $      -      $      -
                                                                     ========      ========      ========      ========      ========

                                                                                             Quarter Ended, (in thousands)
                                                                                   --------------------------------------------------
                                                                       Total       March 31     December 31  September 30     June 30
                                                                     --------      --------     -----------  ------------    --------
Year Ended December 31, 2007
Revenue ........................................................     $ 29,137      $ 10,667      $  6,462      $  5,515      $  6,493
Gross profit ...................................................       21,112         7,481         4,261         3,873         5,497
Net loss from continuing operations ............................       (8,149)       (1,557)       (3,621)       (2,127)         (844)
Net loss .......................................................       (8,259)       (1,667)       (3,621)       (2,127)         (844)
                                                                     --------      --------      --------      --------      --------

Basic and diluted net loss per share (1) .......................     $  (0.05)     $  (0.01)     $  (0.02)     $  (0.01)     $  (0.01)
                                                                     ========      ========      ========      ========      ========

(1) Immaterial discontinued operations of $110,000 for 2007 are not presented.

Year Ended December 31, 2006
Revenue ........................................................     $ 19,139      $  7,742      $  4,483      $  3,243      $  3,671
Gross profit ...................................................       16,244         7,778         3,879         2,435         2,152
Net (loss) profit from continuing operations ...................       (3,977)          547        (1,179)       (1,882)       (1,463)
Gain (loss)  from discontinued operations ......................          207          (332)            -           463            76
Net (loss) profit ..............................................       (3,770)          215        (1,179)       (1,419)       (1,387)
                                                                     --------      --------      --------      --------      --------

Basic net (loss) profit per share from continuing operations ...     $  (0.04)     $   0.01      $  (0.01)     $  (0.02)     $  (0.01)
Basic net (loss) profit per share from discontinued operations .            -             -             -             -             -
                                                                     --------      --------      --------      --------      --------
                                                                     $  (0.03)     $      -      $  (0.01)     $  (0.01)     $  (0.01)
                                                                     ========      ========      ========      ========      ========

Diluted net (loss) profit per share from continuing operations .     $  (0.04)     $      -      $  (0.01)     $  (0.02)     $  (0.01)
Diluted net (loss) profit per share from discontinued operations            -             -             -             -             -
                                                                     --------      --------      --------      --------      --------
                                                                     $  (0.03)     $      -      $  (0.01)     $  (0.01)     $  (0.01)
                                                                     ========      ========      ========      ========      ========

                                      F-55

NOTE 19. SUBSEQUENT EVENTS

         IA Global, Inc. announced the following results of its Special
Shareholder Meeting held on June 1, 2009:

(i) Approved the Amendment of our Certificate of Incorporation increasing in the number of authorized common shares from 300,000,000 to 450,000,000 by the following vote:

For 118,852,425 Against 2,567,300 Abstain 44,300

(ii) Rejected the Issuance of Shares of Common Stock in Connection with Certain
Transactions by the following vote:

For 52,218,263 Against 69,201,562 Abstain 44,200

NOTE 20. UNAUDITED PRO-FORMA - LOSS OF OWNERSHIP IN SUBSIDIARY

         As has been previously disclosed, the Company pledged its shares of
Global Hotline as collateral for certain loans borrowed from H Capital, an unlicensed Japanese lender, by such subsidiary. On May 26, 2009, Global Hotline and IA Global received notices from H Capital demanding repayment of the loans.
On May 27, 2009, Global Hotline and SG Telecom did not repay the loans as requested by H Capital. On June 9, 2009, H Capital submitted documents claiming ownership of the Company’s 600 shares of Global Hotline. Global Hotline’s management previously provided the Company’s stock certificates to H Capital in
March 2009.

         Although the Company has engaged Japanese corporate counsel to challenge the validity of the loans and H Capital’s claims with respect to the
Company’s ownership of Global Hotline, these events have resulted in IA Global losing control over the day-to-day management and operations of Global Hotline.
In addition, we no longer have access to the financial records of Global Hotline that are necessary to periodically report our financial position and results of operations as a consolidated subsidiary of IA Global.

         For the reasons described above, on December 8, 2009, the Company deconsolidated the operations of Global Hotline, effective as of July 1, 2009.
As a result, the Company intends to account for Global Hotline as a discontinued
operation for periods ending after July 1, 2009. Our stockholders’ equity is expected to increase by $15.2 million as of the end of the quarterly period ended September 30, 2009.

         Set forth below are unaudited pro forma financial statements reflecting management’s decision to deconsolidate the operations of Global Hotline. These pro forma financial statements may not be indicative of how future financial statements will appear, regardless of the outcome of the Company’s dispute with
H Capital. The Company will continue to pursue its civil claim against H
Capital, and we are also exploring alternative structures through which we can pursue IA Global’s interest in the Japanese BPO business.

                                      F-56

                                           IA GLOBAL, INC. AND SUBSIDIARIES
                                    UNAUDITED CONSOLIDATED PROFORMA BALANCE SHEETS
                                                    MARCH 31, 2009

                                                                                                          Adjusted
                                                                         Unadjusted                       Pro Forma
                                                                          Balance                         Balance
ASSETS                                                                   Sheet as of     Pro Forma       Sheet as of
                                                                       March 31, 2009    Adjustment    March 31, 2009
                                                                       --------------   ------------   --------------
CURRENT ASSETS:
  Cash and cash equivalents .........................................   $  3,614,731    $ (3,595,557)   $     19,174
  Accounts receivable, net of allowance of $909,984 and $1,182,
    respectively ....................................................      5,994,117      (5,960,124)         33,993
  Prepaid expenses ..................................................      1,184,572      (1,144,060)         40,512
  Notes receivable ..................................................      2,353,153      (2,664,218)       (311,065)
  Other current assets ..............................................        124,308        (114,103)         10,205
  Refundable taxes - foreign ........................................      1,419,418      (1,419,418)              -
  Net assets - discontinued operations ..............................              -      20,140,122      20,140,122
                                                                        ------------    ------------    ------------
    Total current assets ............................................     14,690,299       5,242,642      19,932,941

EQUIPMENT, NET ......................................................      2,207,849      (2,096,118)        111,731

OTHER ASSETS
  Intangible assets, net ............................................        555,870               -         555,870
  Investment in Taicom Securities Co Ltd ............................      2,861,365               -       2,861,365
  Equity investment in Australia Secured Financial Limited ..........              -               -               -
  Equity investment in GPlus Media Co Ltd ...........................              -               -               -
  Equity investment in Slate Consulting Co Ltd ......................      1,386,054               -       1,386,054
  Other assets ......................................................      3,164,127      (3,146,524)         17,603
                                                                        ------------    ------------    ------------

                                                                        $ 24,865,564    $          -    $ 24,865,564
                                                                        ============    ============    ============

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Accounts payable - trade ..........................................   $  1,578,029    $   (978,405)   $    599,624
  Accrued payroll taxes and social insurance taxes ..................      4,850,887      (4,810,926)         39,961
  Accrued liabilities- other ........................................      4,657,363      (3,791,348)        866,015
  Consumption taxes received ........................................      1,307,455      (1,323,329)        (15,874)
  Note payable - current portion of long term debt ..................     13,391,371     (13,367,371)         24,000
  Deferred revenue ..................................................      3,454,692      (3,454,692)              -
  Net liabilities - discontinued operations .........................              -      29,424,802      29,424,802
                                                                        ------------    ------------    ------------
    Total current liabilities .......................................     29,239,797       1,698,731      30,938,528
                                                                        ------------    ------------    ------------

LONG TERM  LIABILITIES:
  Long term debt ....................................................      1,898,231      (1,698,731)        199,500
  Convertible debentures ............................................              -               -               -
                                                                        ------------    ------------    ------------
                                                                           1,898,231      (1,698,731)        199,500
                                                                        ------------    ------------    ------------

STOCKHOLDER'S (DEFICIT) EQUITY:
  Preferred stock, $.01 par value, 5,000 authorized, none outstanding              -               -               -
  Common stock, $.01 par value, 300,000,000 shares authorized,
    219,113,889 and 165,303,543, issued and outstanding, respectively      2,191,140               -       2,191,140
  Additional paid in capital ........................................     53,056,216               -      53,056,216
  Accumulated deficit ...............................................    (59,572,442)              -     (59,572,442)
  Accumulated other comprehensive loss ..............................     (1,694,471)              -      (1,694,471)
                                                                        ------------    ------------    ------------
                                                                          (6,019,557)              -      (6,019,557)
  Less common stock in treasury, at cost ............................       (252,907)              -        (252,907)
                                                                        ------------    ------------    ------------
    Total stockholder's (deficit) equity ............................     (6,272,464)              -      (6,272,464)
                                                                        ------------    ------------    ------------

                                                                        $ 24,865,564    $          -    $ 24,865,564
                                                                        ============    ============    ============

                                   See notes to consolidated financial statements.

                                                         F-57

                                            IA GLOBAL, INC. AND SUBSIDIARIES
                                UNAUDITED CONSOLIDATED PROFORMA STATEMENTS OF OPERATIONS

                                                                                                           Unaudited
                                                                                                           Adjusted
                                                                                                           Pro Forma
                                                                         Year Ended       Pro Forma        Year Ended
                                                                       March 31, 2009     Adjustment     March 31, 2009
                                                                       --------------   -------------    --------------

REVENUE ............................................................   $  57,107,050    $ (56,555,040)   $     552,010
COST OF SALES ......................................................      13,217,643      (12,777,570)         440,073
                                                                       -------------    -------------    -------------
GROSS PROFIT .......................................................      43,889,407      (43,777,470)         111,937
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES .......................      53,444,034      (50,493,043)       2,950,991
                                                                       -------------    -------------    -------------
OPERATING LOSS .....................................................      (9,554,627)       6,715,573       (2,839,054)
                                                                       -------------    -------------    -------------

OTHER INCOME (EXPENSE):
  Interest income ..................................................          19,065           (4,984)          14,081
  Interest expense and amortization of beneficial conversion feature        (757,478)         425,782         (331,696)
  Other income .....................................................         294,483          (25,292)         269,191
  Gain (loss) on equity investment in Australia Secured Financial
    Limited ........................................................         265,039                -          265,039
  Gain on equity investment in GPlus Media Co Ltd ..................          12,510                -           12,510
  Loss on equity investment in Slate Consulting Co Ltd .............         (10,427)               -          (10,427)
  Loss on equity investment in Taicom Securities Co Ltd ............        (421,702)               -         (421,702)
  Loss on retirement of debt .......................................         (60,395)               -          (60,395)
  Loss on sale of Taicom Securities Co Ltd .........................      (1,736,934)               -       (1,736,934)
  Loss on sale of GPlus Media Co Ltd ...............................      (1,286,500)               -       (1,286,500)
  Impairment of equity investment in Australia Secured Financial
    Limited ........................................................      (7,195,394)               -       (7,195,394)
  Loss (Gain) on Foreign currency transaction adjustment ...........         (66,025)               -          (66,025)
                                                                       -------------    -------------    -------------
    Total other expense ............................................     (10,943,758)         395,506      (10,548,252)
                                                                       -------------    -------------    -------------

LOSS (INCOME) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES .......     (20,498,385)       7,111,079      (13,387,306)

Income taxes - current (benefit) provision .........................        (256,455)         217,690          (38,765)
                                                                       -------------    -------------    -------------

NET LOSS FROM CONTINUING OPERATIONS ................................     (20,241,930)       6,893,389      (13,348,541)

  Gain (loss) from discontinued operations .........................               -       (6,893,389)      (6,893,389)
                                                                       -------------    -------------    -------------

NET (LOSS) PROFIT ..................................................   $ (20,241,930)   $  13,786,778    $  (6,455,152)
                                                                       =============    =============    =============

Basic and diluted loss per share of common-
  Basic loss per share from continuing operations ..................   $       (0.10)   $        0.03    $       (0.06)
  Basic loss per share from discontinued operations ................               -            (0.03)           (0.03)
                                                                       -------------    -------------    -------------
  Total basic loss per share .......................................   $       (0.10)   $           -    $       (0.10)
                                                                       =============    =============    =============

  Diluted profit (loss) per share from continuing operations .......   $           *    $           *    $           *
  Diluted profit (loss) per share from discontinued operations .....               *                *                *
                                                                       -------------    -------------    -------------
  Total diluted profit (loss) per share ............................   $           *    $           *    $           *
                                                                       =============    =============    =============

  Weighted average shares of common stock outstanding- basic .......     205,833,118      205,833,120      205,833,122
  Weighted average shares of common stock outstanding- diluted .....               *                *                *

* Diluted calculation is not presented as it is anti-dilutive.

                                   See notes to consolidated financial statements.

                                                         F-58

                                            IA GLOBAL, INC. AND SUBSIDIARIES
                                UNAUDITED CONSOLIDATED PROFORMA STATEMENTS OF OPERATIONS

                                                                                                           Unaudited
                                                                                                           Adjusted
                                                                                                           Pro Forma
                                                                         Year Ended       Pro Forma        Year Ended
                                                                       March 31, 2008     Adjustment     March 31, 2008
                                                                       --------------   -------------    --------------

REVENUE ............................................................   $  38,692,616    $ (38,692,616)   $           -
COST OF SALES ......................................................       9,977,798       (9,977,798)               -
                                                                       -------------    -------------    -------------
GROSS PROFIT .......................................................      28,714,818      (28,714,818)               -
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES .......................      35,844,189      (33,774,021)       2,070,168
                                                                       -------------    -------------    -------------
OPERATING LOSS .....................................................      (7,129,371)       5,059,203       (2,070,168)
                                                                       -------------    -------------    -------------

OTHER INCOME (EXPENSE):
  Interest income ..................................................          56,094          (42,255)          13,839
  Interest expense and amortization of beneficial conversion feature      (1,116,966)         349,777         (767,189)
  Other income .....................................................         690,820         (648,809)          42,011
  Gain (loss) on equity investment in Australia Secured Financial
    Limited ........................................................        (227,412)               -         (227,412)
  Gain on equity investment in GPlus Media Co Ltd ..................          20,386                -           20,386
  Loss on equity investment in Slate Consulting Co Ltd .............         (43,519)               -          (43,519)
  Conversion of debenture expense ..................................        (120,046)               -         (120,046)
  Loss (Gain) on Foreign currency transaction adjustment ...........           9,520          (11,381)          (1,861)
                                                                       -------------    -------------    -------------
    Total other expense ............................................        (731,123)        (352,668)      (1,083,791)
                                                                       -------------    -------------    -------------

LOSS (INCOME) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES .......      (7,860,494)       4,706,535       (3,153,959)
  Income taxes - current (benefit) provision .......................        (916,046)         916,046                -
                                                                       -------------    -------------    -------------
NET LOSS FROM CONTINUING OPERATIONS ................................      (6,944,448)       3,790,489       (3,153,959)

  Loss (gain) from disposal of discontinued operations .............        (110,000)               -         (110,000)
  Gain from discontinued operations ................................               -       (3,787,703)      (3,787,703)
                                                                       -------------    -------------    -------------
    Total (loss) / gain from discontinued operations ...............        (110,000)      (3,787,703)      (3,897,703)
                                                                       -------------    -------------    -------------

NET (LOSS) PROFIT ..................................................   $  (7,054,448)   $       2,786    $  (7,051,662)
                                                                       =============    =============    =============

Basic and diluted loss per share of common-
  Basic loss per share from continuing operations ..................   $       (0.04)   $        0.02    $       (0.02)
  Basic loss per share from discontinued operations ................               -            (0.02)           (0.02)
                                                                       -------------    -------------    -------------
  Total basic loss per share .......................................   $       (0.04)   $       (0.04)   $       (0.04)
                                                                       =============    =============    =============

  Diluted profit (loss) per share from continuing operations .......   $           *    $           *    $           *
  Diluted profit (loss) per share from discontinued operations .....               *                *                *
                                                                       -------------    -------------    -------------
  Total diluted profit (loss) per share ............................   $           *    $           *    $           *
                                                                       =============    =============    =============

  Weighted average shares of common stock outstanding- basic .......     158,696,823      158,696,825      158,696,825
  Weighted average shares of common stock outstanding- diluted .....               *                *                *

* Diluted calculation is not presented as it is anti-dilutive.

                                    See notes to consolidated financial statements.

                                                          F-59

NOTE 21. UNAUDITED - LOSS OF OWNERSHIP IN INVESTMENT IN TAICOM SECURITIES

On November 16, 2009, AMV claimed ownership of our Taicom shares based on conditions set forth in the June 8, 2009 Service Agreement with AMV. This is expected in a loss on investment of approximately $2,861,000. The parties continue to negotiate over the agreements.

REPORT OF MANAGEMENT

IA Global, Inc. and Subsidiaries

         IA Global, Inc. is responsible for the preparation, integrity, and fair presentation of the consolidated financial statements included in this annual report. The consolidated financial statements and notes included in this annual report have been prepared in conformity with United States generally accepted accounting principles and necessarily include some amounts that are based on management's best estimates and judgments.

         We, as management of IA Global, Inc., are responsible for establishing and maintaining effective adequate control over financial reporting that is designed to produce reliable financial statements in conformity with United
States generally accepted accounting principles. The system of internal control over financial reporting as it relates to the financial statements is evaluated for effectiveness by management and tested for reliability through a program of internal audits. Actions are taken to correct potential deficiencies as they are identified. Any system of internal control, no matter how well designed, has inherent limitations, including the possibility that a control can be circumvented or overridden and misstatements due to error or fraud may occur and not be detected. Also, because of changes in conditions, internal control effectiveness may vary over time. Accordingly, even an effective system of internal control will provide only reasonable assurance with respect to financial statement preparation.

         The Audit Committee, consisting entirely of independent directors, meets regularly with management, internal auditors and the independent registered public accounting firm, and reviews audit plans and results, as well as management's actions taken in discharging responsibilities for accounting, financial reporting and internal control. Sherb & Co., LLP, independent registered public accounting firm, and the internal auditors have direct and confidential access to the Audit Committee at all times to discuss the results of their examinations.

REPORT ON MANAGEMENT'S ASSESSMENT OF INTERNAL CONTROL OVER FINANCIAL REPORTING

         Management assessed the corporation's system of internal control over financial reporting as of March 31, 2009, in relation to criteria for effective internal control over financial reporting as described in "Internal
Control--Integrated Framework," issued by the Committee of Sponsoring
Organizations of the Treadway Commission. Based on this assessment, management concludes that, as of March 31, 2009, its system of internal control over financial reporting is effective based on the criteria of the "Internal
Control--Integrated Framework".

/s/ Derek Schneideman                   /s/ Mark Scott
Derek Schneideman                       Mark Scott
Chief Executive Officer                 Chief Operating and
                                        Financial Officer

San Francisco, CA
September 3, 2009

                                      F-60

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered (other than underwriting discounts and commissions, if any) are set forth below. Each item listed is estimated, except for the Securities and Exchange Commission (“SEC”) registration fee and the American Stock Exchange additional listing fee.

Securities and Exchange Commission registration fee	$1,000.00
AMEX fees	60,000.00
Accounting fees and expenses	1,000.00
Legal fees and expenses	25,000.00
Registrar and transfer agent’s fees and expenses	1,000.00
Miscellaneous	12,000.00
Total expenses	$100,000.00

Item 14. Indemnification of Directors and Officers

Under Delaware law, a corporation may include in its certificate of incorporation (“Certificate”) a provision that eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, but no such provision may eliminate or limit the liability of a director (a) for any breach of duty of loyalty, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law (the “DGCL”) (dealing with illegal redemptions and stock repurchases), or (d) for any transaction from which the director derived an improper personal benefit. The Registrant’s Certificate limits personal liability of directors to the fullest extent permitted by Delaware law.

The Certificate also provides that the Registrant shall, to the fullest extent permitted by Section 145 of the DGCL, as amended, indemnify all persons whom it may indemnify thereto, provided that if such indemnified person initiates a proceeding, he or she shall be indemnified only if the Registrant’s board of directors approved such action. Section 145 of the DGCL permits indemnification against expenses, fines, judgments and settlements incurred by any director, officer or employee of a Company in the event of pending or threatened civil, criminal, administrative or investigative proceedings, if such person was, or was threatened to be made, a party by reason of the fact that he or she is or was a director, officer or employee of the Company. Section 145 and the Registrant’s Certificate also provide that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

The Registrant has a directors’ and officers’ liability insurance policy in place pursuant to which its directors and officers are insured against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended (“Securities Act”) and the Securities and Exchange Act of 1934, as amended (“Exchange Act”).

Item 15. Recent Sales of Unregistered Securities

During the year ended December 31, 2006, the following events occurred:

On January 30, 2006, Inter Asset Japan LBO No 1 Fund converted 1,158 shares of Series B Convertible Preferred Stock into 11,580,000 shares of the Company’s common stock.

On March 10, 2006, Mr. Anan, President and Chief Executive Officer of Global Hotline, agreed to repay a note receivable of 29,679,135 Yen or approximately $241,000 plus interest, by transferring 840,024 shares of IA Global common stock to the Company. The stock was valued at $.30 per share, the closing price of the common stock on March 9, 2006 and the shares were cancelled.

On September 7, 2006, Alan Margerison, a former director of the Company, exercised a stock option grant totaling 1,000,000 shares at $.08 per share. Mr. Margerison forfeited a stock option grant totaling 1,000,000 share at $.20 per share.

During the year ended December 31, 2007, the following stockholder equity events occurred:

On January 3, 2007, the Company filed an Information Statement on Schedule 14C, whereby, the Company acted by majority shareholder consent in approving (1) the issuance of 43,750,000 of the Company’s common stock in conjunction with the ASFL equity investment; and (2) the increase in the Company’s number of authorized shares of common stock from 200 million to 250 million shares. This Information Statement indicated that these actions shall not become effective until at least twenty (20) calendar days after this Information Statement was sent to stockholders. The actions contemplated by this Information Statement were effected on or about the close of business on January 29, 2007. The 4,375 shares of Series A-1 Preferred Stock were converted into 43,750,000 shares of common stock on February 7, 2007.

On February 8, 2007, the Company filed a registration statement on Form S-3 covering 43,775,000 shares, including the 4,375 shares of Series A-1 Preferred Stock issued in conjunction with the ASFL equity investment.

On March 26, 2007, the Company announced an odd lot tender offer. Starting on April 2, 2007, the Company will repurchase odd lots from stockholders who own fewer than 100 shares. The program was for thirty days and may be extended in 30 day increments. On May 2, 2007, the Company extended this odd lot program until June 15, 2007. On June 15, 2007, this program expired and no shares were tendered under the program.

On March 29, 2007, the Company filed a Certificate of Elimination with the Secretary of State of the State of Delaware to eliminate the Certificate of Designation, Preferences and Rights of the Series A-1 Preferred Stock.

On April 27, 2007, Mr. Jun Kumamoto, a former director of the Company currently functioning as a consultant, exercised 30,000 stock options at an average price of $0.183 per share and forfeited 520,000 stock options at $0.201 per share.

During the three months ended June 30, 2007, we sold 547,281 shares of our common stock in private placements for $200,000 or approximately $0.365 per share. During November and December 2007, we sold 642,422 shares of our common stock in private placements for $179,878 or approximately $.28 per share.

On June 29, 2007, the shareholders of IA Global authorized an increase in the number of authorized shares to 300,000,000 shares.

On July 30, 2007, the Company made an Offer to our debenture holders (“Offer”). Pursuant to this Offer, the debenture holders could convert their Debentures into common stock at a 10% discount of $0.27 per share and would receive shares of common stock for any accrued interest at $0.27 per share. The Offer expired on August 31, 2007, and $400,000 of debentures and $64,048 of accrued interested were converted into 1,718,696 shares of common stock. The additional shares of common stock totaling 385,362 related to the discount and interest were registered in January 2008.

During August and September 2007, $500,000 of debentures was converted into 1,666,669 shares of common stock. During November and December 2007, $450,000 of debentures was converted into 1,500,002 shares of common stock.

On August 24, 2007, the Company closed a 25.0% equity investment in GPlus Media Co Ltd by agreeing to issue 3,885,713 shares of common stock with a total value of $1,360,000 or $.35 per share, which was the closing price on August 20, 2007, the day negotiations were completed.

On August 24, 2007, the Company closed a 20.25% equity investment in Slate Consulting by agreeing and has issued 3,600,000 shares of common stock with a total value Of $1,440,000 or $0.40 per share, which was the average closing market price on August 17, 2007, the day negotiations were completed.

For the August 24, 2007 equity investments, the shares of common stock will be issued to the accredited investors in a transaction that will be exempt from registration pursuant to Section 4(2) of the Securities Act, and/or

Regulation D promulgated under the Securities Act.

On August 31, 2007, the Company filed a registration statement on Form S-3 covering 5,059,476 shares, related to various private placements.

On September 7, 2007, the Company filed a registration statement on Form S-3 covering 29,773,146 shares, related to a debt conversion and various private placements.

On September 22, 2007, Raymond Christinson, a former director, exercised stock options totaling 404,166 shares of common stock for $82,417 or $.204 per share. Mr. Christinson forfeited stock options totaling 245,834 shares of common stock.

On October 12, 2007, the Company filed a registration statement on Form S-8 covering 20,000,000 shares, related to the 2007 Plan.

During November and December 2007, the Company sold 642,422 shares of our common stock in private placements for $179,878 or approximately $.28 per share. The Company incurred a fee of $14,390 in conjunction with the private placements. The Company agreed to register the shares within six months of the closing of the private placement. In addition, on April 1, 2008, the Company issued warrants for 62,243 shares of common stock. The warrants are exercisable at $.28 per share and expire five (5) years after the closing of the private placement. The shares of common stock were issued to the accredited investors in a transaction that will be exempt from registration pursuant to Section 4(2) of the Securities Act, and/or Regulation D promulgated under the Securities Act. $.28 per share, the closing price on March 31, 2008.

During the three months ended March 31, 2008, the following events occurred:

On March 22, 2007, the Company announced a stock repurchase program. Starting on April 2, 2007, the Company may repurchase up to 4,000,000 shares at market prices in open market or private transactions. As of March 31, 2008 and December 31, 2007, the Company repurchased 2,654,255 shares in public and private transactions at an average price of $0.281 per share. The Company reused 2,026,355 shares as part of our Slate equity investment at an average cost of $.267 per share. The Company owns 627,900 shares at an average cost of $.323 per share as of March 31, 2008. The shares are valued using the cost method of accounting for treasury stock.

On January 18, 2008, the Company filed a registration statement on Form S-3 covering 7,870,355 shares, related to equity investments and convertible Debentures, which was declared effective by the SEC on February 1, 2008.

On March 14, 2008, Eric La Cara, a director, exercised stock options totaling 86,458 shares of common stock for $13,500 or $.156 per share.

During the fiscal year ended March 31, 2009, the following events occurred:

On April 1, 2008, the Company issued 200,000 shares of common stock to two consultants for financing and other services. The shares were valued at $.28 per share, the closing price on March 31, 2008.

On April 10, 2008, the Company signed definitive agreements and closed the 100% acquisition of Shift. The transaction was structured as a share exchange in which the Company issued 826,086 shares of its common stock at $.23 per share, the close price during the negotiations, totaling $190,000 plus a payment of $35,000. The transaction was valued at $225,000.

On April 16, 2008, the Company agreed to issue 120,000 shares of common stock to a consultant for investor relation services. The shares were valued at $.25 per share, the closing price on April 7, 2008, the date the agreement was reached.

On April 24, 2008 and May 8, 2008, the Company sold 1,000,000 and 1,500,000, shares of our common stock, respectively, to Michael Ning for $200,000 and $300,000, respectively, or $.20 per share. In connection with the purchase of the common stock, on May 8, 2008, the Company issued warrants for a total of 5,000,000 shares of common stock to Mr. Ning. The warrants are exercisable at $.20 per share and expire on May 7, 2013. The Company agreed to register the shares and warrants within two months after approval by NYSE AMEX market. The shares of common stock were issued to the accredited investors in a transaction that will be exempt from registration pursuant to Section 4(2) of the Securities Act, and/or Regulation D promulgated under the Securities Act.

On May 27, 2008, the Company acquired 100% of Asia Premier. The transaction was structured as a share exchange in which IA Global issued 1,250,000 shares of its common stock at $.24 per share, the close price during the negotiations, totaling $300,000; plus three Notes Payable totaling $268,000, which become due over the next nine months, and an earn-out capped at $50,000 based on profitability of the Asia Premier business over the next nine months. The transaction was valued at $618,000.

On June 3, 2008, the Company announced that it had closed a 20% equity investment in Taicom. The transaction between the Company and Taicom was structured as a share exchange in which the Company issued 26,000,000 shares of its common stock at $.20 per share, the close price during the negotiations in exchange for 1,389,750 Class B Preferred Shares of Taicom. The transaction was valued at $5,200,000.

On June 28, 2008, the Company converted $2,300,000 of debentures by issuing 7,666,579 shares of common stock. In addition, the Company issued an additional 5,862,734 shares during the three months ended December 31, 2008 based on the June 23-27, 2008 average closing price of $.22 per share less 25% due to the resetting of the pricing for these outstanding debentures. On September 22, 2008, the Company issued 463,658 shares of common stock to certain debenture holders related to the conversion of $78,822 of interest at $.17 per share.

On July 9, 2008, the Company filed a registration statement on Form S-3 covering 33,112,422 shares, related to equity investments, acquisitions and service agreements which was declared effective by the SEC on July 23, 2008.

On July 23, 2008, the Company issued 15,000 shares at $.20 per share or $3,000 to Anna Alioto, above the closing market price of $0.14 per share, for investor relation services.

On July 28, 2008, the Company issued warrants for a total of 1,900,000 shares of common stock to Mr. Ning related to the common stock he purchased on April 24, 2008 and May 8, 2008. The warrants are exercisable at $.17 per share and expire on July 27, 2013.

On July 31, 2008, the Company filed a shelf registration statement on Form S-3, which was declared effective by the SEC on August 7, 2008. This registration statement allows for the issuance of preferred stock, common stock and warrants valued up to $5 million, limited to no more than 33% of our public float in any twelve month period.

On August 21, 2008 and August 26, 2008, the Company sold 582,609 shares of common stock to Mr. La Cara, Mr. Ishii, Mr. Nelson and Ms. Towada for $66,962, or $0.11 per share, the closing market price on the day preceding the signing of the private placement memorandum.

On September 12, 2008, the Company issued 100,000 shares at $.10 per share to Financial West Investment Group, Inc., the closing market price on September 11, 2008, for financing and investor relation services.

On January 26, 2009, the Company sold 1,000,000 shares of common stock to Mr. Mark Gustavson for $50,000 or $0.05 per share, the closing market price during the negotiations of the subscription memorandum.

On February 3, 2009, the Company issued 750,000 warrants to acquire shares of common stock to the Sterling Group, Inc. for consulting services. The warrants are exercisable at $.05 per share and expire on February 2, 2012. On February 3, 2009, the Company issued 750,000 performance warrants to acquire shares of common stock to the Sterling Group, Inc. for consulting services. The warrants are exercisable at $.10 per share and expire on February 2, 2012. If registered, the warrants maybe called by the Company if the share price closes above $.20 for five days.

On February 3, 2009, the Company issued 250,000 warrants to acquire shares of common stock to Marc Page for consulting services. The warrants are exercisable at $.05 per share and expire on February 2, 2012. On February 3, 2009, the Company issued 250,000 performance warrants to acquire shares of common stock to Marc Page for consulting services. The warrants are exercisable at $.10 per share and expire on February 2, 2012.

The common stock was issued to the accredited investors in a transaction that will be exempt from registration pursuant to Section 4(2) of the Securities Act, and/or Regulation D promulgated under the Securities Act.

During the periods subsequent to March 31, 2009, the following events occurred:

On April 20, 2009, the Company agreed to issue 317 shares of ArqueMax Ventures, LLC Series Preferred Stock (“IAO Preferred Stock”) of the Company. The IAO Preferred Stock, $.01 par value, was sold at $1,000 per share, has a liquidation value of $317,000 and has no voting rights.

At AMV’s sole discretion, AMV may either (1) convert some or all of its IAO Preferred Stock into 12,800,000 shares of the Company’s common stock pro rata at $0.025 per share; or (2) exchange IAO Preferred Stock for 971,458 TaicomStock owned by the Company pro rata. The conversion of IAO Preferred Stock into Taicom Stock is automatically triggered in the case of certain events, including delisting from NYSE AMEX, bankruptcy or insolvency.

The Company recorded a deemed dividend of $192,000, upon the issuance of the Preferred Stock, due to the conversion price per share being below market on the date of issuance.

On May 12, 2009, the Company sold 600,000 shares of common stock to A to B Capital Special Situations Fund LP for $30,000 or $0.05 per share, the closing price on May 12, 2009, the date the subscription agreement was signed. On May 12, 2009, the Company issued warrants for a total of 428,571 shares of common stock to A to B Capital Special Situations Fund LP related to the common stock they purchased on May 12, 2009. The warrants are exercisable at $.07 per share, above the market price on May 12, 2009, and expire on May 14, 2012.

On May 21, 2009, the Company issued 750,000 performance warrants to acquire shares of common stock to the Sterling Group, Inc. for consulting services. The warrants are exercisable at $.10 per share and expire on May 20, 2012. If registered, the warrants may be called by the Company if the share price closes above $.20 for five days.

On May 21, 2009, the Company issued 250,000 performance warrants to acquire shares of common stock to Marc Page for consulting services. The warrants are exercisable at $.10 per share and expire on May 20, 2012.

On June 10, 2009, the Company sold 167,500 shares of common stock to Derek Schneideman, its Chief Executive Officer, for $10,050 or $0.06 per share, the closing price on June 10, 2009, the date the subscription agreement was signed.

On October 30, 2009, the Company agreed to issue 4,000,000 shares based on the $120,000 in funded under the June 8, 2009 Services Agreement with AMV.

On November 4, 2009, the Company sold 600,000 shares of common stock to AIM Capital Corporation for $24,000 or $0.04 per share, the closing price on November 4, 2009, the date the subscription agreement was signed.

The common stock was issued to the accredited investors in a transaction that will be exempt from registration pursuant to Section 4(2) of the Securities Act, and/or Regulation D promulgated under the Securities Act.

Private Placement with Inter Asset Japan LBO No 1 Fund

On August 2, 2009, the Company entered into a Stock Purchase Agreement (“Agreement 1”) with Inter Asset Japan LBO No 1 Fund, an existing shareholder of the Company (the “Shareholder”). Under the terms of the Agreement 1, the Company agreed to issue and sell to the Shareholder 1,500,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, for an aggregate purchase price of $60,000, or $0.04 per share (the “Purchase Price”). The Company issued and sold the Shares to the Shareholder in reliance on the exemption from the registration requirements set forth in the Securities Act of 1933 (the “Securities Act”) provided under Section 4(2) of the Securities Act and Regulation D promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act.

Agreement 1 contains certain representations and warranties of the Shareholder and the Company, including customary investment-related representations provided by the Shareholder, as well as acknowledgements by the Shareholder that it has reviewed certain disclosures of the Company (including the periodic reports that the Company has filed with the SEC) and that the Company’s issuance of the Shares has not been registered with the SEC or qualified under any state securities laws. The Company provided customary representations regarding, among other things, its organization, capital structure, subsidiaries, disclosure reports, absence of certain legal or governmental proceedings, financial statements, tax matters, insurance matters, real property and other assets, and compliance with applicable laws and regulations.

Agreement 1 also grants the Shareholder registration rights that it may exercise at its option and provides the Shareholder with a right of first offer if the Company proposes to issue securities in the future (subject to certain customary exceptions). Finally, the Shareholder has the right to demand that the Company redeem all or any portion of the Shares at any time on or after October 31, 2009, for a redemption price equal to the greater of the Purchase Price or the listed market price for the Company’s common stock as of the redemption date.

On August 17, 2009, the Company entered into a Stock Purchase Agreement (“Agreement 2”) with Inter Asset Japan LBO No 1 Fund. Under the terms of Agreement 2, the Company agreed to issue and sell to the Shareholder 5,000,000 shares of our common stock for an aggregate purchase price of $200,000, or $0.04 per share.

Also under the terms of the Agreement, the Shareholder has committed to purchase, and the Company agreed to issue and sell to the Shareholder, additional shares of the Company’s common stock in accordance with the following schedule:

•	2,500,000 shares at a purchase price of US$.04 per share, or an aggregate price of US$100,000 on or before September 4, 2009.
•	1,250,000 shares at a purchase price of US$.04 per share, or an aggregate price of US$50,000 on or before September 18, 2009.
•

50,000,000 shares at a purchase price of US$.04 per share, or an aggregate price of US$2,000,000 on or before November 10, 2009. To date, the Company has received $100,000 and now expects to receive the remaining $1,900,000 on or before December 15, 2009. Further, the Company expects that a total of $300,000 of the funds can be used for working capital and the remaining $1,700,000 can be used for investments.

The Shareholder’s obligation to purchase the foregoing shares by the date specified is conditioned upon the representations and warranties of the Company contained in Agreement 2 being accurate as of the date of such closing.

Finally, the Shareholder has the option, but not the obligation, to purchase, on or before December 31, 2009, an additional 50,000,000 shares of Common Stock at a purchase price of US$.04 per share, or an aggregate price of US$2,000,000.

The Company issued and sold the shares of common stock to the Shareholder in reliance on the exemption from the registration requirements set forth in the Securities Act of 1933 (the “Securities Act”) provided under Section 4(2) of the Securities Act and Regulation D promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act.

Agreement 2 contains certain representations and warranties of the Shareholder and the Company, including customary investment-related representations provided by the Shareholder, as well as acknowledgements by the

Shareholder that it has reviewed certain disclosures of the Company (including the periodic reports that the Company has filed with the SEC) and that the Company’s issuance of the shares has not been registered with the SEC or qualified under any state securities laws. The Company provided customary representations regarding, among other things, its organization, capital structure, subsidiaries, disclosure reports, absence of certain legal or governmental proceedings, financial statements, tax matters, insurance matters, real property and other assets, and compliance with applicable laws and regulations.

Agreement 2 also grants the Shareholder registration rights that it may exercise at its option and provides the Shareholder with a right of first offer if the Company proposes to issue securities in the future (subject to certain customary exceptions).

Equity Line of Credit Transaction with Ascendiant Capital Group, LLC

On September 29, 2009, the Company entered into a Securities Purchase Agreement with Ascendiant Capital Group, LLC (“Ascendiant”), pursuant to which Ascendiant agreed to purchase up to $5,000,000 worth of shares of the Company’s common stock from time to time over a 24-month period, provided that certain conditions are met. The financing arrangement entered into by IA Global and Ascendiant is commonly referred to as an “equity line of credit” or an “equity drawdown facility.”

Under the terms of the Securities Purchase Agreement, Ascendiant will not be obligated to purchase shares of IA Global’s common stock unless and until certain conditions are met, including but not limited to (i) approval of the transaction by the NYSE Amex, and (ii) the Company files by November 13, 2009 and the Securities and Exchange Commission (the “SEC”) declares effective by January 27, 2010 a Registration Statement on Form S-1 (the “Registration Statement”) registering Ascendiant’s resale of any shares purchased by it under the equity drawdown facility. The customary terms and conditions associated with Ascendiant’s registration rights are set forth in a Registration Rights Agreement that was also entered into by the parties on September 29, 2009.

If and when the SEC declares the Registration Statement effective, IA Global will have the right to sell and issue to Ascendiant, and Ascendiant will be obligated to purchase from IA Global, up to $5,000,000 worth of shares of the Company’s common stock over a 24-month period beginning on such date (the “Commitment Period”). IA Global will be entitled to sell such shares from time to time during the Commitment Period by delivering a draw down notice to Ascendiant. In such draw down notices, IA Global will be required to specify the dollar amount of shares that it intends to sell to Ascendiant, which will be spread over a nine-trading-day pricing period. For each draw, IA Global will be required to deliver the shares sold to Ascendiant in three installments (following the third, sixth and ninth trading days in the pricing period, respectively). Ascendiant is entitled to liquidated damages in connection with certain delays in the delivery of its shares.

The Securities Purchase Agreement also provides for the following terms and conditions:

•	Purchase Price - 90% of IA Global’s volume-weighted average price (“VWAP”).
•

Threshold Price - IA Global may specify a price below which it will not sell shares during the applicable nine-trading-day pricing period. If the purchase price falls below the threshold price on any day(s) during the pricing period, such day(s) will be removed from the pricing period (and Ascendiant’s investment amount will be reduced by 1/9 for each such day).

•

Maximum Draw - 15% of IA Global’s total trading volume for the 10-trading-day period immediately preceding the applicable draw down, times the average VWAP during such period (but in no event more than $250,000).

•	Minimum Draw - None.
•	Minimum Time Between Draw Down Pricing Periods - Two trading days.
•	Minimum Use of Facility - IA Global is obligated to sell at least $1,000,000 worth of shares of its common stock to Ascendiant during the Commitment Period.
•

Commitment Fees - Upon AMEX approval, IA Global will be obligated to issue 2,371,917 shares of its common stock to Ascendiant ($125,000 worth of shares based on the Company’s closing bid price on the trading day immediately prior to the date of the Securities Purchase Agreement). If and when the SEC declares the Registration Statement effective, IA Global will be obligated to issue another $125,000 worth of shares of its common stock in four installments over a period of 90 days following the effectiveness date.

•

Other Fees and Expenses - IA Global has agreed to pay $10,000 to Ascendiant’s legal counsel for the legal fees and expenses it incurred in connection with negotiating and documenting the equity line of credit. Pursuant to separate agreements, IA Global has also agreed to pay an aggregate of 3.0% in finder’s fees (to be paid in connection with each draw down).

•

Indemnification - Ascendiant is entitled to customary indemnification from IA Global for any losses or liabilities it suffers as a result of any breach by IA Global of any provisions of the Securities Purchase Agreement, or as a result of any lawsuit brought by any stockholder of IA Global (except stockholders who are officers, directors or principal stockholders of IA Global).

•

Conditions to Ascendiant’s Obligation to Purchase Shares - Trading in IA Global’s common stock must not be suspended by the SEC or the NYSE Amex (or other applicable trading market); IA Global must not have experienced a material adverse effect; all liquidated damages and other amounts owing to Ascendiant must be paid in full; the Registration Statement must be effective with respect to Ascendiant’s resale of all shares purchased under the equity drawdown facility; there must be a sufficient number of authorized but unissued shares of IA Global common stock; and the issuance must not cause Ascendiant to own more than 9.99% of the then outstanding shares of IA Global common stock, or more than 19.9% of the number of shares of common stock outstanding on September 29, 2009 to have been issued under the equity drawdown facility (without shareholder approval).

•

Termination - The Securities Purchase Agreement will terminate if IA Global’s common stock is not listed on one of several specified trading markets (which include the NYSE Amex, OTC Bulletin Board and Pink Sheets, among others); if IA Global files for protection from its creditors; or if the Registration Statement is not declared effective by the SEC by June 29, 2010. IA Global may terminate the Securities Purchase Agreement if Ascendiant fails to fund a draw down within 10 trading days after the end of the applicable settlement period, or if the SEC provides comments on the Registration Statement requiring certain changes in the transaction structure and/or documents.

The Securities Purchase Agreement also contains certain representations and warranties of IA Global and Ascendiant, including customary investment-related representations provided by Ascendiant, as well as acknowledgements by Ascendiant that it has reviewed certain disclosures of the Company (including the periodic reports that the Company has filed with the SEC) and that the Company’s issuance of the shares has not been registered with the SEC or qualified under any state securities laws. IA Global provided customary representations regarding, among other things, its organization, capital structure, subsidiaries, disclosure reports, absence of certain legal or governmental proceedings, financial statements, tax matters, insurance matters, real property and other assets, and compliance with applicable laws and regulations. IA Global’s representations and warranties are qualified in their entirety (to the extent applicable) by the Company’s disclosures in the reports it files with the SEC. IA Global also delivered confidential disclosure schedules qualifying certain of its representations and warranties in connection with executing and delivering the Securities Purchase Agreement.

The shares to be issued by IA Global to Ascendiant under the Securities Purchase Agreement will be issued in private placements in reliance upon the exemption from the registration requirements set forth in the Securities Act of 1933 (the “Securities Act”) provided for in Section 4(2) of the Securities Act, and the rules promulgated by the SEC thereunder.

Item 16. Exhibits

See the “Exhibit Index” immediately below the signature page to this Registration Statement.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)         To include any Registration Statement required by Section 10(a)(3) of the Securities Act;

(ii)        To reflect in the Registration Statement any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Registration Statement filed with the SEC pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)        That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)        That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser.

(i)         If the registrant is relying on Rule 430B:

(A)       Each Registration Statement filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed Registration Statement was deemed part of and included in the registration statement; and

(B)       Each Registration Statement required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of Registration Statement is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the Registration Statement. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that Registration Statement relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or Registration Statement that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Registration Statement that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or Registration Statement that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)        If the registrant is subject to Rule 430C, each Registration Statement filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Registration Statement filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Registration Statement that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Registration Statement that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Registration Statement that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)        That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)         Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)        Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)       Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on December 9, 2009.

IA GLOBAL, INC.

By:	/s/ Brian Hoekstra Brian Hoekstra Chief Executive Officer

Each person whose signature appears below hereby constitutes and appoints Brian Hoekstra or Mark Scott, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including, without limitation, post-effective amendments) to this registration statement and any subsequent registration statement filed by the registrant pursuant to Rule 462 (b) of the Securities Act of 1933, as amended, which relates to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement and power of attorney has been signed on this 9th day of December, 2009 by the persons and in the capacities indicated below.

Signature	Title

/s/ Brian Hoekstra Brian Hoekstra	Director and Chief Executive Officer (Principal Executive Officer)

/s/ Mark Scott Mark Scott	Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ Michael Garnreiter Michael Garnreiter	Independent Director

/s/ Jack Henry Jack Henry	Independent Director

/s/ Greg LeClaire Greg LeClaire	Independent Director

/s/ Ryuhei Senda Ryuhei Senda	Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Certificate of Incorporation of IA Global, Inc. dated July 10, 2007. (2)
3.2	Amended and Restated Bylaws of IA Global, Inc. dated July 29, 2008. (3)
3.3	Certificate of Designation of Preferences and Rights of the Registrant’s Series A Convertible Preferred Stock. (4)
3.4	Certificate of Designation of Preferences and Rights of the Registrant’s Series B Convertible Preferred Stock. (5)
3.5	Certificate of Designations, Rights and Preferences of the Series A-1 Preferred Stock of IA Global, Inc. dated October 18, 2006. (6)
3.6	Certificate Eliminating Reference to a Series B Convertible Preferred Shares of Stock from the Certificate of Incorporation of IA Global, Inc. dated October 18, 2006. (6)
3.7	Certificate Eliminating Reference to a Series A-1 Convertible Preferred Shares of Stock from the Certificate of Incorporation of IA Global, Inc. dated March 29, 2007. (7)
3.8	Certificate of Designations, Rights and Preferences of the ArqueMax Ventures, LLC Series Preferred Stock of IA Global, Inc. dated April 20, 2009. (10)
4.1	Specimen of Stock Certificate. (8)
4.2	IA Global, Inc. 2007 Incentive Plan, as amended. (9) *
4.3	1999 and 2000 Stock Option Plans. (11) *
5.1	Opinion of Snell & Wilmer L.L.P. (filed herewith)
10.1

Outsource Business Services Agreement dated December 28, 2006 by and between Global Hotline, Inc. and KDDI Network and Solutions, Inc. Appendix to Outsource Business Services Agreement dated December 28, 2006 between Global Hotline, Inc. and KDDI Network and Solutions, Inc. (Translated From Japanese). (12) +

10.2	Articles of Agreement, dated August 8, 2007, by Inforidge Co Ltd (Translated From Japanese). (13)
10.3	Agency Agreement for Offering Life Insurance, dated July 7, 2007, by and between Inforidge Co Ltd and American Life Insurance. (Translated From Japanese). (13)
10.4	Call Center Service Agency Agreement, dated May 21, 2007, by and between IA Partners Co Ltd and NTT Co Ltd. (Translated From Japanese). (3)
10.5	Attachment Agreement, dated May 21, 2007, by and between IA Partners Co Ltd and NTT Co Ltd. (Translated From Japanese). (3)
10.6	Confidentiality Agreement, dated May 21, 2007, by and between IA Partners Co Ltd and NTT Co Ltd. Co Ltd. (Translated From Japanese). (3)
10.7	Covenant for Data Management, dated May 21, 2007, by IA Partners Co Ltd. (Translated From Japanese). (3)
10.8	Outbound Telemarketing Program, dated November 30, 2007, by and between Inforidge Co Ltd and American Life Insurance Company (Translated From Japanese). (14)
10.9	Partner Contract dated December 22, 2005 between IA Partners Co Ltd and Internet Service Partners (Translated From Japanese). (15)
10.10	Agency Contract, dated April 14, 2006, by and between Japan Telecom Invoicing, Inc. and Global Hotline, Inc. (Translated From Japanese). (16)
10.11	Agency Ordering Agreement, dated May 10, 2006, by and between IA Partners Co Ltd and AFLAC Co Ltd. (Translated From Japanese). (17)
10.12	Business Agency Contract, dated May 10, 2006, by and between IA Partners Co Ltd and AFLAC Co Ltd. (Translated From Japanese). (17)
10.13	Financial Support for Direct Marketing Agreement, by and between IA Partners Co Ltd and AFLAC Co Ltd. (Translated From Japanese). (18) +
10.14	Call Center Usage Facility Agreement, dated January 10, 2008, by and between IA Partners Co Ltd and OMC Card, Inc. (Translated From Japanese). (14)
10.15	Basic Agreement, dated January 10, 2008, by and between Inforidge Co Ltd and OMC Card, Inc. (Translated From Japanese). (14)
10.16	Amendment to Binding Term Sheet dated April 16, 2008, by and between IA Global, Inc. and the sellers of Asia Premier Business Suites, Inc. (20)
10.17	Amendment Agreement, dated April 25, 2008, by and between IA Global, Inc. and Esprit Co Ltd. (21)
10.18	Request For Use of Overdraft Facility dated April 30, 2008, by and between Global Hotline, Inc. and Mitsui Sumitomo Banking Corporation (Translated From Japanese). (21)

Exhibit No.	Description of Exhibit

10.19	Deed of Variation, dated April 24, 2008, by and between IA Global, Inc. and Frontier Mortgages Pty Ltd. (21)
10.20	Request For Loan With Draft Loan (Change), dated April 24, 2008, by and between IA Partners, Inc. and Mitsui Sumitomo Co Ltd. (Translated From Japanese). (22)
10.21	Subscription Agreement, dated April 24, 2008, by and between IA Global, Inc. and Michael Ning. (22)
10.22	Subscription Agreement, dated May 8, 2008, by and between IA Global, Inc. and Michael Ning. (22)
10.23	Form of Warrant, dated May 8, 2008, by and between IA Global, Inc. and Michael Ning. (22)
10.24	Form of Warrant, dated May 8, 2008, by and between IA Global, Inc. and Michael Ning. (22)
10.25	Restricted Stock Agreement, dated April 27, 2008, by and between IA Global, Inc. and Mark Scott. (22) *
10.26	Restricted Stock Agreement, dated May 16, 2008, by and between IA Global, Inc. and Derek Schneideman. (19) *
10.27	CEO Compensation/Bonus Package, dated May 16, 2008, by and between IA Global, Inc. and Derek Schneideman. (23) *
10.28	Share Exchange Agreement, dated May 27, 2008, by and between IA Global, Inc. and Asia Premier Executive Suites, Inc., Jonathan Miller and Renee Rilloraza. (24)
10.29	Notes Payable for $100,000, dated May 27, 2008, by and between IA Global, Inc. and Jonathan Miller and Renee Rilloraza. (24)
10.30	Notes Payable for $131,000, dated May 27, 2008, by and between IA Global, Inc. and Jonathan Miller and Renee Rilloraza. (24)
10.31	Notes Payable for $37,000, dated May 27, 2008, by and between IA Global, Inc. and Jonathan Miller and Renee Rilloraza. (24)
10.32	Share Exchange Agreement, dated June 3, 2008, by and between IA Global, Inc. and Taicom Securities Co Ltd. (25)
10.33	CFO Compensation/Bonus Package, dated May 16, 2008, by and between IA Global, Inc. and Mark Scott. (23) *
10.34	Loan Agreement, dated June 4, 2008, by and between Global Hotline, Inc and Mizuho Bank Co Ltd. (Translated From Japanese) (19)
10.35	Request For Loan With Draft Loan (Change), dated June 19, 2008, by and between IA Partners, Inc. and Mitsui Sumitomo Co Ltd. (Translated From Japanese) (19)
10.36	Form of Warrant, dated July 28, 2008, by and between IA Global, Inc. and Michael Ning. (27)
10.37	KDDI AU Cell Phone Service Contract, dated April 1, 2008 between Global Hotline, Inc. and KDDI, Inc. (Translated From Japanese) (27) +
10.38	KDDI AU Cell Service Agreement, dated April 1, 2008 between Global Hotline, Inc. and KDDI, Inc. (Translated From Japanese) (27) +
10.39	Share Exchange Agreement, dated April 10, 2008, by and between IA Global, Inc. and P. Scott Valley and John Engel. (26)
10.40	Services Agreement, dated April 10, 2008, by and between IA Global, Inc. and IA Global, Inc. and Paper.com LLC. (26)
10.41	Loan Agreement dated August 1, 2008 by and between Global Hotline, Inc. and Mitsui Sumitomo Banking Corporation. (Translated From Japanese) (3)
10.42	Contract on Sales by and between Global Hotline, Inc. and KDDI Corporation. (Translated From Japanese) (3) +
10.43	Business Consignment Agreement by and between Global Hotline, Inc. and KDDI Corporation. (Translated From Japanese) (3) +
10.44	Amendment to Monetary Loan Agreement dated September 5, 2008 by and between IA Partners, Inc. and Mitsui Sumitomo Bank Co Ltd. (Translated From Japanese) (3)
10.45	Amendment to Monetary Loan Agreement dated September 5, 2008 by and between IA Partners, Inc. and Mitsui Sumitomo Bank Co Ltd. (Translated From Japanese) (3)
10.46	Memorandum Concerning Mail Order Support Program dated October 21, 2008 by and between IA Partners, Inc. and AFLAC. (Translated From Japanese) (33) +
10.47	Special Contract Agreement signed October 2008 and dated August 2008 by and between IA Partners, Inc. and AFLAC. (Translated from Japanese) (33) +
10.48	Business Processing and Marketing Services Agreement dated January 9, 2009 by and between IA Global, Inc. and HTMT Global Solutions Limited. (28)
10.49	Contract on Sales by and between Global Hotline, Inc. and KDDI Corporation. (Translated From Japanese) (3)

Exhibit No.	Description of Exhibit

10.50	Business Consignment Agreement by and between Global Hotline, Inc. and KDDI Corporation. (Translated From Japanese) (3)
10.51	Non-Binding Term Sheet dated December 8, 2008 from Golden Century Wealth Investment (HK) Ltd. (30)
10.52	Amendment to Share Exchange Agreement dated December 12, 2008 by and between IA Global, Inc. and Taicom Securities Co Ltd. (31)
10.53	Form of Performance Warrant dated December 12, 2008 by and between IA Global, Inc. and Michael Ning. (31)
10.54	Amendment to Golden Century Wealth Investment (HK) Ltd Non-Binding Term Sheet dated December 8, 2008 by and between IA Global, Inc. and Golden Century Wealth Investment (HK) Ltd. (32)
10.55	Money Loan dated December 15, 2009 by and between Global Hotline, Inc. and Globacks Co Ltd. Translated From Japanese (33)
10.56	Loan Rate Change Agreement dated February 5, 2009 by and between Global Hotline, Inc. and Mitsui Sumitomo Bank Co Ltd. (Translated From Japanese) (1)
10.57	Loan Rate/ Discharge Method/ Interest Payment Method Agreement dated February 6, 2009 by and between Global Hotline, Inc. and Mitsui Sumitomo Bank Co Ltd. (Translated From Japanese) (1)
10.58	Loan Rate/ Discharge Method/ Interest Payment Method Agreement dated February 6, 2009 by and between IA Partners, Inc. and Mitsui Sumitomo Bank Co Ltd. (Translated From Japanese) (1)
10.59	Business Assignment Agreement Concerning Myline and Myline Plus dated January 15, 2009 by and between Global Hotline, Inc. and KDDI Corporation. (Translated From Japanese) (1)+
10.60	Contract on Entrusting Sales concerning AU Corporate Cellphone Services dated January 15, 2009 by and between Global Hotline, Inc. and KDDI Corporation. (Translated From Japanese) (1) +
10.61	Business Assignment Contract dated January 28, 2009 by and between Global Hotline, Inc. and KDDI Corporation. (Translated From Japanese) (1) +
10.62	Loan Agreement dated February 25, 2009 by and between Global Hotline, Inc and subsidiaries and officers and directors of Global Hotline, Inc. and H Capital, Inc. (Translated from Japanese) (1)
10.63	Contract of Security of Transferred Shares dated February 25, 2009 by and between IA Global, Inc. and H Capital, Inc.(Translated from Japanese) (1)
10.64	Loan Agreement dated February 25, 2009 by and between Global Hotline, Inc. and subsidiaries and officers and directors of Global Hotline, Inc. and H Capital, Inc. (Translated from Japanese) (1)
10.65	Loan Agreement dated February 27, 2009 by and between Global Hotline, Inc. and subsidiaries and officers and directors of Global Hotline, Inc. and H Capital, Inc. (Translated from Japanese) (1)
10.66	Loan Agreement dated April 24, 2009 by and between Kyo Nagae and Global Hotline, Inc. and subsidiaries H Capital, Inc. (Translated from Japanese) (1)
10.67	Amendment to Golden Century Wealth Investment (HK) Ltd Non-Binding Term Sheet dated March 2, 2009 by and between IA Global, Inc. and Golden Century Wealth Investment (HK) Ltd. (34)
10.68	Amendment to Share Exchange Agreement dated March 6, 2009 by and between IA Global, Inc. and Erik Gain and Peter Wilson. (34)
10.69	Amendment to Share Exchange Agreement dated April 1, 2009 by and between IA Global, Inc., Taicom Securities Co Ltd and ArqueMax Ventures, LLC. (35)
10.70	Form of Performance Warrant dated April 1, 2009 by and between IA Global, Inc. and Michael Ning. (35)
10.71	Services Agreement dated April 1, 2009 by and between IA Global, Inc. and ArqueMax Ventures , LLC. (35)
10.72	Application Form for (Change to) Loan on Bills dated March 31, 2009 by and between Global Hotline, Inc. and Mitsui Sumitomo Bank Co Ltd. (Translated From Japanese) (1)
10.73	Application Form for (Change to) Loan on Bills dated March 31, 2009 by and between IA Partners, Inc. and Mitsui Sumitomo Bank Co Ltd. (Translated From Japanese) (1)
10.74	Application Form for (Change to) Loan on Bills dated April 23, 2009 by and between Global Hotline, Inc. and Mitsui Sumitomo Bank Co Ltd. (Translated From Japanese) (1)
10.75	Application Form for (Change to) Loan on Bills dated April 23, 2009 by and between IA Partners, Inc. and Mitsui Sumitomo Bank Co Ltd. (Translated From Japanese) (1)
10.76	Extension of Services Agreement dated May 31, 2009 by and between IA Global, Inc. and ArqueMax Ventures , LLC. (36)
10.77	Services Agreement dated June 8, 2009 by and between IA Global, Inc. and ArqueMax Ventures, LLC. (38)
10.78	Form of Performance Warrant dated June 2, 2009, but effective June 8, 2009 by and between IA Global, Inc. and ArqueMax Ventures , LLC. (38)

Exhibit No.	Description of Exhibit

10.79	Application Form for (Change to) Loan on Bills dated June 30, 2009 by and between IA Partners, Inc. and Mitsui Sumitomo Bank Co Ltd. (Translated From Japanese) (1)
10.80	Application Form for (Change to) Loan on Bills dated June 30, 2009 by and between Global Hotline, Inc. and Mitsui Sumitomo Bank Co Ltd. (Translated From Japanese) (1)
10.81	Loan Rate/ Discharge Method/ Interest Payment Method Agreement dated June 22, 2009 by and between IA Partners, Inc. and Mitsui Sumitomo Bank Co Ltd. (Translated From Japanese) (1)
10.82	Monetary Loan Agreement dated June 22, 2009 by and between IA Partners, Inc. and Mitsui Sumitomo Bank Co Ltd. (Translated From Japanese) (1)
10.83	Agreement on Change to Loan Contract by and between Global Hotline, Inc. and Mitsui Sumitomo Bank Co Ltd. (Translated From Japanese) (1)
10.84	Consent Form dated April 7, 2008 and September 1, 2008 by and between Global Hotline, Inc. and SG Telecom, Inc. and Softbank Telecom Co Ltd. (1) +
10.85	Loan Agreement dated October 14, 2008 by and between Global Hotline, Inc. and KT Factory Ltd (1)
10.86	Form of Warrant (No. W-11) for the Purchase of 428,571 shares of IA Global, Inc. Common Stock issued on May 15, 2009 to A to B Capital Special Situations Fund LP (filed herewith)
10.87	Subscription Agreement dated June 10, 2009 by and between IA Global, Inc. and Derek Schneideman (filed herewith)
10.88	Form of Warrant (No. W-7) for the Purchase of 750,000 shares of IA Global, Inc. Common Stock issued on February 3, 2009 to The Sterling Group (filed herewith)
10.89	Form of Performance Warrant (No. W-8) for the Purchase of 750,000 shares of IA Global, Inc. Common Stock issued on February 3, 2009 (as amended on May 12, 2009) to The Sterling Group (filed herewith)
10.90	Form of Performance Warrant (No. W-12) for the Purchase of 750,000 shares of IA Global, Inc. Common Stock issued on May 21, 2009 to The Sterling Group (filed herewith)
10.91	Form of Warrant (No. W-9) for the Purchase of 250,000 shares of IA Global, Inc. Common Stock issued on February 3, 2009 to Marc Page (filed herewith)
10.92	Form of Performance Warrant (No. W-10) for the Purchase of 250,000 shares of IA Global, Inc. Common Stock issued on February 3, 2009 (as amended on May 12, 2009) to Marc Page (filed herewith)
10.93	Form of Performance Warrant (No. W-13) for the Purchase of 250,000 shares of IA Global, Inc. Common Stock issued on May 21, 2009 to Marc Page (filed herewith)
10.94	Stock Purchase Agreement dated August 2, 2009 by and between IA Global, Inc. and Inter Asset Japan LBO No. 1 Fund (filed herewith)
10.95	Stock Purchase Agreement dated August 17, 2009 by and between IA Global, Inc. and Inter Asset Japan LBO No. 1 Fund (filed herewith)
10.96	Form of Warrant (No. W-5) for the Purchase of 1,900,000 shares of IA Global, Inc. Common Stock issued on July 28, 2008 (as amended on April 8, 2009) to ArqueMax Ventures, LLC (filed herewith)
10.97

Form of Performance Warrant (No. W-6) for the Purchase of 3,591,250 shares of IA Global, Inc. Common Stock issued on December 12, 2008 (as amended on April 1, 2009 and April 8, 2009) to ArqueMax Ventures, LLC (filed herewith)

10.98	Securities Purchase Agreement dated September 29, 2009 by and between IA Global, Inc. and Ascendiant Capital Group, LLC (filed herewith)
10.99	Registration Rights Agreement dated September 29, 2009 by and between IA Global, Inc. and Ascendiant Capital Group, LLC (filed herewith)
10.100	Subscription Agreement dated November 4, 2009 by and between IA Global, Inc. and AIM Capital Corporation (filed herewith)
21.1	Subsidiaries of the Registrant (1)
23.1	Consent of Sherb and Co., LLP (filed herewith)
24.1	Power of Attorney (included on the signature page of this registration statement)
99.1	The audited financial statements of Taicom Securities Co Ltd as of March 31, 2008, 2007 and 2006, respectively, and for the respective years then ended. (29)
99.2

The unaudited Pro Forma Combined Condensed Consolidated Balance Sheet, with Taicom Securities Co Ltd, as of March 31, 2008, and the unaudited Pro Forma Combined Consolidated Statement of Operations of the Company, with Taicom, for the year ended March 31, 2008, and the three months ended June 30, 2008. (29)

99.3	The audited financial statements of Taicom Securities Co Ltd as of March 31, 2009 (1)

__________________

*  Indicates management contract or compensatory plan.

+  Certain confidential material contained in the document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended or Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

__________________

(1)	Filed as an exhibit to Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009 and filed on September 3, 2009, and incorporated herein by reference.
(2)	Filed as an exhibit to Registrant’s Quarterly Report on Form 10-Q for the period ending June 30, 2007, and filed on August 20, 2007, and incorporated herein by reference.
(3)	Filed as an exhibit to Registrant’s Quarterly Report on Form 10-Q/A for the period ending September 30, 2008, and filed on November 20, 2008, and incorporated herein by reference.
(4)	Filed as an exhibit to Registrant’s Current Report on Form 8-K filed on November 8, 2001, and incorporated herein by reference.
(5)	Filed as an exhibit to Registrant’s Quarterly Report on Form 10-Q for the period ending March 31, 2006 and filed on May 15, 2006, and incorporated herein by reference.
(6)	Filed as an exhibit to Registrant’s Current Report on Form 8-K, dated October 19, 2006 and filed on October 24, 2006, and incorporated herein by reference.
(7)	Filed as an exhibit to Registrant’s Current Report on Form 8-K filed on March 30, 2007, and incorporated herein by reference.
(8)	Filed as an exhibit to Registrant’s Registration Statement on Form S-1, as amended (File No. 333-71733), and incorporated herein by reference.
(9)	Filed as Exhibit 4.1 to the Company’s Form S-8 filed on September 5, 2008, and incorporated herein by reference.
(10)	Filed as an exhibit to Registrant’s Current Report on Form 8-K filed on April 20, 2009, and incorporated herein by reference.
(11)	Filed as an exhibit to Registrant’s From S-8, dated June 21, 2004, and incorporated herein by reference.
(12)	Filed as an exhibit to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and filed on April 2, 2007, and incorporated herein by reference.
(13)	Filed as an exhibit to Registrant’s Current Report on Form 8-K/A filed on August 30, 2007, and incorporated herein by reference.
(14)	Filed as an exhibit to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007 and filed on April 15, 2008, and incorporated herein by reference.
(15)	Filed as an exhibit to Registrant’s Annual Report on Form 10-K, dated April 17, 2006 and filed April 17, 2006, and incorporated herein by reference.
(16)	Filed as an exhibit to Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 and filed May 15, 2006, and incorporated herein by reference.
(17)	Filed as an exhibit to Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 and filed on August 11, 2006, and incorporated herein by reference.
(18)	Filed as an exhibit to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006 and filed on April 2, 2007, and incorporated herein by reference.
(19)	Filed as an exhibit to Registrant’s Transition Annual Report on Form 10-K for the year ended March 31, 2008 and filed on July 15, 2008, and incorporated herein by reference.
(20)	Filed as an exhibit to Registrant’s Current Report on Form 8-K, dated April 16, 2008 and filed on April 18, 2008, and incorporated herein by reference.
(21)	Filed as an exhibit to Registrant’s Current Report on Form 8-K, dated April 24, 2008 and filed on April 30, 2008, and incorporated herein by reference.
(22)	Filed as an exhibit to Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 and filed May 15, 2008, and incorporated herein by reference.
(23)	Filed as an exhibit to Registrant’s Current Report on Form 8-K, dated May 16, 2008 and filed on May 20, 2008, and incorporated herein by reference.
(24)	Filed as an exhibit to Registrant’s Current Report on Form 8-K, dated May 27, 2008 and filed on June 2, 2008, and incorporated herein by reference.
(25)	Filed as an exhibit to Registrant’s Current Report on Form 8-K, dated June 3, 2008 and filed on June 5, 2008, and incorporated herein by reference.

(26)	Filed as an exhibit to Registrant’s Current Report on Form 8-K, dated April 10, 2008 and filed on April 14, 2008, and incorporated herein by reference.
(27)	Filed as an exhibit to Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 and filed August 19, 2008, and incorporated herein by reference.
(28)	Filed as an exhibit to Registrant’s Current Report on Form 8-K, dated January 9, 2009 and filed on January 9, 2009, and incorporated herein by reference.
(29)	Filed as an exhibit to Registrant’s Current Report on Form 8-K/A, dated June 3, 2008 and filed on November 3, 2008, and incorporated herein by reference.
(30)	Filed as an exhibit to Registrant’s Current Report on Form 8-K, dated December 17, 2008 and filed on December 17, 2008, and incorporated herein by reference.
(31)	Filed as an exhibit to Registrant’s Current Report on Form 8-K, dated December 12, 2008 and filed on December 17, 2008, and incorporated herein by reference.
(32)	Filed as an exhibit to Registrant’s Current Report on Form 8-K, dated February 4, 2009 and filed on February 9, 2009 and incorporated herein by reference.
(33)	Filed as an exhibit to Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2008 and filed on February 23, 2009, and incorporated herein by reference.
(34)	Filed as an exhibit to Registrant’s Current Report on Form 8-K, dated March 2, 2009 and filed on March 11, 2009, and incorporated herein by reference.
(35)	Filed as an exhibit to Registrant’s Current Report on Form 8-K, dated April 1, 2009 and filed on April 6, 2009, and incorporated herein by reference.
(36)	Filed as an exhibit to Registrant’s Current Report on Form 8-K, dated May 31, 2009 and filed on June 4, 2009, and incorporated herein by reference.
(37)	Filed as an exhibit to Registrant’s Current Report on Form 8-K, dated June 8, 2009 and filed on June 10, 2009 and incorporated herein by reference.
(38)	Filed as an exhibit to Registrant’s Current Report on Form 8-K, dated July 14, 2009 and filed on July 15, 2009 and incorporated herein by reference.